UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CONDOR HOSPITALITY TRUST, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONDOR HOSPITALITY TRUST, INC.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

To the Shareholders of Condor Hospitality Trust, Inc.:

You are cordially invited to attend a special meeting of shareholders of Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”), to be held on September 23, 2019, at 10:00 a.m., local time, at Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022.

The Board of Directors of the Company has approved an Agreement and Plan of Merger, dated as of July 19, 2019 (the “merger agreement”), by and among the Company, Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”), NHT Operating Partnership LLC, a Delaware limited liability company (the “Parent”), NHT REIT Merger Sub, LLC, a Delaware limited liability company (the “Merger Sub”), and NHT Operating Partnership II, LLC, a Virginia limited liability company (“Merger OP” and, together with Parent and Merger Sub, the “Parent Parties”). Pursuant to the merger agreement, Parent will acquire the Company through (1) a merger of Merger Sub with and into the Company, with the Company surviving the merger (the “Company merger”), and (2) a merger of Merger OP with and into the Operating Partnership, with Merger OP surviving the merger (the “Partnership merger”, and with the Company merger, the “mergers”). The obligations of the Company and Parent to complete the mergers are subject to the satisfaction or waiver of certain customary conditions (including the applicable approvals of the Company’s shareholders), which are set forth in the merger agreement.

At the special meeting you will be asked to consider and vote upon the following (except that holders of the Company’s 6.25% Series E Cumulative Convertible preferred stock (“Series E preferred stock”) will only be asked to consider and vote upon the first proposal described below):

1.

To consider and vote on a proposal to adopt and approve the merger agreement, attached to the accompanying proxy statement as Annex A, as it may be amended from time to time, and the transactions contemplated by the merger agreement, including, without limitation, the Company merger (collectively, the “Merger Proposal”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Company merger (the “Advisory Compensation Proposal”); and

3.

To consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Upon completion of the Company merger, each share of the Company’s common stock (other than treasury shares and shares held by the Parent Parties, which will be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor), par value $0.01 per share (the “Company common stock”), will be converted into the right to receive $11.10 per share in cash, and each share of Series E preferred stock will be converted into the right to receive $10.00 in cash, each without interest and less any applicable withholding taxes, as more fully described in the enclosed proxy statement. Upon completion of the Partnership merger, each common unit of partnership interest in the Operating Partnership (excluding Partnership common units held by the general partner of the Operating Partnership) will be converted into the right to receive $0.21346 in cash, without interest and less any applicable withholding taxes, as more fully described in the enclosed proxy statement.

The merger consideration of $11.10 per share to be paid to holders of shares of the Company common stock represents a premium of approximately 34% over the share price of $8.27 as of July 19, 2019, the most recent trading day before the public announcement of the merger agreement.

Our board of directors unanimously adopted and approved the merger agreement and declared that the merger agreement and the transactions contemplated thereby, including, without limitation, the Company merger, are fair to, advisable and in the best interest of the Company and our shareholders.

Our board of directors unanimously recommends you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

Approval of the Merger Proposal requires the affirmative vote of (1) a majority of the votes entitled to be cast by the holders of the Company common stock, and (2) the holders of 75% of the outstanding Series E preferred stock, voting as separate classes.

Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Holders of Series E preferred stock are not entitled to vote on either of these matters. Abstentions and broker non-votes will have no impact on the vote on the matter.

The proxy statement accompanying this letter provides you with more information concerning the special meeting, the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

We encourage you to read carefully the enclosed proxy statement, including the annexes accompanying the proxy statement. You may also obtain more information from us or from documents we have filed with the Securities and Exchange Commission (the “SEC”).

The accompanying proxy statement is dated August 28 and is first being mailed to our shareholders on or about August 28, 2019.

Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares by completing and returning the enclosed proxy card as promptly as possible or, if you prefer, by following the instructions on the enclosed proxy card for telephonic or Internet proxy authorization. If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the voting instruction form that will be provided by your broker, bank or other nominee.

Thank you for your cooperation and continued support.

Very truly yours,

J. William Blackham
President and Chief Executive Officer

CONDOR HOSPITALITY TRUST, INC.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on September 23, 2019

Dated August 28, 2019

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”), to be held on September 23, 2019, at 10:00 a.m., local time, at Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022.

The Company has entered into an Agreement and Plan of Merger dated as of July 19, 2019 (the “merger agreement”) by and among the Company, Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”), NHT Operating Partnership LLC, a Delaware limited liability company (the “Parent”), NHT REIT Merger Sub, LLC, a Delaware limited liability company (the “Merger Sub”), and NHT Operating Partnership II, LLC, a Virginia limited liability company (“Merger OP”). Pursuant to the merger agreement, Parent will acquire the Company through (1) a merger of Merger Sub with and into the Company, with the Company surviving the merger (the “Company merger”), and (2) a merger of Merger OP with and into the Operating Partnership, with Merger OP surviving the merger (the “Partnership merger”, and with the Company merger, the “mergers”). The obligations of the Company and Parent to complete the mergers are subject to the satisfaction or waiver of certain customary conditions (including the applicable approvals of the Company’s shareholders), which are set forth in the merger agreement.

The special meeting is being held for the following purposes:

1.

To consider and vote on a proposal to adopt and approve the merger agreement, attached to the accompanying proxy statement as Annex A, as it may be amended from time to time, and the transactions contemplated by the merger agreement, including, without limitation, the Company merger (collectively, the “Merger Proposal”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Company merger (the “Advisory Compensation Proposal”); and

3.

To consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Our board of directors unanimously recommend that you vote:

•	“FOR” the Merger Proposal;

•	“FOR” the Advisory Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

Only holders of record of shares of Company common stock, par value $0.01 per share (“Company common stock”), and 6.25% Series E Cumulative Convertible preferred stock (“Series E preferred stock”) at the close of business on August 26, 2019 will be entitled to notice of and to vote at the special meeting or any postponements or adjournments of the special meeting (except that holders of Series E preferred stock will only be entitled to vote on the Merger Proposal).

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the Merger Proposal but will not affect the vote regarding the Advisory Compensation Proposal or the Adjournment Proposal.

If you are a shareholder of record, you may revoke your proxy by following the procedures outlined in the accompanying proxy statement. If your shares are held in “street name,” then you may change your vote by submitting new voting instructions by contacting your broker, bank or other nominee.

By Order of the Board of Directors,

Lauren Green
Corporate Counsel and Secretary

Bethesda, Maryland

August 28, 2019

Annex A The merger agreement

Annex B Opinion of KeyBanc Capital

Annex C Form of voting agreement

Annex D Section 7.4 of disclosure schedule

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you. Accordingly, you are urged to read this entire proxy statement carefully, including the annexes to this proxy statement and the other documents referenced in this proxy statement. Page references are included to direct you to a more complete description of the topics presented in this summary.

Unless stated otherwise, all references in this proxy statement to:

•

“Adjournment Proposal” are to the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal;

•

“Advisory Compensation Proposal” are to the proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Company merger;

•

“Company merger consideration” mean $11.10 in cash per share of Company common stock (excluding any shares held as treasury shares or held by the Parent Parties), without interest and less any applicable withholding taxes, to be paid by Parent in the Company merger;

•	“Company common stock” or “our common stock” are to the outstanding shares of common stock, $0.01 par value per share, of the Company;

•	“Company” are to Condor Hospitality Trust, Inc., a Maryland corporation;

•	“Company merger” are to the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent;

•	“Company Parties” are to both the Company and the Operating Partnership;

•

“end date” are to 11:59 p.m. (New York time) on December 31, 2019 or three business days after the third extension option for Parent (not to extend beyond December 31, 2019) as permitted by the merger agreement;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“GAAP” are to United States generally accepted accounting principles;

•

“merger agreement” are to the Agreement and Plan of Merger, dated as of July 19, 2019, by and among the Company Parties and the Parent Parties, and as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

•	“Merger OP” are to NHT Operating Partnership II, LLC, a Virginia limited liability company and a wholly owned subsidiary of Parent;

•

“Merger Proposal” are to the proposal to adopt and approve the merger agreement, as it may be amended from time to time, and the transactions contemplated by the merger agreement, including, without limitation, the Company merger;

•	“Merger Sub” are to NHT REIT Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent;

•	“mergers” are to both the Company merger and the Partnership merger;

•	“NYSE American” are to the NYSE American stock exchange;

•	“Operating Partnership” are to Condor Hospitality Limited Partnership, a Virginia limited partnership, whose sole general partner is a wholly owned subsidiary of the Company;

•	“our board of directors,” “board of directors,” or “Company board of directors” are to the board of directors of the Company;

•	“Parent” are to NHT Operating Partnership, LLC, a Delaware limited liability company;

•	“Parent Parties” are to, collectively, Parent, Merger Sub and Merger OP;

•	“Partnership common units” are to the common limited partnership interests in the Operating Partnership;

•	“Partnership merger” are to the merger of Merger OP with and into the Operating Partnership, with Merger OP surviving the merger as a wholly owned subsidiary of the Surviving Entity;

•

“Partnership merger consideration” are to $0.21346 in cash per Partnership common unit (excluding Partnership common units held by the general partner of the Operating Partnership), without interest and less any applicable withholding taxes, to be paid by Parent in the Partnership merger;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Series E preferred stock” are to the 6.25% Series E Cumulative Convertible preferred stock, $0.01 par value per share, of the Company;

•	“Surviving Entity” are to the Company continuing as the surviving entity in the Company merger; and

•	“unaffiliated holders of the Company common stock” are to the holders of shares of the Company common stock other than any shares held as treasury shares or held by the Parent Parties.

The Parties to the mergers (page 25)

•	Company Parties

The Company

The Company is an externally managed real estate trust formed as a Maryland corporation, that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in eight states.

The Company common stock trades on the NYSE American under the symbol “CDOR.”

The Operating Partnership

The Operating Partnership is a Virginia limited partnership through which the Company conducts substantially all of its business and owns, either directly or indirectly through subsidiaries all of the Company assets.

The Company’s and the Operating Partnership’s principal executive offices are located at 4800 Montgomery Lane, Suite 220, Bethesda, Maryland, 20814, and the telephone number is 402-371-2520. See “Where You Can Find More Information” on page 85 for more information about the Company and Operating Partnership.

•	Parent Parties

Parent

Parent is a Delaware limited liability company. Parent is the operating partnership of NexPoint Hospitality Trust, an unincorporated, open-ended real estate investment trust established pursuant to a declaration of trust under the laws of the Province of Ontario (“NHT”) and listed on the TSX Venture Exchange (“TSXV”) under the ticker symbol “NHT”. NHT is primarily focused on acquiring and maintaining select service and extended stay, hospitality assets in the United States.

Merger Sub

Merger Sub is a Delaware limited liability company formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated thereby. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with the merger agreement.

Merger OP

Merger OP is a Virginia limited liability company formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated thereby. Merger OP has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with the merger agreement.

The executive offices of Parent, Merger Sub and Merger OP are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the telephone number is (972) 628-4024.

The proposals (page 22)

•

The Merger Proposal (Proposal 1). You will be asked to consider and vote upon a proposal to adopt and approve the merger agreement, as it may be amended from time to time, and the transactions contemplated by the merger agreement, including, without limitation, the Company merger;

•

The Advisory Compensation Proposal (Proposal 2). You will be asked to consider and vote upon a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Company merger; and

•

The Adjournment Proposal (Proposal 3). You will be asked to consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the special meeting to approve the Merger Proposal.

The holders of the Series E preferred stock will only be asked to consider and vote upon Proposal 1.

The special meeting (page 18)

•

Date, time, place and purpose. The special meeting will be held on September 23, 2019, at 10:00 a.m., local time, at Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022. The special meeting will be held for shareholders entitled to vote to consider and vote upon the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal).

•

Record date. If you owned Company common stock or Series E preferred stock at the close of business on August 26, 2019 (the “Record Date”), you are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. You have one vote on each proposal presented at the special meeting for each share of Company common stock or Series E preferred stock, voting as separate classes, that you owned on the Record Date (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal).

•

Quorum. The presence at the special meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum, permitting us to conduct our business at the special meeting. As of the Record Date there were 11,915,484 shares of Company common stock outstanding and 925,000 shares of Series E preferred stock outstanding.

•

Vote required. Approval of the Merger Proposal requires the affirmative vote of (1) a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date, and (2) the holders of 75% of the outstanding Series E preferred stock as of the Record Date, voting as separate classes.

Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Holders of Series E preferred stock are not entitled to vote on either of these matters. Abstentions and broker non-votes will have no impact on the vote on the matter.

•

Voting and revocation. If you hold your shares of Company common stock or Series E preferred stock directly, you may vote in person at the special meeting or submit a proxy by completing, signing, dating and returning the enclosed proxy card.

If you own shares of Company common stock or Series E preferred stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting by submitting a later-dated proxy, or in person at the special meeting or by mail, or by submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares, or by delivering instructions to our Secretary in writing at our office located at 1111 N. 102nd Court, Suite 222, Omaha, Nebraska 68114, or by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own your shares in “street name,” you may revoke or change previously delivered voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

•	The mergers.

•

The Company merger (page 54). At the effective time of the Company merger, Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease and the Company will be the Surviving Entity and will be a wholly-owned subsidiary of Parent. Following the completion of the Company merger, our common stock will no longer be traded on the NYSE American and will be deregistered under the Exchange Act.

•

The Partnership merger (page 54). Immediately prior to the Company merger, Merger OP will be merged with and into the Operating Partnership, the separate existence of the Operating Partnership will cease, Merger OP will be the surviving entity in the Partnership merger and Merger OP will become a wholly owned subsidiary of the Surviving Entity.

•

Consideration to be received in the mergers (page 43). Upon completion of the Company merger, each share of our common stock (other than treasury shares and shares held by Parent Parties, which will be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $11.10, without interest and less any applicable withholding taxes. Each share of Series E preferred stock issued and outstanding immediately prior to the completion of the Company merger will automatically be cancelled and converted into the right to receive $10.00, without interest and less any applicable withholding taxes.

Upon completion of the Partnership merger, each Partnership common unit held by a holder (excluding Partnership common units held by the general partner of the Operating Partnership) that is issued and outstanding immediately prior to the completion of the Partnership merger will be converted into, and shall be cancelled in exchange for, the right to receive $0.21346, without interest and less any applicable withholding taxes.

•

Treatment of the company compensatory awards (page 44). Immediately prior to the effective time of the Company merger each of the outstanding awards granted pursuant to the Company’s equity incentive plans will automatically become fully vested and all restrictions thereon will lapse, and thereafter, all Company common stock represented thereby will be considered outstanding for all purposes under the merger agreement and will only have the right to receive for each share an amount in cash equal to $11.10, without interest and less any applicable withholding taxes.

The compensation committee of our board of directors will determine the portion of any payments that are required to be paid in Company common stock and cash pursuant to the 2019 incentive plans and certain specified agreements. Immediately prior to the effective time of the Company merger, each such equity award of Company common stock will automatically become earned and vested and will be entitled to receive for each share an amount in cash equal to $11.10, without interest and less any applicable withholding taxes.

•

Closing (page 44). The closing of the mergers (the “closing date”) will take place at 10:00 a.m., Eastern time, as soon as practicable (and in any event, within seven business days) following the satisfaction or waiver of the conditions set forth in the merger agreement as described in the section below entitled “The Merger Agreement—Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as may be mutually agreed to in writing by the parties to the merger agreement; provided, however, that in no event will the closing occur prior to October 1, 2019.

•

Extension periods (page 44) If we notify Parent that we are prepared to close and all conditions to closing are satisfied, then Parent, at its option, may extend the closing time for a 30-day period (or such shorter period so as not to extend beyond December 31, 2019), provided, that no Parent Party is then in breach of the merger agreement in any material respect. Parent may exercise an extension up to three times during the term of the merger agreement.

•

Dividends (page 44). During the term of the merger agreement, we have agreed to not pay cash dividends to holders of the Company common stock or the Series E preferred stock, except we are permitted to declare and pay a dividend to shareholders during the month in which an extension option for closing is exercised by the Parent, subject to limitations as set forth in the merger agreement and Section 7.4 of the disclosure schedules delivered therewith and attached hereto as Annex D on amount and our prior month adjusted funds from operations. The holders of the Series E preferred stock have agreed to waive accrual of any unpaid dividends between signing and closing.

•

Recommendation of our board of directors (page 34). Our board of directors, after considering the factors more fully described in this proxy statement, has unanimously approved the merger agreement and the transactions contemplated thereby, including, without limitation, the Company merger, and determined that the merger agreement and the transactions contemplated thereby, including, without limitation, the Company merger, are fair to, advisable and in the best interest of, the Company and its shareholders. Our board of directors unanimously recommends that you vote:

•	“FOR” the Merger Proposal;

•	“FOR” the Advisory Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

•

Opinion of our financial advisor (page 36). At the meeting of our board of directors on July 18, 2019, KeyBanc Capital Markets Inc. (“KeyBanc”) delivered its oral opinion to our board of directors that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by KeyBanc in preparing the opinion, the consideration to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement was fair, from a financial point of view, to the unaffiliated holders of the Company common stock. KeyBanc confirmed its July 18, 2019 oral opinion by delivering its written opinion, dated July 19, 2019, to the board of directors that, as of such date, the consideration to be paid pursuant to the merger agreement was fair, from a financial point of view, to the unaffiliated holders of the Company common stock.

The full text of KeyBanc’s written opinion, dated July 19, 2019, is attached to this proxy statement as Annex B. You should read KeyBanc’s opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken, and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by KeyBanc in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. KeyBanc was retained to serve as an advisor to the board of directors and not as an advisor to or agent of any shareholder of the Company. KeyBanc’s opinion was prepared for the benefit and use of the board of directors (in its capacity as such), and addressed only the fairness from a financial point of view, as of the date of the opinion, of the consideration to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement. It does not constitute a recommendation as to how any shareholder should vote with respect to the Company merger or any other matter, and does not in any manner address the price at which shares of the Company common stock will trade at any time, if ever.

•

Conditions to completion of the mergers (page 74). Completion of the mergers is subject to satisfaction or waiver of a number of conditions, including, among others, the approval of the Merger Proposal by our shareholders, the accuracy of the representations and warranties made by the parties in the merger agreement, the performance of the parties’ obligations under the merger agreement, and the absence of any material adverse effect on us, as defined in the merger agreement.

•

No solicitation of transactions by the Company (page 65). The merger agreement restricts our ability to solicit other acquisition proposals, or to provide information to or engage in discussions with third parties regarding other acquisition proposals. Subject to certain conditions, our board of directors was permitted to change its recommendation with respect to the Merger Proposal in response to a superior proposal and, upon payment of a $9,540,000 termination fee to Parent, we were permitted to terminate the merger agreement and enter into an agreement with respect to a superior proposal; provided such superior proposal had occurred no later than August 18, 2019, however no such superior proposal occurred.

•

Termination of the merger agreement (page 76). The merger agreement may be terminated and the mergers may be abandoned at any time prior to the closing (notwithstanding the receipt of the Company shareholder approval of the Merger Proposal):

•	by mutual written consent of the Company and Parent;

•

by Parent or the Company upon prior written notice to the other party, if the closing has not occurred on or before the later of 11:59 p.m. (New York time) (i) on December 31, 2019 and (ii) the date that is three business days after the third extension described below under “The Merger Agreement–Waiver; Extension and Dividends” expires; provided, however, that the right to terminate the merger agreement under this provision will not be available to any party whose material breach of any provision of the merger agreement causes the failure of the mergers to be consummated by the end date;

•

by Parent or the Company upon prior written notice to the other party, if any governmental entity of competent jurisdiction shall have issued a final and non-appealable order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated under the merger agreement; provided, however, the right to terminate the merger agreement under this provision will not be available to any party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the mergers to be consummated by the end date;

•

by Parent or the Company upon written notice to the other party, if the Company shareholder approval of the Merger Proposal has not been obtained at the shareholders meeting or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken;

•

by Parent, upon written notice to the Company, in the event of a breach or failure to perform in any material respect by any Company Party of any representation, warranty, covenant or other agreement contained in the merger agreement such that the conditions for Parent Parties to close would not be satisfied as of the closing date, subject to certain cure rights;

•

by the Company, upon written notice to Parent, in the event of a breach or failure to perform in any material respect by any Parent Party of any representation, warranty, covenant or other agreement contained in the merger agreement such that the conditions for the Company Parties to close would not be satisfied as of the closing date, subject to certain cure rights;

•

by Parent, upon written notice to the Company, (i) if, at any time prior to receipt of the Company shareholder approval of the merger agreement, the Company board of directors makes a change in recommendation in accordance with the merger agreement described above in the section below entitled “The Merger Agreement—Obligation with Respect to Board Recommendation” or (ii) if the Company shall have otherwise breached or violated any of its obligations under Section 5.2 of the merger agreement other than any immaterial or inadvertent breaches or violations thereof not intended to result in an acquisition proposal or inquiry;

•

by the Company, at any time prior to the earlier of obtaining the Company shareholder approval of the Merger Approval and August 18, 2019, in order to concurrently enter into an alternative acquisition agreement with respect to a superior proposal in compliance with the merger agreement provisions described above in the section below entitled “The Merger Agreement—No Solicitations” that did not result from a breach or violation of such provisions; provided, however, that the merger agreement may not be so terminated unless the Company termination fee is made in full by wire transfer wire transfer of same-day funds to Parent prior to or concurrently with the occurrence of such termination and entry into such alternative acquisition agreement with respect to such superior proposal; however, the time period for terminating the merger agreement with respect to this provision has passed without the events described herein occurring; or

•

subject to Parent extension rights described below under the section below entitled “The Merger Agreement—Waiver; Extension and Dividends”, by the Company upon written notice to Parent, if (i) the conditions for the Parent Parties to close have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing date, each of which is then capable of being satisfied); (ii) the Company has irrevocably confirmed by written notice to Parent at least three business days prior to such termination that it is ready, willing and able to consummate the closing; (iii) the Parent Parties fail to consummate the mergers within three business days following the date on which the closing should have occurred pursuant to the merger agreement; and (iv) at all times during such three business day period, the Company stood ready, willing and able to consummate the closing; provided, however, that the Company may not terminate the merger agreement pursuant to this provision if any Company Party is then in breach of the merger agreement in any material respect.

•

Termination fees (page 78). We are required to pay a termination fee of $9,540,000 if the merger agreement is terminated under certain circumstances, including, among others, termination by us as a result of our acceptance of a superior proposal in compliance with the merger agreement. The merger agreement also provides that Parent is required to pay us a reverse termination fee of $11,925,000 under specified circumstances, including, among others, termination by us related to the failure by Parent to consummate the closing upon the satisfaction of all closing conditions (subject to Parent’s extension rights).

•

Expenses (page 77). Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such cost or expense, whether or not the mergers or any other transaction contemplated by the merger agreement are consummated. We have agreed to pay up to $3,180,000 of the documented out-of-pocket expenses paid or payable on behalf of any of the Parent Parties in connection with the merger agreement if the Agreement is terminated by either Parent or us because of the failure to obtain shareholder approval, or Parent terminates the merger agreement in the event of our breach or failure to perform in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement such that the conditions for Parent Parties to close would not be satisfied as of the closing date, subject to certain cure rights. If we pay the termination fee to Parent, it will be reduced on a dollar for dollar basis by the amount of any of the expenses that we reimbursed to Parent.

•

Interests of certain persons in the mergers (page 49). Our directors, executive officers and employees and certain shareholders have interests in the mergers that may be different from, or in addition to, the interests of our shareholders generally. These interests may create potential conflicts of interest and include, among else, employee payments in connection with the Company merger and the vesting of equity awards. Our board of directors and certain shareholders were aware of these interests and considered them, among other matters, in reaching their respective decisions to adopt and approve the merger agreement.

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Financing (page 44). The consummation of the mergers is not subject to any financing condition. The transaction value of the mergers is approximately $318 million, which includes outstanding debt to be assumed or repaid, but excludes transaction costs.

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Delisting and deregistration of our common stock (page 72). If the Company merger is completed, our common stock will be delisted from the NYSE American stock exchange and deregistered under the Exchange Act.

•

Material United States federal income tax consequences (page 45). The receipt of the merger consideration for each share of Company common stock and Series E preferred stock pursuant to the Company merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the Company merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and Foreign Account Tax Compliance Act (“FATCA”). Tax matters can be complicated, and the tax consequences of the Company merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the Company merger to you.

•

No appraisal or dissenters’ rights (page 58). Our shareholders are not entitled to exercise any appraisal or dissenters’ rights in connection with the mergers or the other transactions contemplated by the merger agreement.

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Regulatory Matters (page 53). We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the acceptance for record of the articles of merger with respect to the Company merger by the State Department of Assessments and Taxation of the State of Maryland, and the filing of the certificate of merger with respect to the Company merger with the Secretary of State of the State of Delaware and the certificate of merger with respect to the Partnership merger with the Virginia State Corporation Commission.

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Litigation related to the mergers (page 53). On August 20, 2019, a putative class action complaint was filed against the Company and each of the Company directors, the Operating Partnership, Parent, Merger Sub, Merger OP and NHT in the United States District Court for the District of Delaware under the caption Graham v. Condor Hospitality Trust, Inc., et al., Civil Action No. 1:19-cv-01552. A second putative class action complaint was filed on August 23, 2019 against the Company and each of the Company directors, the Operating Partnership, Parent, Merger Sub and Merger OP in the United States District Court for the

District of Delaware under the caption Sabatini v. Condor Hospitality Trust, Inc., et al., Civil Action No. 1:19-cv-01564. These complaints assert claims, purportedly brought on behalf of a class of shareholders, under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 14a-9, and allege that the preliminary proxy statement filed by the Company with the SEC on Schedule 14A contained materially incomplete and misleading disclosures relating to, in pertinent part, financial analyses performed by the Company’s financial advisor, financial projections, the sale process leading to the proposed transactions and potential financial advisor conflicts. Each of the complaints seek, among other things, injunctive relief enjoining defendants from taking steps to consummate the proposed transactions and damages, along with fees and costs.

The defendants believe that the claims asserted in these suits are without merit and intend to defend against them vigorously.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the mergers. These questions and answers do not address all questions that may be important to you. Accordingly, we urge you to read this entire proxy statement carefully, including the annexes to this proxy statement and the other documents to which we have referred you.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement and the accompanying proxy card because at the close of business on August 26, 2019 (the “Record Date”) you owned Company common stock or Series E preferred stock. This proxy statement contains information related to the solicitation of proxies for use at the special meeting of shareholders, to be held at 10:00 a.m., local time, on September 23, 2019 at Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022, for the purposes stated in the accompanying Notice of Special Meeting of Shareholders. This solicitation is made by our board of directors on our behalf.

Q:	What will I be voting on at the special meeting?

A:	You will be asked to vote on the following proposals (except that holders of Series E preferred stock will only be asked to vote on the Merger Proposal):

•  The Merger Proposal (Proposal 1). You will be asked to consider and vote upon the proposal to adopt and approve the merger agreement, as it may be amended from time to time, and the transactions contemplated by the merger agreement, including, without limitation, the Company merger;

•  The Advisory Compensation Proposal (Proposal 2). You will be asked to consider and vote upon the proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Company merger; and

•  The Adjournment Proposal (Proposal 3). You will be asked to consider and vote upon the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal.

Our largest shareholders, Real Estate Investment Strategies L.P. and its affiliates Efanur S.A. and Real Estate Investment Group VII L.P. (collectively, “RES”) and SREP III Flight-Investco, L.P. (“SREP”), who collectively own approximately 52% of our common stock and 100% of our Series E preferred stock as of the Record Date have entered into agreements with the Parent Parties to vote all shares of their Company common stock and Series E preferred stock affirmatively for the proposals set forth in this proxy statement. The aggregate voting power of RES and SREP is sufficient to assure approval of the proposals at the meeting.

Q:	Will any other items of business come before the special meeting?

A:	No. As permitted by Maryland law, our bylaws require that any matter to be considered at the special meeting must be described in the Notice of Special Meeting of Shareholders. As such, the only items of business to come before the special meeting are those proposals described in the Notice of Special Meeting of Shareholders.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. The proposed transaction will be effected by two different transactions. Merger Sub will merge with and into the Company, following which the Company will continue as the surviving company and a wholly owned subsidiary of Parent. Immediately prior to the Company merger, Merger OP will merge with and into the Operating Partnership, following which the Merger OP will continue as the surviving entity. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:	What effects will the Company merger have on the Company?

A:	As a result of the Company merger, we will cease to be a public reporting company and the Company will be wholly owned by Parent. Following the consummation of the Company merger, the Company common stock will be delisted from the NYSE American stock exchange and deregistered under the Exchange Act, and the Company will no longer file reports with the SEC.

Q:	What will I receive if the mergers are completed?

A:

Upon completion of the Company merger, holders of Company common stock (excluding any shares held as treasury shares or held by the Parent Parties) will be entitled to receive $11.10 in cash per share, without interest and less any applicable withholding taxes, and holders of the Series E preferred stock will be entitled to receive $10.00 in cash per share, without interest and less any applicable withholding taxes.

Upon completion of the Partnership merger, holders of Partnership common units (excluding Partnership common units held by the general partner of the Operating Partnership) will be entitled to receive $0.21346 per Partnership common unit in cash per unit, without interest and less any applicable withholding taxes.

Q:	How does the per share merger consideration compare to the market price of the Company common stock prior to announcement of the merger agreement?

A:	The merger consideration of $11.10 per share to be paid to unaffiliated holders of the Company common stock represents a premium of approximately 34% over the share price of $8.27 as of July 19, 2019, the most recent trading day before the public announcement of the merger agreement.

Q:	Will I receive my regular dividends with respect to the common stock that I own?

A:	Pursuant to the merger agreement, we agreed to discontinue paying cash dividends to holders of Company common stock and Series E preferred stock, except we are permitted to declare and pay a dividend to shareholders during the month in which an extension option for closing is exercised by the Parent, subject to limitations as set forth in the merger agreement and Section 7.4 of the disclosure schedules delivered therewith and attached hereto as Annex D on amount and our prior month’s adjusted funds from operations. The holders of Series E preferred stock have agreed to waive accrual of any unpaid dividends between signing and closing.

Q:	Will I have to pay taxes on the merger consideration I receive?

A:	Yes. The receipt of the merger consideration for each share of Company common stock and Series E preferred stock pursuant to the Company merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the Company merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share of Company common stock and Series E preferred stock. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including FIRPTA and FATCA. See “The Merger Agreement—Material United States Federal Income Tax Consequences” on page 45 for a more complete discussion of the U.S. federal income tax consequences of the Company merger. Tax matters can be complicated, and the tax consequences of the

Company merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the Company merger to you.

Q:	When do you expect the mergers to be completed?

A:	The closing of the mergers may not occur prior to October 1, 2019, without the consent of the parties. If our shareholders approve the Merger Proposal at the special meeting, and assuming that the other conditions to the mergers are satisfied or waived, we anticipate completing and closing the mergers during the 4th quarter of 2019.

Q:	What happens if the mergers are not consummated?

A:	If the Company merger is not approved by our shareholders, or if the mergers are not consummated for any other reason, our shareholders will not receive any payment for their shares in connection with the Company merger and holders of Partnership common units will not receive any payment for their units in connection with the Partnership merger. Instead, we will remain a public reporting company. Under specified circumstances, we may be required to pay Parent a termination fee of $9,540,000. See “The Merger Agreement—Company Termination Fee” on page 78.

Q:	When and where is the special meeting?

A:	The special meeting will take place at 10:00 a.m., local time, on September 23, 2019 at Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022.

Q:	Who can vote at the special meeting?

A:	Holders of Company common stock and Series E preferred stock as of the close of business on the Record Date are entitled to receive notice of and to vote at the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal). The Company common stock and the Series E preferred stock are the only classes of securities entitled to vote at the special meeting.

Q:	Will the holders of Company common stock and Series E preferred stock vote on the proposals together or separately?

A:	Holders of Company common stock and holders of Series E preferred stock vote as separate classes on the proposals at the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal).

Q:	Who can attend the special meeting?

A:	You can attend the special meeting if you are a record or beneficial holder of shares of Company common stock or Series E preferred stock at the close of business on the Record Date, or a duly appointed proxy. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your shares are held beneficially in the name of a bank, broker or other nominee (i.e., in “street name”), you must present proof of ownership by presenting a bank or brokerage account statement reflecting your share ownership as of the Record Date.

Q:	How many votes do I have?

A:	You have one vote on each proposal presented at the special meeting for each share of Company common stock or Series E preferred stock, voting as separate classes, that you owned on the Record Date (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal).

Q:	What will constitute a quorum at the special meeting?

A:	The presence at the special meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for the conduct of business at the special meeting with respect to the matters such shares are entitled to vote upon. We will include abstentions, if any, in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. Failure to provide instructions to your broker, bank, or other nominee on how to vote will result in your shares not being counted as present at the meeting. A “broker non-vote” occurs when shares held by a broker, bank, or other nominee are represented at the meeting, but the broker, bank, or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. The only proposals to be voted on at the special meeting are regarded as “non-routine” matters, meaning that your broker, bank, or other nominee may not vote on these proposals without instructions from you.

As of the Record Date, there were 11,915,484 shares of Company common stock and 925,000 shares of Series E preferred stock outstanding. Approximately 5,957,742 shares of Company common stock and 462,500 shares of Series E preferred stock must be represented at the special meeting to obtain a quorum on each proposal.

Q:	What vote is required to approve the Merger Proposal?

A:	Approval of the Merger Proposal requires the affirmative vote of (1) a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date and (2) the holders of 75% of the outstanding Series E preferred stock as of the Record Date, voting as separate classes. Each share of Company common stock and Series E Preferred Stock that was outstanding on the Record Date entitles the holder thereof to one vote on each proposal presented at the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal). Because the required vote for this proposal is based on the number of outstanding shares of Company common stock and Series E preferred stock entitled to vote at the special meeting, failure to vote your shares, abstentions, and a failure to provide instructions to your broker, bank, or other nominee with respect to this proposal will have the same effect as voting against approval of the Merger Proposal.

Four of our largest shareholders have entered into agreements with Parent to vote all shares of their Company common stock and Series E preferred stock affirmatively for the proposals set forth in this proxy statement. The aggregate voting power of these shareholders is sufficient to assure approval of the proposals at the meeting.

Q:	What vote is required to approve the Adjournment Proposal and the Advisory Compensation Proposal?

A:	Approval of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Holders of our outstanding Series E preferred stock are not entitled to vote on either of these matters. If you fail to vote your shares or abstain from voting with respect to either of these proposals, or if you fail to provide instructions to your broker, bank or other nominee with respect to this proposal, your failure to vote will not have any effect on the outcome, assuming a quorum is present.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors has unanimously adopted and approved the merger agreement and declared that the merger agreement and the transactions contemplated thereby, including, without limitation, the Company merger, are fair to, advisable and in the best interest of the Company and our shareholders. Accordingly, our board of directors unanimously recommends you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal. Please see “The Mergers - Reasons for the Company merger and recommendation of our board of directors” on page 34 for a discussion of the material factors, risks and countervailing factors considered by our board of directors in making its recommendations.

Q:	How do I cast my vote?

A:	If you hold your shares of Company common stock or Series E preferred stock directly, you may vote in person at the special meeting or submit a proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, you can submit voting instructions via telephonic or Internet proxy authorization by following the instructions on the enclosed proxy card.

Q:	How do I cast my vote if my shares of Company common stock or Series E preferred stock are held in “street name” through a broker, bank or other nominee?

A:	If you hold your shares of Company common stock or Series E preferred stock in “street name” through a broker, bank, or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from the broker, bank, or other nominee that is the record holder of your shares and provide the broker, bank, or other nominee with instructions on how to vote your shares. Your broker, bank, or other nominee may not vote on the proposals without instructions from you. Failure to provide instructions to your broker, bank, or other nominee on how to vote will result in your shares not being counted as present at the special meeting. If you hold your shares of Company common stock or Series E preferred stock in “street name” through a broker, bank or other nominee, you may also vote in person at the special meeting if you bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares on the Record Date.

Q:	What will happen if I fail to vote or abstain from voting?

A:	If you fail to cast your vote in person or by proxy, or if you hold your shares of Company common stock or Series E preferred stock in “street name” through a broker, bank or other nominee and fail to give voting instructions to the record holder of your shares, or if you abstain from voting, it will have the same effect as a vote against the Merger Proposal.

If you fail to cast your vote in person or by proxy, or if you hold your shares of Company common stock in “street name” through a broker, bank or other nominee and fail to give voting instructions to the record holder of your shares, or if you abstain from voting, it will not have any effect on the outcome of the Advisory Compensation Proposal or on the outcome of the Adjournment Proposal, assuming a quorum is present.

Q:	How will proxy cards be voted?

A:	If you properly submit a proxy card prior to the special meeting, or you properly submit a proxy via telephonic or Internet proxy authorization, your shares will be voted as you direct. If you properly submit a proxy card prior to the special meeting, but do not indicate how to vote your shares, your shares will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:	What happens if I sell my shares before the special meeting?

A:	If you hold shares of Company common stock or Series E preferred stock at the close of business on the Record Date but transfer these shares prior to the special meeting, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration. Only a person who holds shares of Company common stock or Series E preferred stock at the effective time of the Company merger is entitled to receive the merger consideration.

Q:	Can I change my vote?

A:	Yes. You may change or revoke a previously granted proxy at any time before it is voted at the special meeting by:

•  submitting a later-dated proxy card, or in person at the special meeting or by mail, or by submitting a new proxy or voting instructions via telephone or Internet at a date after the date of the previously submitted proxy relating to the same shares; or

• delivering instructions to our Secretary in writing at our offices located at 1111 N. 102nd Court, Suite 222, Omaha, Nebraska 68114.

To be effective, a proxy revocation must be received by us at or prior to the special meeting. Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares are held in “street name,” then you may change your vote by submitting new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the special meeting if you bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares on the Record Date.

Q:	Should I send in my share certificates now?

A:	No. Shortly after the mergers are completed, Parent will arrange through an exchange agent to send a letter of transmittal to shareholders whose shares are certificated. Payments and exchanges will be made to shareholders upon submission of the letter of transmittal, properly endorsed share certificates, if applicable, and other documentation that may be required. You should use the letter of transmittal to exchange share or unit certificates for the merger consideration to which you are entitled as a result of the mergers. DO NOT SEND ANY CERTIFICATES WITH YOUR PROXY.

Q:	What if my shares are uncertificated?

A:	For those holders of record of uncertificated shares of Company common stock or Series E preferred stock represented by book-entry positions (the “Book-Entry Shares”), as soon as reasonably practicable following the effective time, such Book-Entry Shares will be exchanged for the merger consideration in accordance with the exchange agent’s customary procedures.

Q:	Are shareholders entitled to appraisal or dissenters’ rights?

A:	Our shareholders are not entitled to exercise any appraisal or dissenters’ rights. For more information, see “The Merger Agreement-Appraisal Rights” on page 58 of this proxy statement.

Q:	Where can I find more information about the Company?

A:	We file certain information with the SEC. This information is available at the Internet site the SEC maintains at http://www.sec.gov and on our website at http://www.condorhospitality.com. Information contained on our website is not part of, or incorporated by reference in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 85.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors and officers and our employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We also expect to incur approximately $45,000 in expenses related to printing of these proxy materials. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Company common stock held of record by such persons, and we will, upon request of such persons, reimburse forwarding charges and out-of-pocket expenses.

Q:	What is “householding” and how does it affect me?

A:	The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, which allows us to send a single proxy statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received contrary instructions from one or more of the securityholders. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each shareholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy was previously delivered. If you received a single copy of this proxy statement, but you would prefer to receive your own copy, you may direct requests for separate copies to Condor Hospitality Trust, Inc., 1111 N. 102nd Court, Suite 222, Omaha Nebraska 68114, Attention: Secretary or call us at (402) 371-2520. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the mergers, you should contact us as follows:

Condor Hospitality Trust, Inc. 1111 North 102nd Court, Suite 222 Omaha, Nebraska 68114 Telephone: (402) 371-2520 Email: Investors@trustcondor.com

If you hold your shares in “street name” through a broker, bank or other nominee, you may also call your broker, bank or other nominee for additional information.

You should rely only on the information provided in or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement (including statements about the expected timing, completion and effects of the mergers and the other transactions contemplated by the merger agreement) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “project”, “plan”, the negative version of these words or other similar expressions. Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. We may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) unknown, underestimated or undisclosed commitments or liabilities; (iii) the inability to complete the proposed transaction due to the failure to obtain the approval of the Company’s shareholders for the proposed transaction or the failure to satisfy the other closing conditions to the proposed transaction; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of the parties to retain and hire key personnel, maintain relationships with their franchisors, management companies and suppliers, and maintain their operating results and business generally; (vi) the risk that certain approvals or consents will not be received in a timely manner or that the proposed transaction will not be consummated in a timely manner; (vii) adverse changes in U.S. and non-U.S. governmental laws and regulations; and (viii) the risk of litigation, including shareholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent our views as of the date on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. We expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

Additional factors that may affect our business or financial results are described in the risk factors included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.

THE SPECIAL MEETING

Date, time and place of the special meeting

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board of directors for use at a special meeting to be held on September 23, 2019 at 10:00 a.m., local time. The special meeting will take place at Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022.

Purpose

The purpose of the special meeting is for you to consider and vote upon the following proposals (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal):

•

The Merger Proposal (Proposal 1). You will be asked to consider and vote upon the proposal to adopt and approve the merger agreement, as it may be amended from time to time, and the transactions contemplated by the merger agreement, including, without limitation, the Company merger;

•

The Advisory Compensation Proposal (Proposal 2). You will be asked to consider and vote upon the proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Company merger; and

•

The Adjournment Proposal (Proposal 3). You will be asked to consider and vote upon the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal.

Our shareholders must approve the Merger Proposal for the mergers to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety. Please see “The Merger Agreement” on page 54 below for a summary of the material provisions of the merger agreement.

Record date, notice and quorum

Only holders of shares of Company common stock and Series E preferred stock at the close of business on August 26, 2019, which is the Record Date for the special meeting, are entitled to receive notice of and vote at the special meeting or any postponements or adjournments of the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal). On the Record Date, there were 11,915,484 shares of Company common stock outstanding and 925,000 shares of our Series E preferred stock outstanding.

The presence at the special meeting, represented in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for conduct of business at the special meeting. A quorum is necessary to hold the special meeting. Abstentions will be counted as shares present for the purposes of determining a quorum.

Required vote

Holders of Company common stock and Series E preferred stock will vote as separate classes on the proposals at the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal).

Each share of Company common stock and Series E preferred stock that was outstanding on the Record Date entitles the holder to one vote on each proposal presented at the special meeting for which such shares are entitled to vote on at the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal).

Approval of the Merger Proposal requires the affirmative vote of holders of:

•	a majority of the votes entitled to be cast by the holders of our Company common stock as of the Record Date; and

•	75% of our outstanding Series E preferred stock as of the Record Date.

Because the required vote for this proposal is based on the number of votes entitled to be cast by the holders of our Company common stock and Series E preferred stock rather than on the number of votes cast, failure to vote the shares of our Company common stock and Series E preferred stock that you own (including as a result of failing to provide instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against approval of the Merger Proposal.

Approval of the Advisory Compensation Proposal and approval of the Adjournment Proposal requires the affirmative vote of a majority of votes cast by the holders of the Company common stock present in person or represented by proxy at the special meeting and entitled to vote on each of these matters. Holders of Series E preferred stock are not entitled to vote on either of these matters. For these proposals, if you fail to vote your shares or abstain from voting with respect to either of these proposals, or if you fail to provide instructions to your broker, bank or other nominee, such failure will not have any effect on the outcome of the proposal, assuming a quorum is present.

Four of our largest shareholders have entered into agreements with the Parent Parties to vote all shares of their Company common stock and Series E preferred stock affirmatively for the proposals. Their aggregate voting power is sufficient to assure approval of the proposals at the special meeting.

Voting Agreements

As of the Record Date, RES and its affiliates have shared voting and shared dispositive power over 3,337,612 shares of Company common stock, representing approximately 28% of the shares of our outstanding Company common stock, and 487,738 shares of Series E preferred stock, representing approximately 52.7% of our outstanding Series E preferred stock.

As of the Record Date, SREP II and its affiliates have shared voting and shared dispositive power over 2,897,739 shares of Company common stock, representing approximately 24% of our outstanding Company common stock, and 437,262 shares of Series E preferred stock, representing approximately 47.3% of our outstanding Series E preferred stock.

RES and SREP have entered into agreements with Parent to vote all shares of Company common stock and Series E preferred stock held by them and their affiliates affirmatively for the proposals. A form of the voting agreements is attached as Annex C to this proxy statement. The aggregate voting power of RES and SREP is sufficient to assure approval of the proposals at the special meeting.

Voting

Shareholders of record may cause their shares of Company common stock and Series E preferred stock to be voted using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	submit your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you complete and return your proxy as promptly as possible. If you own shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you. You should instruct your broker, bank or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares.

Proxies and revocation

If you submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

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submitting a later-dated proxy, in person at the special meeting or by mail, or submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares;

•	delivering instructions to our Secretary in writing at our offices located at: 1111 N. 102nd Court, Suite 222, Omaha, Nebraska 68114, Attention: Secretary; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own your shares in “street name,” you may revoke or change previously delivered voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

If you are a holder of Company common stock, you will be asked to approve the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. If you are a holder of Series E preferred stock, you will only be asked to approve the Merger Proposal. No additional matters will be brought before the special meeting.

We will pay the costs of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors and officers and our employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We also expect to incur approximately $45,000 in expenses related to printing of these proxy materials. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Company common stock held of record by such persons, and we will, upon request of such persons, reimburse forwarding charges and out-of-pocket expenses.

Adjournment; other procedural matters

If a quorum is not present in person or represented by proxy at the special meeting, the chairperson of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the Record Date for the special meeting, without notice other than announcement at the special meeting. At the adjourned special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting as originally notified.

Although it is not currently expected, if you are a holder of Company common stock, you may be asked to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal. The persons named as proxies on the proxy card will only have the authority to approve such adjournments as instructed by you or your proxy. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already granted their proxies to revoke them at any time prior to their use. Please see “Proposal 3 The Adjournment Proposal” on page 24.

The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in their discretion on procedural matters incidental to the conduct of the special meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments of the special meeting for matters incidental to the conduct of the special meeting, as opposed to adjournments to solicit additional proxies, such persons will have the authority to vote in their discretion on such matters.

PROPOSAL 1

THE MERGER PROPOSAL

We are asking the holders of our common stock and Series E preferred stock to approve the Merger Proposal.

For detailed information regarding the Merger Proposal, see the information about the mergers and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” on page 26 and “The Merger Agreement” on page 54. A copy of the merger agreement is attached as Annex A to this proxy statement.

Approval of the Merger Proposal requires the affirmative vote of (1) a majority of the votes entitled to be cast by the holders of the Company common stock as of the Record Date, and (2) the holders of 75% of the outstanding Series E preferred stock as of the Record Date, voting as separate classes. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on the Merger Proposal, your shares of common stock and Series E preferred stock will be voted in accordance with the recommendation of our board of directors. Each share of Company common stock and Series E preferred stock that was outstanding on the Record Date entitles the holder thereof to one vote on each proposal presented at the special meeting (except that holders of Series E preferred stock are only entitled to vote on the Merger Proposal). Because the required vote for the Merger Proposal is based on the number of outstanding shares of Company common stock and Series E preferred stock entitled to vote at the special meeting, failure to vote your shares, abstentions, and a failure to provide instructions to your broker, bank, or other nominee with respect to this proposal will have the same effect as voting against approval of the Merger Proposal.

Approval of the Merger Proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed. RES and SREP have entered into voting agreements with Parent pursuant to which they will vote all shares of their Company common stock and Series E preferred stock affirmatively for the proposals set forth in this proxy statement. The aggregate voting power of these shareholders is sufficient to assure approval of the proposals at the special meeting.

Our board of directors unanimously recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2

ADVISORY COMPENSATION PROPOSAL

Pursuant to Section 14A of the Exchange Act, we are asking holders of our common stock to vote at the special meeting on a non-binding, advisory basis on this Advisory Compensation Proposal regarding the specified compensation that may be paid or become payable to our named executive officers in connection with the Company merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers–Interests of certain shareholders, our directors, officers and employees–Golden parachute compensation” beginning on page 51.

The shareholder vote on this Advisory Compensation Proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the specified compensation that may be paid or become payable to our named executive officers in connection with the Company merger, in accordance with the terms and conditions applicable to such compensation. Approval of the Advisory Compensation Proposal is not a condition to the completion of the Company merger.

We are asking holders of our common stock to vote “FOR” the following resolution:

“RESOLVED, that holders of Company common stock hereby approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the Company merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers—Interests of certain shareholders, our directors, officers and employees-Golden parachute compensation” beginning on page 51 (which disclosure includes the golden parachute compensation table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present in person or represented by proxy at the special meeting and entitled to vote. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares “FOR,” “AGAINST” or “ABSTAIN” on this Advisory Compensation Proposal, your shares will be voted in accordance with the recommendation of our board of directors. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal. Broker non-votes are not considered to be votes cast and therefore will have no effect on the approval of this proposal.

Our board of directors unanimously recommends that you vote “FOR” the Advisory Compensation Proposal.

PROPOSAL 3

THE ADJOURNMENT PROPOSAL

Although it is not currently expected, the special meeting may be adjourned to a later date or dates, if necessary or appropriate, including to solicit additional proxies if we have not received sufficient votes for approval of the Merger Proposal at the time of the special meeting. Any adjournments may be made without notice, other than by an announcement at the special meeting, upon approval by the affirmative vote of a majority of the votes cast on the proposal present in person or represented by proxy at the special meeting and entitled to vote.

If the persons named as proxies on the proxy card are asked to vote for one or more adjournments of the special meeting, including to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal, they will only have the authority to vote on such matter as instructed by you or your proxy and, if no instructions are provided, will vote for such adjournment. Any adjournment of the special meeting, including for the purpose of soliciting additional proxies, will allow our shareholders who have already granted their proxies to revoke them at any time prior to their use.

Approval of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of Company common stock present in person or represented by proxy at the special meeting and entitled to vote. If you fail to vote your shares or abstain from voting with respect to the Adjournment Proposal, or if you fail to provide instructions to your broker, bank or other nominee with respect to the Adjournment Proposal, your failure to vote will not have any effect on the outcome, assuming a quorum is present. Broker non-votes are not considered to be votes cast and therefore will not have any effect on the approval of the proposal.

Our board of directors unanimously recommends that you vote “FOR” the approval of the Adjournment Proposal.

THE PARTIES TO THE MERGERS

Condor Hospitality Trust, Inc.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

Company Parties

The Company (Condor Hospitality Trust, Inc.)

Condor Hospitality Trust, Inc. is an externally managed real estate trust formed as a Maryland corporation, that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 MSAs with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in eight states. Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels Group.

The Company common stock trades on the NYSE American under the symbol “CDOR.”

The Operating Partnership (Condor Hospitality Limited Partnership)

Condor Hospitality Limited Partnership is a Virginia limited partnership through which the Company conducts substantially all of its business and owns, either directly or indirectly through subsidiaries all of the Company assets.

The Company’s and the Operating Partnership’s principal executive offices are located at 4800 Montgomery Lane, Suite 220, Bethesda, Maryland, 20814, and the telephone number is 402-371-2520.

The Company website is www.condorhospitality.com. The information contained on the Company website is not incorporated into, and does not form a part of, this proxy statement. For additional information about the Company and its business, please refer to “Where You Can Find More Information” on page 85.

Parent Parties

Parent (NHT Operating Partnership, LLC)

NHT Operating Partnership, LLC is a Delaware limited liability company. Parent is the operating partnership of NHT, which is listed on the TSXV under the ticker symbol “NHT”. NHT is primarily focused on acquiring and maintaining select service and extended stay, hospitality assets in the United States.

Merger Sub (NHT REIT Merger Sub, LLC)

NHT REIT Merger Sub, LLC is a Delaware limited liability company formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated thereby. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with the merger agreement.

Merger OP (NHT Operating Partnership II, LLC)

NHT Operating Partnership II, LLC is a Virginia limited liability company formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated thereby. Merger OP has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with the merger agreement.

The executive offices of Parent, Merger Sub and Merger OP are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the telephone number is (972) 628-4024.

THE MERGERS

The following is a description of the material aspects of the mergers. While we believe that the following description covers the material terms of the mergers, the description may not contain all of the information that is important to our shareholders. We encourage our shareholders to carefully read this entire proxy statement, including the merger agreement and the other documents attached to this proxy statement and incorporated herein by reference, for a more complete understanding of the mergers.

General

Our board of directors has adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including, without limitation, the Company merger. In the Company merger, Merger Sub will merge with and into the Company, with the Company being the surviving entity in the Company merger and continuing as a wholly owned subsidiary of Parent. Upon completion of the Company merger, all shares of Company common stock (other than treasury shares and shares held by the Parent Parties, which will be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor) and Series E preferred stock will be automatically cancelled and converted into the right to receive the cash consideration described below under “- Consideration to be received in the mergers.”

Immediately prior to the Company merger, Merger OP will merge with and into the Operating Partnership, with the Merger OP being the surviving entity in the Partnership merger. We already have taken all actions necessary to approve the Partnership merger and no approval of any of the limited partners of the Operating Partnership is required to complete the Partnership merger. As such, this proxy statement does not constitute any solicitation of consents with respect to the Partnership merger.

We were incorporated in Virginia on August 23, 1994 and we reincorporated in Maryland on November 19, 2014. Our Company common stock began trading on October 30, 1996 and today trades under the symbol “CDOR” on the NYSE American stock exchange. We are a self-administered real estate investment trust for federal income tax purposes that specializes in the investment and ownership of high-quality select-service, limited-service, extended stay, and compact full service hotels. As of the Record Date, the Company owned 15 hotels, representing 1,908 rooms, in eight states, including one hotel owned through an 80% interest in an unconsolidated joint venture (the “Atlanta JV”).

We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by our Operating Partnership and its subsidiaries, for which our wholly-owned subsidiary, Condor Hospitality REIT Trust, serves as general partner. As of the Record Date, we beneficially owned an approximate 99.5% ownership interest in the Operating Partnership.

Background

The following chronology is a summary of the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to encompass every conversation among the parties to the transaction, the board of directors, our management or representatives and other parties.

The Company began as a publicly traded real estate investment trust (“REIT”) focused on hotels in 1994, when it conducted its initial public offering, focused on owning midscale and economy hotels, and at its peak ownership in 2008, owned 128 such hotels. The slow recovery of the Company’s legacy hotels compared to higher priced hotels following an economic downturn in 2008 led the Company to reevaluate its operating model and engage in a strategic plan to reduce ownership of midscale and economy hotels in favor of newer premium-branded upper-midscale and upscale select-service hotels located primarily in major secondary markets. The implementation of the change proceeded slowly over the next several years, and, in March 2015, Mr. J. William Blackham was appointed President and CEO of the Company as part of an effort to expedite the Company’s disposition of legacy hotels and the acquisition of new hotels that fit the Company’s strategic plan.

From October 1, 2015 through March 31, 2018, the Company acquired 14 such hotels in accordance with its strategic plan and substantially completed its exit from the ownership of midscale and economy hotels, retaining only one select service hotel from the previous portfolio.

In order to continue to execute the Company’s strategy, Mr. Blackham periodically explored potential avenues for raising capital to purchase additional hotels, and regularly reported on these efforts to the board of directors. However, as of June 30, 2018, new capital had not been sourced. Accordingly, on July 1, 2018, the Company engaged two investment banks—CS Capital Advisors, LLC (“CSCA”) and Robert W. Baird & Co. Incorporated (“Baird”)—to assist it in raising capital by identifying potential investors in the Company’s debt or equity securities or potential joint venture candidates for the purpose of acquiring hotels. CSCA contacted 27 parties, none of whom entered into confidentiality agreements or submitted indications of interest. Baird likewise contacted 27 parties, 10 of whom executed confidentiality agreements with the Company. None of the 10 submitted indications of interest in the near term. As discussed below, one of the 10 parties eventually delivered a draft non-binding letter of intent on November 5, 2018 to acquire less than 100% of the Company’s common stock (subject to other conditions).

On September 6, 2018, at its regularly scheduled quarterly meeting, the board of directors received presentations from five investment banks on potential capital raise opportunities and strategic alternatives for the Company. McGrath North Mullin & Kratz, PC LLO (“McGrath North”), the Company’s outside counsel, was present at the meeting. McGrath North reviewed with the board of directors its fiduciary duties under the MGCL in connection with the consideration of strategic alternatives. In the course of the presentations by the investment banks, the board of directors was provided information regarding, among other things, the lodging environment, preliminary Company valuations and potential strategic alternatives available to the Company. One of the investment banks focused exclusively on a brokered sale of each of the Company’s hotels, either alone or in groups. The other four banks presented a general overview of potential strategic alternatives, including, among other things, a sale of the Company, a merger transaction, and growth through a contribution of assets or investment by an equity partner. Two of the five presentations, those of Baird and KeyBanc, included more detailed and extensive valuation analyses and exhibited deeper familiarity with the Company’s hotels, operations and management. While both of these investment banks had previously provided investment banking services to the Company, KeyBanc had served as the lead book-runner on the Company’s successful March 23, 2017 $50.1 million public offering and was joint lead arranger in respect of the Company’s revolving credit facility (under which an affiliate of KeyBanc was also a lender and agent). The board of directors engaged in extended discussion regarding the benefits of retaining one of Baird or KeyBanc as its financial advisor, including, among other things, their superior familiarity with the Company as compared to the other banks. After careful deliberation and consideration, the board of directors determined to retain KeyBanc based on, among other factors, KeyBanc’s experience in the sector, familiarity with the Company and its operations, and wherewithal to conduct a robust strategic alternative review process.

KeyBanc was formally engaged as the board of directors’ financial advisor as of September 13, 2018. Over the ensuing weeks, KeyBanc, at the direction of the board of directors, reached out to over 200 potential bidders to gauge interest in a strategic transaction with the Company. The types of parties contacted included private equity investors, strategic investors, sovereign wealth funds, insurance companies, family offices, hedge funds and pension fund / endowments and public REITs. Between October 1, 2018 and October 25, 2018, the Company entered into 45 non-disclosure agreements with potential parties identified by KeyBanc, including NexPoint Real Estate Advisors L.P. (“NREA”), an affiliate of Highland Capital Management L.P. (“Highland Capital”), a multibillion-dollar global alternative investment manager founded in 1993. The parties entering into non-disclosure agreements, including NREA, were provided access by KeyBanc, at the direction of the Company, to a virtual data room which contained a confidential information memorandum, Company financial information and Smith Travel Research (“STR”) reports on the Company’s hotels.

On September 27, 2018, at the direction of the board of directors, the Company publicly announced that its board of directors had initiated a process to evaluate strategic alternatives to enhance shareholder value. The review process, to be conducted with the assistance of financial and legal advisors, would evaluate the full range of potential strategic alternatives, from remaining independent to consummating a sale of the Company or other business combination (including, without limitation, public and private capital raises, recapitalization, merger or acquisition, and joint venture opportunities).

During the strategic alternative process, at the direction of the board of directors, Mr. Blackham continued to explore potential acquisition opportunities, which resulted in a non-binding letter of intent with Party A on October 28, 2018 proposing that the Company purchase 15 hotels from Party A. The purchase was subject to substantial conditions, including financing conditions, commitment by the Company’s major shareholders to sell their Company securities to Party A, equity capital raises by the Company and board of director and shareholder approvals. Party A granted the Company a 15-day exclusivity period to negotiate the purchase of the hotels. While Mr. Blackham participated in discussions with Party A, the letter of intent expired with the expiration of the 15-day exclusivity period when numerous conditions, including the financing condition, were not satisfied.

On November 1, 2018, at a meeting of the board of directors, KeyBanc presented the first round expressions of interest and potential terms. After McGrath North reiterated the board of directors’ fiduciary obligations in connection with the process, KeyBanc reported that most of the parties contacted indicated that they would not participate in the process for reasons including the Company’s share price underperformance, lack of interest in the hospitality sector, concerns about the select-service hotel space, unfavorable pricing range and exit concerns from a potential investment, current stage of lodging cycle for supply and demand, and risk of potential dilution. KeyBanc reported that eight parties—NREA and Parties B, C, D, E, F, G and H—had provided written indications of interest. Seven of these parties, NREA and Parties B, C, D, E, F and G, proposed an all-cash acquisition of the Company. Party H proposed to acquire the Company through a reverse merger and recapitalization.

The indications of interest from NREA and Parties B, C, D, E, F and G for a cash acquisition of the Company ranged in implied share values and were based on varying assumptions, including the costs of property improvements (“PIP”) that would be required by the franchisors of the Company’s hotels in connection with a transaction. KeyBanc assisted the board of directors in evaluating the certainty of capital financing of these seven parties, noting that Party G’s proposal had the lowest indicated price per share for Company common stock and that Party G had never engaged in an entity-level transaction. By contrast, the indications of interest from Party A and Party H proposed transactions whereby only Company securities owned by RES and SREP (and no other Company stockholders) would be acquired. The board of directors discussed potential shareholder sentiment for remaining invested in the Company compared to the lack of a liquidity event for holders of Company common stock other than RES and SREP, and the significant conditionality of these indications of interest. The board of directors then instructed KeyBanc to invite NREA and Parties B, C, D, E and F (excluding Party G, in light of its non-competitive price and doubts about its wherewithal to complete a transaction) to engage in additional consideration and submit refreshed indications of interest for strategic transactions with the Company. Access to the virtual data room was terminated on November 6, 2018 for potential parties who did not submit an indication of interest, and thereafter for parties who were not invited to resubmit proposals or who did not resubmit a proposal when invited.

On November 5, 2018, the Company received an unsigned draft non-binding letter of intent from Party I through Baird. Party I proposed to acquire Company common stock held by RES and SREP, seats on the board of directors, entry into a joint venture with the Company for the acquisition of certain hotels and a 120-day exclusivity period during which Party I would conduct due diligence prior to confirming its intent to move forward. Prior to November 29, 2018 Party I withdrew its indication of interest, citing issues with valuation, timing and the Company’s share price performance.

On November 6, 2018, the Company through KeyBanc updated the virtual data room with additional information including Company PIP assumptions, property-level profit and loss statements, updated Company financial information, estimated historical property capital expenditures, updated STR reports for the hotels, tax assessments, environmental reports, hotel management agreements, and franchise agreements. On November 13, 2018, KeyBanc invited NREA and each of Parties B, C, D, E and F to participate in additional due diligence and to submit revised proposals by November 20, 2018.

Five parties, NREA and Parties B, C, D and E submitted written refreshed indications of interests between November 20, 2018 and November 23, 2018 to KeyBanc.

On November 29, 2018, the board of directors met, with its legal and financial advisors in attendance. KeyBanc reviewed with the directors the refreshed round of proposals from NREA and Parties B, C, D and E, each of which contemplated an all-cash acquisition of the Company. Parties C and E proposed purchase prices per share of Company common stock of $11.95 and $10.77, respectively, unchanged from their initial indications of interest. Party B, NREA and Party E proposed purchase prices per share of common stock of $10.52, $10.79 and $10.25, respectively, which were lower than their original indications of interest. KeyBanc reported that the parties cited increased concerns about the volatility in the capital markets and overall underperformance of the select-service lodging fundamentals. KeyBanc reported that Party H withdrew its reverse merger and recapitalization proposal, citing recent share price performance of public REITS. McGrath North discussed with the board of directors its fiduciary duties under the MGCL. After extensive discussion amongst itself and with KeyBanc, the board of directors determined that, based on proposal pricing and financing uncertainty, Parties D and E be dropped from the process and that NREA and Parties B and C be invited to engage in further due diligence of the Company and submit final proposals.

On December 17, 2018, KeyBanc invited NREA and Parties B and C to submit best and final proposals by January 18, 2019, and included invitations also for property tours. The Company updated the virtual data room with information including 2019 property manager budgets and year-to-date performance, updated STR reports, material contracts, guest satisfaction surveys and a draft agreement and plan of merger.

Party J, one of the potential parties previously contacted by KeyBanc, contacted KeyBanc on December 19, 2018 and asked to be included in the process. It signed a non-disclosure agreement on December 21, 2012, and was added to the group invited to submit final proposals and given access to the virtual data room.

Party K, one of the potential parties previously contacted by KeyBanc, contacted KeyBanc on January 11, 2019, and asked to be included in the process. It signed a non-disclosure agreement on that date, and was added to the group invited to submit final proposals and given access to the virtual data room.

Between December 17, 2018 and January 18, 2019, NREA and Parties B, C, J and K conducted due diligence. On January 18, 2019 Parties B, C, J and K submitted written proposals for an all-cash acquisition of the Company. NREA, though invited to participate in the final round and continued to conduct diligence, declined to submit a revised proposal. In particular, based on its diligence review and the Company’s performance, NREA opted against expending the time, resources and capital necessary to update its bid. At the time, NREA was not prepared to pay a premium for the Company because it lacked an existing platform that would allow it to generate synergies with the Company’s hotel portfolio.

On January 22, 2019, the board of directors met, together with its legal and financial advisors, and received KeyBanc’s report on the proposals. Parties B and C decreased their proposed price per share of Company common stock to $9.50 and $9.75, respectively. Party K’s proposed price per share of Company common stock was $10.00. Party J’s proposed price per share of Company common stock was $10.75, the highest received in the round. KeyBanc was directed by the board of directors to continue discussions with Party J and to work to enhance the proposed terms. Parties B, C and K were dropped from the process based on unsatisfactory proposal pricing. The board of directors then reviewed Party A’s proposal to sell certain of its hotel portfolios to the Company, along with potential transaction structures and capital financing. The directors discussed the significant financing challenges for the transaction and potential differential treatment of Company stockholders. The board of directors ultimately instructed Mr. Blackham to revert to Party A on various issues regarding the proposed transaction.

KeyBanc, as directed by the board of directors, engaged in discussions with Party J to enhance its proposals. After discussions over the weekend of February 16 – 17, 2019 between KeyBanc and Party J, a draft non-binding letter of intent was prepared by Party J for an all cash acquisition of the Company at a proposed per share price of Company common stock of $11.05 in a transaction not subject to a financing condition, and subject to customary due diligence and legal matters and the negotiation of a purchase agreement. A board of directors meeting was called for the afternoon of February 19, 2019 to consider the proposal. During the morning of February 19, 2019, Party J informed KeyBanc that its financing was no longer certain and asked for time to seek other sources of financing over the next week. The board of directors met on the afternoon of February 19, 2019 and was informed of the development. McGrath North’s was present on the call. When Party J did not secure a source of financing, Party J dropped from the process on March 1, 2019.

At the direction of the board of directors, Mr. Blackham continued to explore potential acquisition opportunities, which resulted in a non-binding letter of intent from Party L on February 28, 2019 regarding the potential purchase of seven hotels from Party L. The purchase was subject to substantial conditions, including tax agreements, financing conditions, purchase of Company’s securities by the seller from major shareholders, due diligence, equity capital raises by the Company and board of director and shareholder approvals. Party L granted the Company a 15-day exclusivity period to negotiate the purchase of the hotels. While Mr. Blackham participated in discussions with Party L, multiple conditions to move forward with the transaction, including financing, were not satisfied, and the letter of intent expired with the expiration of the 15-day exclusivity period.

On March 28, 2019, the board of directors met by teleconference, with its legal and financial advisors in attendance, and Mr. Blackham reviewed with the directors of the strategic alternatives process timeline and results. After McGrath North reminded the board of directors of its fiduciary duties under the MGCL, Mr. Blackham noted that the process had essentially run its course. Mr. Blackham reported on broker valuations for a brokered sale of the hotels separately and in groups, in sales through the end of the year. The directors discussed the alternative proposals and observed that Party A’s and Party L’s proposals lacked financing certainty and involved a longer timeline, as well as potential differential treatment of stockholders other than RES and SREP. The board of directors decided to reconvene on April 10, 2019 with the intention of making a decision on the strategic alternative process.

As previously directed by the board of directors, Mr. Blackham continued to search for and evaluate acquisition opportunities, which resulted in a second non-binding letter of intent from Party A on March 29, 2019 regarding the potential purchase of a smaller group of seven hotels from Party A. The purchase was subject to substantial conditions, including financing conditions, commitment by the Company’s major shareholders to sell their Company securities to Party A, equity capital raises by the Company and board of director and shareholder approvals. Party A granted the Company a 15-day exclusivity period to negotiate the purchase of the hotels. While Mr. Blackham participated in discussions with Party A, multiple conditions to move forward with the transaction, including financing, were not satisfied, and the letter of intent expired with the expiration of the 15-day exclusivity period.

Over April 10 – April 11, 2019, the board of directors met on two teleconferences and received reports from Mr. Blackham on alternate strategic transactions for the acquisition of hotel portfolios by the Company and a brokered sale process for the sale of Company’s hotels, McGrath North was present on the calls. McGrath North discussed with the board of directors their fiduciary duties under MGCL. No parties remained active in improving their prior proposals, and the board of directors, after consideration of the progress of the strategic alternatives process and the decreasing per share value of the proposals, directed the Company to engage a broker for the prospective sale of hotel properties as the best alternative to achieve the highest value for shares of Company common stock, and to terminate the engagements with the investment bankers. The engagements with Baird and CSCA were terminated on April 15, 2019. KeyBanc’s engagement was terminated on April 19, 2019, subject to responsibilities and fees provided for during the “tail period”, the 12 months following termination of its engagement.

Prior to terminating the strategic alternative process, Mr. Blackham with the knowledge and agreement of the board of directors, suggested that KeyBanc engage the potential bidders once more to assess their ongoing interest in a potential transaction and, in particular, to ascertain whether any of the bidders were willing to enhance and/or further negotiate their prior proposals. KeyBanc contacted NREA and Parties D and K, the only bidders who, in KeyBanc’s view, were likely to fall in that category. Parties D and K declined to participate further.

On May 14, 2019, Mr. McGraner initiated a conversation with KeyBanc to discuss the possibility of a potential acquisition of the Company by one of NexPoint Advisors L.P.’s affiliated funds, NHT, a newly formed real estate investment trust, sponsored by Highland Capital. NHT focuses on acquiring, owning, renovating and operating a portfolio of income-producing hotel properties located in the United States, and following NHT’s initial public offering on the TSVX in March 2019, Mr. McGraner viewed the acquisition as way to grow and expand the existing NHT portfolio. Following the conversation with Mr. McGraner, KeyBanc reached out to Mr. Blackham to advise him of NREA’s renewed interest in a potential transaction. Mr. Blackham authorized KeyBanc to provide Mr. McGraner with a draft of the agreement and plan of merger that was previously provided in the virtual data room on December 4, 2018.

On May 18, 2019, the Company through KeyBanc opened a virtual data room containing due diligence materials for review by NHT, and its legal, financial, tax and accounting advisors. Representatives of NHT conducted due diligence of the Company and entered into negotiation of the merger agreement with representatives of the Company.

On May 21, 2019, NREA, on behalf of NHT, provided a comment memo to KeyBanc that was prepared by NHT’s legal counsel, Winston & Strawn LLP (“Winston & Strawn”). The comment memo summarized certain key issues and high-level comments relating to the draft agreement and plan of merger provided to Mr. McGraner. The comment memo addressed, among other matters, requested revisions to the non-solicitation covenant, revisions to the termination events and related liabilities in the event of termination, revisions to certain material defined terms, and the introduction of a reverse termination fee.

On May 23, 2019, NREA, on behalf of NHT, submitted an indication of interest to KeyBanc reflecting the acquisition of the Company through a merger.

On May 23, 2019, Mr. Blackham reported to the board of directors on current alternatives consisting of the sale of the hotels by a broker, and renewed interest by NREA and Highland Capital which had been communicated to KeyBanc. NREA, through KeyBanc, submitted a non-binding letter of interest for the board of directors’ consideration for an all cash transaction at $11.10 per share for Company common stock and $10.00 per share for Series E preferred stock, subject to customary due diligence and review of the Company. After discussion concerning the certainty of consummation of the transaction and timing, Mr. Blackham was authorized by the board of directors to move forward with negotiations pursuant to the letter of interest. Mr. Blackham was also directed to suspend the broker arrangement for the sale of the hotels.

Between May 31, 2019 and June 30, 2019, the Company’s management and representatives of NHT and their respective counsel engaged in negotiations regarding the transaction structure, including whether to structure the transaction as an asset deal or a merger transaction. On June 30, 2019, the parties determined to move forward with a merger structure, and Mr. McGraner and Mr. Blackham agreed to an extension of the due diligence period contemplated by the letter of intent.

On July 1, 2019, the Company and NexPoint Real Estate Advisors VI, L.P. (“NREA VI”), NHT’s external advisor, entered into an escrow agreement, pursuant to which NREA VI deposited $500,000, on behalf of NHT. The escrow deposit was made pursuant to the terms of the letter of intent executed by NREA and the Company on May 23, 2019. The escrow amount was fully refundable to NREA VI if a definitive agreement was not entered into by July 15, 2019. It is expected that the amount in escrow will be used to fund a portion of the merger consideration at closing.

On July 2, 2019, Winston & Strawn provided a revised draft of the merger agreement to McGrath North, reflecting the comment memo submitted on May 21, 2019, along with revisions to the interim covenants, expansion of the representations and warranties, and other mechanics surrounding the merger consideration.

On July 3, 2019, Winston & Strawn provided an initial draft of the voting agreement to McGrath North for further distribution to counsel for RES and SREP. During the period of July 3, 2019 until July 18, 2019, the parties negotiated the terms of the voting agreement, including the events in which RES and SREP could change or withdraw their support and the accrual and payment of dividends between signing and closing. Ultimately, the parties agreed that RES and SREP would vote their shares in favor of the mergers, unless, among other items, there is a change in recommendation as a result of a change in circumstances or the merger agreement terminated in accordance with its terms, including in the event of a superior proposal.

On July 8, 2019, a call was convened with Mr. Blackham and representatives of KeyBanc, McGrath North and Winston & Strawn on matters of legal due diligence of the Company, including with respect to employment matters, real estate matters and environmental matters.

On July 8, 2019, a call was convened with McGrath North and Winston & Strawn on the merger agreement to discuss the parties to the merger agreement, dividends, termination end date, and termination fees.

On July 8, 2019, a call was convened with Mr. Blackham and representatives of Highland Capital, representatives of NHT, McGrath North and Winston & Strawn. The participants discussed amounts of the termination fees, end date for the merger agreement, the time period in which the Company could accept a superior proposal and terminate the merger agreement, and an appropriate entity to guarantee the Parent Parties termination fee.

On July 9, 2019, a call was convened with Mr. Blackham, representatives of Highland Capital, representatives of NHT, McGrath North and Winston & Strawn. The participants continued discussions of termination fees, guarantee of the Parent Parties termination fee by NHT, and the end date for the merger agreement.

On July 9, 2019 the board of directors met and received a report from Mr. Blackham on the status of the negotiations with NHT and the open matters requiring further discussion.

On July 10, 2019, a call was convened with Bill Blackham, representatives of Highland Capital, representatives of NHT, McGrath North and Winston & Strawn. After discussion, the amount of the termination fees were agreed upon. Proposals were discussed to permit extensions of the closing date after October 1, 2019, and agreement was reached to permit the Parent Parties three 30-day extensions from closing, and for the Company to be permitted to pay a dividend during the month in which an extension option for closing is exercised, subject to limitations on amounts and the Company’s prior month adjusted funds from operation.

On July 10, 2019 Mr. Blackham reported to the board of directors that the major open matters were being resolved and the parties were proceeding towards finalizing the merger agreement and advised that the board of directors should be expecting a call for a meeting during the week of July 15, 2019.

On July 11, 2019, Winston & Strawn provided a revised draft of the merger agreement to McGrath North reflecting its position from the calls that occurred between July 9, 2019 and July 10, 2019.

On July 12, 2019, Winston & Strawn provided draft financing commitment letters to McGrath North. Between July 12, 2019 and July 19, 2019, the parties negotiated the terms of the financing commitment letters, including the party to provide the guarantee, the coverage of the guarantee, and the amount of the commitment letters. Ultimately, the parties agreed that NHT was an acceptable entity to guarantee any termination fee to be paid by the Parent Parties, with assets sufficient to cover the amount, and the equity commitment letter would cover an amount up to approximately $308 million, which would be irrevocably reduced dollar-for-dollar in the event the Parent Parties delivered a customary debt commitment letter to the Company without any “diligence out” exceptions for funding.

On July 14, 2019, Mr. McGraner contacted KeyBanc to advise it that the board of NHT had approved the proposed transaction on the morning of July 14, 2019.

During the week of July 14, 2019, Winston & Strawn and McGrath North finalized the forms of the merger agreement, disclosure schedules to the merger agreement, financing commitment letters and voting agreement.

At 9:00 a.m. eastern time, on July 18, 2019, the board of directors held a telephonic meeting at which representatives of KeyBanc and McGrath North were present. KeyBanc reviewed its financial analysis of the merger consideration to be paid to the unaffiliated holders of the Company common stock with the board of directors. A representative of KeyBanc then delivered to the board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 19, 2019, to the effect that as of such date, and subject to the assumptions, limitations, qualifications and other matters set forth in KeyBanc’s written opinion, the consideration to be paid to each of the unaffiliated holders of the Company common stock was fair, from a financial point of view, to such holders. The board of directors discussed with KeyBanc its fairness opinion. McGrath North reviewed with the board of directors the fiduciary duties owed by the directors under the MGCL in connection with the proposed transaction, and then provided a summary of the material terms of the merger agreement. Discussions ensued regarding, among other items, the strategic alternative process, the declining proposals received, confidence in concluding the transaction, timing, financing, dividend restrictions, and interim operations under the merger agreement. Representatives of McGrath North then presented a proposed amendment to the Company’s bylaws that would exempt the transaction from certain effects of the control share acquisition statutes under the MGCL. Representatives of McGrath North then reviewed the proposed resolutions prepared for the proposed transaction and the bylaw amendment. Following these presentations and discussions, the board of directors, by unanimous vote of all directors, declared the transactions contemplated by the merger agreement, including the merger, advisable in the best interests of the Company and its shareholders, approved the merger agreement and the mergers, and unanimously recommended that the Merger Proposal be submitted to the holders of the Company common stock and the Series E preferred stock for approval. Following the meeting of the board of directors, KeyBanc contacted Mr. McGraner to advise him that the board of directors had unanimously approved the proposed transaction.

In the evening of July 18, 2019, McGrath North circulated revised disclosure schedules and a revised merger agreement. During the evening of July 18, 2019 and the continuing through the day of July 19, 2019, legal representatives to the Company and NHT worked to resolve various open issues, including with respect to required repairs to the property, the dividend to be paid if the extension right is exercised by Parent, and activities to be permitted without the consent of the Parent Parties between signing and closing; reviewed and commented upon disclosure schedules and various exhibits to the draft merger agreement; and exchanged further revised drafts of the merger agreement and the disclosure letter.

On the evening of July 19, 2019, the Company Parties and the Parent Parties executed the merger agreement and RES, SREP and the Parent Parties executed voting agreements.

On July 22, 2019, NHT and the Company issued a joint press release regarding the execution of the merger agreement and the proposed acquisition of the Company by NHT for $11.10 per share of the Company common stock and $10.00 per share of the Series E preferred stock.

On July 23, 2019, SREP filed an amendment to its Schedule 13D disclosing that, on July 19, 2019, it entered into a voting agreement with the Parent Parties.

On July 23, 2019, RES filed an amendment to its Schedule 13D disclosing that, on July 19, 2019, it entered into a voting agreement with the Parent Parties.

On July 31, 2019, the Parent Parties filed a Schedule 13D, that on July 19, 2019 the Parent Parties entered into a voting agreement with each of RES and SREP.

Reasons for the Company merger and recommendation of our board of directors

In evaluating the merger agreement and the other transactions contemplated by the merger agreement, our board of directors consulted with legal and financial advisors. In reaching its determination that the merger agreement and the transactions contemplated by the merger agreement, including, without limitation, the Company merger, are fair, advisable and in the best interest of the Company and our shareholders, our board of directors considered a number of factors, including the following material factors which our board of directors viewed as supporting its decision to adopt and approve the merger agreement, and the other transactions contemplated by the merger agreement and for our board of directors to recommend approval of the Merger Proposal to our shareholders:

•

the $11.10 per share to be received by the holders of the Company common stock represents a premium of approximately 32% over the Company’s closing share price of $8.33 as of July 17, 2019, the trading day prior to the meeting date to consider approval of the merger agreement;

•	the merger consideration is payable in cash and will provide our shareholders with immediate and certain value and liquidity for their shares;

•

the fact that the Company merger consideration is a fixed cash amount and will not be adjusted for any change in the value of shares of our Company common stock, which limits the impact of external factors on the Company merger;

•

the belief that the Company merger is more favorable to our shareholders than other strategic alternatives available to us, including acquisition by a different buyer, or selling the hotels through a marketing process conducted by a broker;

•

the financial presentation of KeyBanc and its oral opinion, subsequently confirmed by delivery of its written opinion dated July 19, 2019 (attached to this proxy statement as Annex B) that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by KeyBanc as set forth in its written opinion, the merger consideration of $11.10 per share to be paid to unaffiliated holders of the Company common stock pursuant to the merger agreement was fair, from a financial point of view, to the unaffiliated holders of the Company common stock (see “- Opinion of our financial advisor” below);

•

the terms and conditions of the merger agreement, which were reviewed by the board of directors with financial and legal advisors, and the fact that such terms were the product of arms’ length negotiations between the parties;

•

the fact that the termination fee payable by us under the merger agreement was viewed, after consultation with the Company’s legal and financial advisors, as reasonable and not likely to preclude another party from making a competing acquisition proposal;

•

the customary conditions to the parties’ obligations to complete the mergers, and the fact that the terms and conditions of the merger agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied;

•

the high probability that the Company merger would be completed based on, among other things, the lack of a financing condition, no requirement for acquirer’s stockholder approval and the $11,925,000 reverse termination fee payable to us if the merger agreement is terminated under certain circumstances;

•	our ability to seek specific performance under certain circumstances of the merger agreement to complete the Company merger;

•	our ability to declare and pay dividends at certain times if Parent extends the date to close the mergers;

•

the board of director’s familiarity with the Company’s business, operations, financial condition, earnings and prospects, as well as the board of director’s knowledge of the environment in which we operate, including economic and market conditions;

•

the ability of the company to create additional shareholder value through acquisitions and growth being constrained by stock market conditions, share price, and blocking rights held by two major shareholders; and

•	the risks and uncertainty of remaining an independent public company, given our smaller scale relative to hotel REITs, which could impede our ability to raise new capital.

The board of directors also considered a variety of risks and other potentially negative factors in its consideration of the merger agreement, including the following material factors:

•	the risk that a different strategic alternative could prove to be more beneficial to Company shareholders than the Company merger;

•

the fact that the Company merger would preclude our shareholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on the Company’s future performance;

•

the significant costs involved in connection with entering into and completing the Company merger and the substantial time and effort required to consummate the Company merger and related disruptions to the operation of our business;

•

the restrictions on the conduct of our business prior to the completion of the Company merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Company merger;

•	the ability to retain employees required for ongoing operations of the Company;

•

the pendency of the Company merger or failure to complete the Company merger may cause harm to relationships with our business associates and may divert management attention away from the day-to-day operation of our business;

•	the risk that, under the terms of the merger agreement, the Company may be obligated to pay Parent Parties a termination fee in the amount of $9,540,000 in certain circumstances;

•

the fact that the terms of the merger agreement place limitations on our ability to initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes an Acquisition Proposal;

•	the possibility that the Company merger may not be completed, or that completion of the Company merger may be delayed for reasons that are beyond the Company’s or Parent Parties’ control;

•	the fact that an all cash merger would be taxable to U.S. shareholders for U.S. federal income tax purposes;

•

the fact that, under the MGCL and our charter, our shareholders will not be entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Company merger; and

•	the types and nature of the risks and uncertainties described under the caption “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes the material factors considered by our board of directors. In reaching the decision to adopt and approve the merger agreement, the board did not quantify, rank or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors.

The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” After considering the foregoing potentially negative and potentially positive factors, the board of directors concluded that the potentially positive factors relating to the merger agreement, substantially outweighed the potentially negative factors.

After careful consideration, for the reasons set forth above, the board (1) determined that the merger agreement and the transactions contemplated thereby, including, without limitation, the Company merger, are fair to, advisable and in the best interest of the Company and the shareholders and (2) adopted and approved the merger agreement.

Opinion of our financial advisor

The board of directors retained KeyBanc to act as its financial advisor in connection with the merger. In selecting KeyBanc, the board of directors considered, among other things, KeyBanc’s qualifications, expertise, reputation and knowledge of the business and affairs of the Company and the industry in which the Company operates.

On July 18, 2019, KeyBanc rendered an oral opinion to the board of directors, which was subsequently confirmed in a written opinion as of July 19, 2019, as to the fairness, from a financial point of view, to the unaffiliated holders of the Company common stock, and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by KeyBanc, of the consideration to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement.

The full text of KeyBanc’s written opinion, dated July 19, 2019, is attached to this proxy statement as Annex B. You should read KeyBanc’s opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken, and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by KeyBanc in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. KeyBanc was retained to serve as an advisor to the board of directors and not as an advisor to or agent of any stockholder of the Company. KeyBanc’s opinion was prepared for the benefit and use of the board of directors (in its capacity as such), and addressed only the fairness from a financial point of view, as of the date of the opinion, of the consideration to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement. It does not constitute a recommendation as to how any stockholder should vote with respect to the Company merger or any other matter, and does not in any manner address the price at which shares of the Company common stock will trade at any time, if ever.

In connection with rendering its opinion, KeyBanc, among other things:

•	reviewed a draft of the merger agreement, circulated on July 16, 2019, which KeyBanc understood to be in substantially final form;

•

reviewed certain publicly available information concerning the Company, including the Annual Report on Form 10-K for the year ended December 31, 2018 and its quarterly report for the quarter ended March 31, 2019;

•	reviewed certain other internal information, primarily financial in nature, concerning Condor’s business and operations furnished to KeyBanc by Condor for purposes of its analysis;

•	reviewed certain publicly available information with respect to certain other companies that KeyBanc believed to be comparable to the Company;

•	reviewed certain publicly available information and other information known to KeyBanc concerning the nature and terms of certain other transactions that KeyBanc considered relevant to its inquiry;

•

met and spoke with certain officers and employees of the Company to discuss the business, financial condition, operations and prospects of the Company, as well as other matters KeyBanc believed relevant to its inquiry;

•	participated in discussions and negotiations among representatives of the Company and Parent and their legal advisors; and

•	performed such other analyses and considered such other data as KeyBanc deemed appropriate.

In its review and analysis and in arriving at its opinion, KeyBanc assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with KeyBanc or publicly available and further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. KeyBanc also assumed that the representations and warranties of each of the parties to the merger agreement are and will be true and correct in all respects material to its analysis. KeyBanc was not engaged to, and has not independently attempted to, verify any of such information or its accuracy or completeness. KeyBanc also relied upon our management as to the reasonableness and achievability of the financial forecast (and the assumptions and bases therefor) provided to KeyBanc and, with our consent, KeyBanc assumed that such forecast was reasonably prepared on bases that reflected the best available estimates and judgments of our management of our future financial performance and other matters covered thereby. KeyBanc was not engaged to assess the reasonableness or achievability of such forecast or the assumptions on which it was based, and KeyBanc expresses no view as to such forecast or assumptions. In addition, KeyBanc has not conducted a physical inspection, valuation or appraisal of any of our assets (including properties or facilities) or liabilities. KeyBanc is also not expressing any view or opinion with respect to, and, at our direction, KeyBanc relied upon, the assessments of our representatives regarding legal, regulatory, accounting, tax and similar matters relating to the Company and the mergers, as to which matters KeyBanc understands that we obtained such advice as we deemed necessary from qualified advisors and professionals. KeyBanc also assumed that all governmental, regulatory or other consents, releases and approvals necessary for the consummation of the mergers will be obtained without any adverse effect on the Company or the mergers that would be meaningful to its analysis.

KeyBanc was not asked to, nor did it, offer any opinion as to the material terms of the merger agreement or the form of the mergers. In rendering its opinion, KeyBanc, with the consent of the board of directors, assumed that the final executed form of the merger agreement would not differ in any material respect from the draft that KeyBanc examined, and that the conditions to the mergers as set forth in the merger agreement would be satisfied and that the mergers would be consummated on a timely basis on the terms set forth in the merger agreement without waiver, modification or amendment of any term or condition that would be meaningful to KeyBanc’s analysis.

KeyBanc’s opinion is based on economic and market conditions and other circumstances existing on, and information made available to KeyBanc as of, the date of its opinion and does not address any matters subsequent to such date. In addition, KeyBanc’s opinion is, in any event, limited to the fairness, as of the date of its opinion, from a financial point of view, of the consideration to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement and does not address our underlying business decision to engage in the mergers or any other terms of the mergers, including the merger consideration paid in the Partnership merger, or the fairness of the mergers, or any consideration paid in connection therewith, to any preferred stockholders of the Company, preferred unitholders of the Operating Partnership or our creditors or other constituencies. In addition, KeyBanc does not express any opinion as to (i) the fairness of the mergers or (ii) the amount or the nature of the compensation now paid or to be paid, in each case, to any of our directors, officers or employees, or class of such persons, relative to the consideration to be paid to public stockholders of the Company. KeyBanc has not evaluated nor does it express any opinion on the solvency or viability of the parties to the merger agreement or their respective affiliates or the ability of such parties to pay their respective obligations when they come due. It should be noted that although subsequent developments may affect KeyBanc’s opinion, KeyBanc does not have any obligation to update, revise or reaffirm its opinion. KeyBanc’s opinion was approved by a fairness committee of KeyBanc.

KeyBanc’s opinion does not constitute a recommendation as to any action the board of directors should take in connection with the mergers or the other transactions contemplated by the merger agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or other party on how that person should act or vote with respect to the mergers or related transactions and proposals or any other matter.

The summary set forth below does not purport to be a complete description of the financial analyses performed by KeyBanc, but describes, in summary form, the material elements of the presentation that KeyBanc made to the board of directors on July 18, 2019, in connection with KeyBanc’s opinion. The following is a summary of the material financial analyses performed by KeyBanc in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses KeyBanc employed in reaching its conclusion.

KeyBanc’s opinion was only one of many factors considered by the board of directors in evaluating the proposed mergers. The terms of the merger agreement, including the Company merger consideration, were determined pursuant to arms-length negotiations between the parties thereto. Neither KeyBanc’s opinion nor its financial analyses were determinative of the Company merger consideration or of the views of the board of directors or its management with respect to the Company merger consideration or the mergers. None of the analyses performed by KeyBanc were necessarily assigned a greater significance by KeyBanc than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by KeyBanc. The summary text describing each financial analysis does not constitute a complete description of KeyBanc’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by KeyBanc. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by KeyBanc with respect to any of the analyses performed by it in connection with its opinion. Rather, KeyBanc made its determination as to the fairness, from a financial point of view, to the unaffiliated holders of the Company common stock of the Company merger consideration to be paid to those stockholders in the Company merger pursuant to the merger agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by KeyBanc in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before July 16, 2019 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.

Summary of financial analyses of our financial advisor

Analysis of Selected Precedent Transactions

KeyBanc performed an analysis of selected comparable transactions in the hospitality industry that shared certain characteristics with the mergers. Based on publicly available information and industry research reports, including certain financial data and the purchase prices paid, KeyBanc identified six transactions in the hospitality industry announced since November 2012.

KeyBanc then narrowed its analysis to focus on only those transactions that included upper-midscale and upscale hospitality assets in order to more closely match the Company’s portfolio (the “Selected Transaction Comparables”). As used in this summary, (1) “EBITDA” refers to earnings before interest, taxes, depreciation and amortization, adjusted to exclude nonrecurring and other similar items and one-time charges and (2) “EV” refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities.

KeyBanc focused on EV to EBITDA multiples for the twelve-month period prior to the public announcement of each respective transaction (“TTM”), which we refer to in the table below as “Implied EV / TTM EBITDA Multiple,” for comparison purposes. The overall median EV / TTM EBITDA Multiple for the Selected Transaction Comparables was 13.4x. For comparison purposes, KeyBanc utilized the information regarding the Company’s TTM financial results, as provided to KeyBanc by the Company’s management and further described in “The Mergers—Certain prospective financial information” on page 42.

The following table sets forth the analysis for the three Selected Transaction Comparables:

Announced	Target	Acquirer	Implied EV / TTM EBITDA Multiple
April 2017	FelCor Lodging Trust Incorporated	RLJ Lodging Trust	12.9x
April 2016	Apple REIT Ten, Inc.	Apple Hospitality REIT, Inc.	13.4x
November 2012	Apple REIT Six, Inc.	BRE Select Hotels Corp.	13.5x

Median			13.4x

KeyBanc then calculated the implied EV range for the Company by first (a) adding and subtracting 1.0x from the median EV / TTM EBITDA multiple and then (b) applying the implied EV / TTM EBITDA multiple range of 12.4x to 14.4x to the Company’s TTM EBITDA.

This analysis indicated the following implied share price reference range for each share of common stock based on the Company’s TTM EBITDA, as compared to the Company merger consideration:

Implied Share Price	Merger Consideration
$8.50—$12.06	$11.10

No company or transaction utilized as a comparison in the analysis of Selected Transaction Comparablesis identical to the Company or directly comparable to the mergers, including in business mix, timing or size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the companies to which we are being compared. In evaluating the selected precedent transactions, KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in our financial conditions and prospects or the hospitality industry or the financial markets in general.

Analysis of Comparable Public Companies

KeyBanc reviewed and compared certain publicly available financial information and valuation multiples for comparable publicly traded companies focused on lodging assets, including publicly traded REITs, that KeyBanc believed, based on its professional judgment and experience, to be comparable to the Company for purposes of this analysis. Financial data of the selected companies were based on public filings and other publicly available information, such as SEC filings and third party equity research reports.

For each of these comparable companies, KeyBanc calculated the ratio of the comparable companies’ EV to estimated calendar year 2019 (“2019E”) EBITDA. The multiples for each of the selected companies were calculated using their respective closing prices on July 16, 2019.

Company Name	EV / 2019E EBITDA
Apple Hospitality REIT, Inc.	11.3x
Summit Hotel Properties, Inc.	12.8x
Chatham Lodging Trust	12.3x
Hersha Hospitality Trust	12.8x

Median	12.5x

KeyBanc then calculated the implied EV range for the Company by first (a) adding and subtracting 1.0x from the median EV / 2019E EBITDA multiple and then (b) applying the implied EV / 2019E EBITDA multiple range of 11.5x to 13.5x to the Company’s 2019E EBITDA.

This analysis indicated the following implied share price reference range for each share of common stock based on the Company’s 2019E EBITDA, as compared to the Company merger consideration:

Implied Share Price	Merger Consideration
$7.45—$11.11	$11.10

No company utilized in the selected public companies analysis was identical to the Company. In particular, each of the selected publicly traded companies is meaningfully larger than the Company and has more liquidity in the stock. In evaluating selected public companies, KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on us and the industry generally, industry growth, and the absence of any material adverse change in our financial condition and prospects or the lodging industry or the financial markets in general.

Historical Stock Trading Analysis

KeyBanc also reviewed the historical common equity pricing and stock trading volume of the Company over the preceding one-year period from July 17, 2018 through July 16, 2019. The trading range reflected the low closing stock price as $6.89 per share (on December 31, 2018) and the high closing stock price as $11.24 per share (on each trading day throughout the period October 4, 2018 through October 8, 2018). In addition, KeyBanc analyzed the consideration to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement in relation to the lowest closing price of the common stock for the one-year period, the average trading price over the one-year period and the closing price as of market close on July 16, 2019, the last day of the one-year period, respectively.

This analysis indicated that the price per share to be paid to the unaffiliated holders of the Company common stock pursuant to the merger agreement represented:

•	a premium of 61% to the low closing price of $6.89 per share as of December 31, 2018;

•	a premium of 17% to the one-year average trading price of $9.50 per share; and

•	a premium of 32% to the closing price as of July 16, 2019.

Premiums Paid Analysis

KeyBanc also reviewed publicly available data for 20 transactions in which the consideration consisted 100% of cash involving publicly traded REITs in the U.S. since December 2011.

For each of the target companies involved in the reviewed transactions, KeyBanc examined the closing stock price one trading day, one week (five trading days) and four weeks (20 trading days) prior to the public announcement of the transaction in order to calculate the premium paid by the acquirer over the target’s closing stock price at those points in time. In the event of a pre-announcement, or market noise which may have impacted the trading of the target’s stock price, KeyBanc used as a starting point the unaffected closing price of the target prior to any market noise. KeyBanc then determined the group average and median percentage premiums observed for the reviewed transactions (i.e., the 20 transactions referenced above) for each of the examined time periods, as set forth in the chart below:

Implied Premium

Precedent Transaction Premium	1 Day	1 Week	4 Weeks
Group Average	18.8%	19.7%	22.7%
Group Median	15.0%	17.2%	20.8%

KeyBanc applied the group median low and the group average high (i.e., 15.0% and 22.7%, respectively) to the Company’s trading price of $8.44 as of market close on July 16, 2019, which implied a fair value range of $9.70 per share to $10.36 per share.

No company, business or transaction used in the premiums paid analysis was identical to the Company or its portfolio. Accordingly, this analysis involved complex considerations and judgments by KeyBanc concerning differences in financial and operating characteristics and other factors that could affect the transaction or other values of the companies, businesses or transactions to which the Company and the mergers were compared. Mathematical analysis of comparable transaction data (such as determining averages and medians) in isolation from other analyses is not an effective method of evaluating transactions.

Miscellaneous

In connection with KeyBanc’s services as the financial advisor to the board of directors, pursuant to a letter agreement dated September 13, 2018, we will pay KeyBanc an aggregate fee of approximately $2.3 million, $0.5 million of which was payable upon KeyBanc’s delivery of its opinion, and the remaining portion of which is payable upon, and subject to, consummation of the mergers. In addition, we have agreed to reimburse KeyBanc for its reasonable out-of-pocket expenses and to indemnify KeyBanc against certain liabilities that may arise in connection with KeyBanc’s engagement. The terms of the fee arrangement were negotiated at arm’s length between the Company and KeyBanc.

KeyBanc acted as a lead underwriter on a follow-on equity transaction priced by the Company in March 2017 and as sales agent for the Company’s equity issuances through its at-the-market equity program beginning in September 2017, for which KeyBanc received fees in the aggregate amount of approximately $0.9 million. In addition, KeyBanc acted as joint lead arranger and KeyBank National Association (“Key”), an affiliate of KeyBanc, acted as agent and lender in connection with the credit agreement entered into in March 2017 among the Operating Partnership as borrower and the other parties party thereto, for which KeyBanc and Key received fees in the aggregate amount of approximately $1.1 million. Key and its affiliates have also previously provided commercial lending, mortgage banking and derivatives services to Parent and its affiliates, and have received compensation from Parent and its affiliates in the aggregate amount of approximately $21.0 million from January 1, 2017 through June 30, 2019 (consisting of $5.2 million in 2017, $15.0 million in 2018 and $0.9 million in the first six months of 2019). Key is in discussions to provide acquisition financing to Parent in connection with the mergers, for which the fee is estimated to be between $1.5 million and $2.2 million.

KeyBanc, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, and private placements. In the ordinary course of KeyBanc’s businesses, KeyBanc and its affiliates, their employees and affiliates, and funds or other entities that such persons manage or invest in or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company or Parent or any of their respective affiliates and third parties, or any currency or commodity that may be involved in the mergers, in each case for their own accounts or for the accounts of customers. KeyBanc and its affiliates may in the future provide financial advisory, commercial banking and/or underwriting services to the Company, Parent or their respective affiliates for which they may receive compensation.

Certain prospective financial information

We do not as a matter of course make public long-term projections as to future revenues, earnings or other results, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. In connection with the Company’s strategic alternatives process, the Company’s management prepared and provided to KeyBanc, our financial advisor in connection with its financial analyses described above under the section above entitled “–Opinion of our financial advisor,” certain nonpublic, internal financial projections our future operations for fiscal year 2019.

We have included the following financial projections for the purpose of providing shareholders access to certain nonpublic information that was furnished to certain parties in connection with our strategic alternatives process, and such information may not be appropriate for other purposes, and is not included to influence your decision to vote for the Merger Proposal.

Financial Highlights & Relevant Projections Provided by the Company

Figures below show the Atlanta JV at pro rata share of ownership (80%)

($’s in millions)	TTM (as of 3/31/2019)	2019E
Hotel Revenue	$71.5	$72.2
Hotel Operating Expenses	(44.5)	(44.6)
Hotel EBIDTA	27.0	27.6
Hotel EBITDA Margin	37.8%	38.3%
Unallocated Hotel and Property Operations Expense	(0.3)	(0.3)
Other Expense, net	(0.1)	(0.1)
General and Administrative Expense (Excl. Stock Comp. Expense)	(5.1)	(5.2)
Corporate Expenses	(5.5)	(5.6)
Total Corporate EBIDTA	$21.5	$22.1

The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The financial projections were prepared solely for our internal use and for KeyBanc and are subjective in many respects. Our independent registered public accounting firm has not compiled, examined, audited, or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.

The above financial projections above were not prepared in accordance with GAAP. We use non-GAAP financial measures in analyzing our financial results and believe that they enhance investors’ understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of other REITs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company’s calculation of non-GAAP financial measures may differ from others in the industry. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections above.

While presented with numeric specificity, these financial projections were based on numerous variables and assumptions that are inherently subjective and uncertain and are beyond the control of our management. Important factors that may affect actual results and cause these financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 17. These financial projections also reflect numerous variables, expectations and assumptions available at the time they were prepared that are subject to change. As a result, actual results may differ materially from those contained in these financial projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. Our shareholders are urged to review our most recent SEC filings for a description of the reported results of operations and financial condition which is incorporated by reference into this proxy statement.

The inclusion of a summary of these financial projections in this proxy statement should not be regarded as an indication that any of our officers, directors, affiliates, advisors or other representatives considered these financial projections to necessarily be predictive of actual future events, and these financial projections should not be relied upon as such nor should the information contained in these financial projections be considered appropriate for other purposes. None of our officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from these financial projections. We undertake no obligation to update or otherwise revise or reconcile these financial projections to reflect circumstances existing after the date these financial projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these financial projections are shown to be in error.

We have not made and make no representation to the Parent Parties, any shareholder, in the merger agreement or otherwise, concerning these financial projections or regarding our ultimate performance compared to the information contained in these financial projections or that the projected results will be achieved. We urge all shareholders to review our most recent SEC filings for a description of our reported financial results.

In light of the foregoing factors and the uncertainties inherent in the financial projections, our shareholders are cautioned not to place undue, if any, reliance on the financial projections.

Consideration to be received in the mergers

Common stock

At the effective time of the Company merger, each share of our common stock (other than treasury shares and shares held by Parent Parties, which will be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $11.10, without interest and less any applicable withholding taxes. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Series E preferred stock

At the effective time of the Company merger, each share of Series E preferred stock issued and outstanding immediately prior to the effective time of the Company merger will automatically be cancelled and converted into the right to receive $10.00, without interest and less any applicable withholding taxes.

Company compensatory awards

Immediately prior to the effective time of the Company merger, each of the outstanding awards granted pursuant to the Company’s equity incentive plans will automatically become fully vested and all restrictions thereon will lapse, and thereafter, all Company common stock represented thereby will be considered outstanding for all purposes under the merger agreement and will only have the right to receive an amount in cash equal to $11.10 in cash, without interest and less any applicable withholding taxes. The compensation committee of our board of directors will determine the portion of any payments that are required to be paid in Company common stock and cash pursuant to the 2019 incentive plans and certain specified agreements. Immediately prior to the effective time of the Company merger, each such equity award of Company common stock will automatically become earned and vested and will be entitled to receive for each share an amount in cash equal to $11.10, without interest and less any applicable withholding taxes.

Partnership merger consideration

Each Partnership common unit held by a holder (excluding Partnership common units held by the general partner of the Operating Partnership) that is issued and outstanding immediately prior to the effective time of the Partnership merger will be converted into, and shall be cancelled in exchange for, the right to receive $0.21346, without interest and less any applicable withholding taxes.

Closing and extensions

We anticipate completing and closing the mergers during the 4th quarter of 2019. The closing of the mergers may not occur prior to October 1, 2019, without the consent of the parties. If we notify Parent that we are prepared to close and all conditions to Parent’s obligations to close are met, then Parent, at its option, may extend the closing time for a 30-day period (or such shorter period so as not to extend beyond December 31, 2019), provided, that no Parent Party is then in breach of the merger agreement in any material respect. Parent may exercise an extension up to three times during the term of the merger agreement.

Dividends

During the term of the merger agreement, we have agreed to not pay cash dividends to holders of the Company common stock or the Series E preferred stock, except we are permitted to declare and pay a dividend to shareholders during the month in which an extension option for closing is exercised by the Parent, subject to limitations as set forth in the merger agreement and Section 7.4 of the disclosure schedules delivered therewith and attached hereto as Annex D on amount and our prior month adjusted funds from operations.

Financing

In connection with the closing of the mergers, Parent will cause an aggregate of approximately $142.1 million to be paid to the unaffiliated holders of the Company common stock and Series E preferred stock and to the holders of Partnership common units. In addition, Parent may, in connection with the closing of the mergers, cause all of our outstanding indebtedness that can be terminated to be paid in full. As of June 30, 2019, we had approximately $135.9 million in aggregate principal amount of consolidated indebtedness. It is currently anticipated that all but approximately $9 million will be refinanced and paid off at the consummation of the mergers.

Parent has delivered to us a commitment letter from NexPoint Advisors, L.P. (the “Investor”) pursuant to which the Investor (or any of its assignees as permitted thereunder) has committed to fund up to $308.2 million of equity financing for the mergers. In addition, NexPoint Hospitality Trust has provided a guaranty of the Parent termination fee of $11,925,000.

Parent is currently in the process of obtaining a debt commitment letter on the terms provided in the merger agreement, and if obtained, the amount committed under the debt commitment letter would irrevocably reduce the amount committed under the equity commitment letter on a dollar-for-dollar basis.

The merger agreement does not contain a financing condition to the closing of the mergers. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, all cooperation reasonably necessary and customary in connection with the arrangement of financing with respect to us or our subsidiaries, or our or our subsidiaries’ real property. For more information, see the section entitled “The Merger Agreement–Financing and Cooperation” on page 73.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Company merger to holders of our common stock whose shares are cancelled in the Company merger and automatically converted into the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (the “IRS”) concerning our tax treatment or the tax treatment of the Company merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the Company merger to holders of restricted stock or the tax consequences of the Partnership merger to the holders of the Partnership common units. In addition, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances, including holders that are subject to special treatment under U.S. federal income tax law, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account;

•	mutual funds;

•	subchapter S corporations;

•	dealers in stocks and securities, or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•

holders of our restricted stock or who otherwise acquired shares of our common stock through the exercise of employee stock options, through a tax qualified retirement plan, or otherwise as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	non-U.S. holders, as defined below (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity holds our common stock, you should consult your tax advisor with respect to the tax consequences of the transactions in your specific circumstances.

The tax consequences of the transactions will depend on your specific situation. You should consult with your own tax advisor as to the tax consequences of the transactions in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) has a valid election in place under the Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder.

The U.S. federal income tax rules applicable to the Company merger, holding and disposing of our common stock, and to REITs generally are highly technical and complex. Holders of our common stock are urged to consult their tax advisors regarding the specific tax consequences to them of the Company merger and the ownership of our common stock, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws, and potential changes in applicable tax laws, in light of their particular circumstances.

Consequences to the Company of the Company merger

For U.S. federal income tax purposes, we will treat the Company merger as a taxable sale by holders of our common stock in exchange for the per share merger consideration. Accordingly, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized by holders of our common stock in connection with the Company merger and the other transactions contemplated by the merger agreement.

Consequences of the Company merger to U.S. holders of company stock

General. The receipt of cash by U.S. holders in exchange for their stock pursuant to the Company merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the Company merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, the 3.8% tax on net investment income will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels.

Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations (generally a maximum rate of 21%). The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. holders who have held our common stock less than six months. A U.S. holder who has held our common stock for less than six months at the time of the Company merger, taking into account the holding period rules, and who recognizes a loss on the exchange of our common stock in the Company merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences of the Company merger to Non-U.S. holders of company stock

General. The following discussion applies only to non-U.S. holders and assumes that no item of income, gain, deduction or loss derived by the non-United States Holder in respect to our common stock at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain non-U.S. holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	investors in pass-through entities that are subject to special treatment under the Code; and

•	non-U.S. holders that are engaged in the conduct of a United States trade or business.

Taxable sale of our common stock. If the Company merger is treated as a taxable sale of our common stock, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the Company merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Company merger and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the Company merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the Company merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the Company merger will treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). In addition, 15% of any amounts realized by a non-U.S. holder will be withheld and remitted to the IRS. A non-U.S. holder’s shares of our common stock generally will not constitute a U.S. real property interest if either:

•

the company is a “domestically controlled qualified investment entity” at the effective time. A “domestically controlled qualified investment entity” includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period; or

•

both (a) that class of our stock is regularly traded on an established securities market at the date of the Company merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the Company merger and (y) the non-U.S. holder’s holding period for the stock.

As discussed above, our common stock is regularly traded on an established securities market as of the date of this proxy statement. If the company is not a “domestically controlled qualified investment entity” and our common stock is not “regularly traded” on an “established securities market,” the company generally would be required to withhold and remit to the IRS 15% of the per share merger consideration.

Income tax treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

Information reporting and backup withholding to holders of company common stock

Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the Company merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. If withholding is required under FATCA under a payment related to our common stock, holders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Holders should consult their tax advisors regarding the effect of FATCA on their particular circumstances.

The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to our common stock pursuant to the Company merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE REIT MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REIT MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Interests of certain shareholders, our directors, officers and employees

In considering the recommendation of our board of directors with respect to the Merger Proposal, shareholders should be aware that our directors, executive officers and employees and certain shareholders have interests in the mergers that may be different from, or in addition to, those of our shareholders generally. These interests may create potential conflicts of interest. Our board of directors and certain shareholders were aware of these interests and considered them, among other matters, in reaching their respective decisions to adopt and approve the merger agreement.

RES and SREP

As of the Record Date, RES and SREP by virtue of their significant voting power and certain governance rights, each have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers or sales of assets. RES or SREP’s influence over our business and affairs may not be consistent with the interests of some or all of our shareholders.

Our board of directors consist of nine members, of which six were nominated for election to the board of directors pursuant to our agreements with RES and SREP entered into at the time of their investment in the Company. Three of the directors were designated for nomination by RES. These three directors are also employees of RES’s affiliates. Three of the directors were designated for nomination by SREP. One of these directors is an employee of an SREP affiliate.

As of the Record Date, RES and its affiliates have shared voting and shared dispositive power over 3,337,612 shares of common stock, representing approximately 28% of the shares of our outstanding common stock, and 487,738 shares of Series E preferred stock, representing approximately 52.7% of our outstanding Series E preferred stock.

As of the Record Date, SREP and its affiliates have shared voting and shared dispositive power over 2,897,739 shares of common stock, representing approximately 24% of our outstanding common stock, and 437,262 shares of Series E preferred stock, representing approximately 47.3% of our outstanding Series E preferred stock.

RES and SREP have entered into voting agreements with the Parent Parties to vote all shares of common stock and Series E preferred stock held by them and their affiliates affirmatively for the proposals. The aggregate voting power of RES and SREP is sufficient to assure approval of the proposals at the special meeting.

Restricted stock held by our directors and employees

Under the terms of the merger agreement, immediately prior to the effective time of the Company merger, the vesting and forfeiture restrictions on shares of our restricted stock granted under our shareholder approved 2016 stock plan (the “2016 Stock Plan”) will lapse and such shares will be fully vested in the holder thereof. Shares of restricted stock will have the same rights and be subject to the same conditions in the Company merger as shares of our Company common stock not subject to any vesting or forfeiture restrictions, including the right to receive the Company merger consideration. Upon completion of the Company merger, holders of restricted stock will be entitled to receive $11.10, without interest and less applicable withholding taxes, as more fully described above in the section entitled “—Material U.S. Federal Income Tax Consequences”, for each share of restricted stock that is vested immediately prior to the effective time of the Company merger. In connection with the Company merger and pursuant to the merger agreement, our 2016 Stock Plan and the award agreements thereunder, restricted stock owned by our independent directors, officers and employees will vest and will convert into the right to receive cash (prior to reduction for any applicable tax withholding) as set forth in the following table. The table assumes the closing of the mergers will occur on October 1, 2019 (the assumed date of the closing of the mergers solely for purposes of this compensation disclosure):

Directors	Common Stock Restricted Shares (#)	Value Upon Vesting ($)
Benjamin Wall	740	8,214
Daniel Elsztain	854	9,479
Daphne Dufresne	854	9,479
Donald Landry	854	9,479
Matias Gaivironsky	211	2,342
Noah Davis	211	2,342
Brendan MacDonald	1,080	11,988
Thomas Callahan	452	5,017

(1)

Shares issued to Brendan MacDonald for director fees, pursuant to his employment terms with StepStone Group Real Estate Holdings LLC, all directors fees received by him, including these shares, are for the benefit of SREP.

Additionally, 4,116 shares of restricted stock owned by our employees (other than Mr. Blackham and Ms. Cavey) will vest and convert into the right to receive cash in the aggregate amount of $45,687 (prior to reduction for any applicable withholding tax). See the section below entitled “—Golden parachute compensation” with respect to the acceleration of restricted stock owned by Mr. Blackham and Ms. Cavey.

Prorated 2019 annual incentive

Pursuant to the merger agreement and Mr. Blackham’s employment agreement, a prorated annual cash incentive may be paid to Mr. Blackham of up to $400,000 and Ms. Cavey of up to $92,500, each prorated as applicable depending on the time of the closing and as determined by the compensation committee of our board of directors based on their achievement of their 2019 incentive plans. The compensation committee of our board of directors may approve for Mr. Blackham to receive up to 23,479 shares of Company common stock, with a value of $260,617 based on the merger consideration of $11.10 per share, on a prorated basis with respect to performance bonuses under his employment agreement as determined by the compensation committee of our board of directors for achievement of budgeted funds from operation targets for 2019. Other employees may earn up to an aggregate of $65,150 (prorated as applicable) in annual incentive compensation for 2019.

Change in control payments and benefits for employees

Change in control payments and benefits for the Company employees, other than Mr. Blackham and Ms. Cavey, assuming that the closing of the mergers occurs on October 1, 2019, are estimated, before any applicable withholding, to be an aggregate of $421,719 for change in control payments, $52,463 for the premiums for medical insurance continuation coverage for eligible employees electing such coverage and their dependents (as applicable) and $47,590 for estimated accrued, but unpaid vacation. Pursuant to the merger agreement, severance payments and change in control awards are subject to a general release of claims in favor of the Company. Additionally, prorated incentive compensation for 2019 may be paid to the Company employees. See “Prorated 2019 annual incentive” above.

Golden parachute compensation

The information set forth below is intended to comply with Item 402(t) of Regulation S-K regarding specified compensation that is based on or otherwise relates to the mergers that is payable or may become payable to each of our named executive officers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. Our named executive officers are J. William Blackham, President and Chief Executive Officer, and Arinn Cavey, Interim Chief Financial Officer and Chief Accounting Officer.

The table below sets forth an estimate of the approximate values of “golden parachute” compensation that may become payable to our named executive officers in connection with the mergers pursuant to Mr. Blackham’s employment agreement with the Company and other payments upon change of control of the Company as approved by the compensation committee of the Company board of directors for Mr. Blackham and Ms. Cavey. The closing of the mergers and the termination of their employment will be a change of control of the Company for purposes of triggering the payments described below for Mr. Blackham and Ms. Cavey. Subject to any delay required by Section 409A of the Code, all such amounts to be paid in cash will be paid promptly at the closing of the mergers in a lump sum and the merger consideration for the shares of Company common stock will be paid upon exchange of those shares with the exchange agent. The table assumes (i) that the closing of the mergers will occur on October 1, 2019 (the assumed date of the closing of the mergers solely for purposes of this golden parachute compensation disclosure), (ii) that a termination of employment occurs immediately following the closing of the mergers (for Mr. Blackham, a termination considered to be “without cause” or by the executive for “good reason”, each as defined under his employment agreement, that occurs in connection with a change in control of the Company), (iii) base salary, target bonus levels and equity award holdings as of October 1, 2019, and (iv) that no amount of withholding taxes are applicable to any payments set forth in the table. As a result of these reasonable assumptions, and the additional assumptions set forth in the footnotes, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the below table. The amounts set forth in the table values shares of our common stock at $11.10 per share, the merger consideration for each share. Pursuant to the merger agreement and Mr. Blackham’s employment agreement, severance payments and change in control awards are subject to a general release of claims in favor of the Company.

Named Executive Officer	Cash[1] ($)	Equity[2] ($)	Perquisites/Benefits[3] ($)	Total ($)
J. William Blackham	3,201,855	1,050,770	53,691	4,306,316
Arinn Cavey	333,125	65,967	24,512	423,604

(1)

This amount for Mr. Blackham is a total of (a)(i) $800,000, which is two times his annual base salary of $400,000, (ii) $1,101,855, which is two times $550,927, the average of his incentive compensation over the last three years, and (iii) $1,000,000, which represents the maximum amount Mr. Blackham is eligible for under a bonus award granted to him by the compensation committee of our board of directors of the range of $500,000 minimum up to $1,000,000, the final amount to be determined by the compensation committee of our board of directors, which represents the portion of up to 293,536 shares of Company common stock which could have been earned by Mr. Blackham pursuant to his employment agreement depending on future share price increases plus (b) $300,000 which represents the maximum prorated annual cash incentive amount which may be granted to him by the compensation committee of our board of directors assuming a closing of the mergers on October 1, 2019, the final amount to be determined by the compensation committee of our board of directors. This amount for Ms. Cavey is a total of (a)(i) $185,000, which is one times her annual base salary, and (ii) $78,750, which is one times her incentive compensation for the past year plus (b) $69,375 which represents the maximum prorated annual cash incentive amount which may be granted to her by the compensation committee of our board of directors assuming a closing of the mergers on October 1, 2019, the final amount to be determined by the compensation committee of our board of directors.

(2)

This amount for Mr. Blackham is a total of (a)(i) the full value attributable to the acceleration of vesting of Mr. Blackham’s 36,694 restricted shares of Company common stock, pursuant to the merger agreement and the 2016 Stock Plan; and (ii) the award of 40,361 shares of Company common stock for the achievement of a target of $11.10, the merger consideration per share of Company common stock, pursuant to the change in control portion of the gain share bonus under Mr. Blackham’s employment agreement plus (b) the award of up to 17,609 shares of Company common stock for achievement of budgeted funds from operations targets which represents the maximum number of shares which may be granted to him by the compensation committee of our board of directors assuming a closing of the mergers on October 1, 2019, the final amount to be determined by the compensation committee of our board of directors. This amount for Ms. Cavey is a total of the full value attributable to the acceleration of vesting of Ms. Cavey’s 5,943 restricted shares of Company common stock.

(3)

This amount for Mr. Blackham is a total of (a) $20,219, which represents up to 18 months of the premiums for medical insurance continuation coverage for Mr. Blackham and his children and (b) $33,472, which is his estimated accrued, but unpaid vacation payout. This amount for Ms. Cavey is a total of (a) $13,479, which represents up to 12 months of the premiums for medical insurance continuation coverage for Ms. Cavey and her children and (b) $11,033, which is her estimated accrued, but unpaid vacation payout.

Indemnification and insurance

The merger agreement provides that rights relating to indemnification, exculpation, advancement of expenses and directors’ and officers’ insurance for our current and past directors and officers will be continued for six years after the completion of the Company merger. These arrangements are described more fully in the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 71.

Payment of merger consideration

On or before the effective time, Parent will deposit, or cause to be deposited, with a bank or trust company as exchange agent, the respective merger consideration described above in the section above entitled “—Consideration to be received in the mergers.” The exchange agent will mail to each holder of record of a certificate or certificates that, immediately prior to the effective time of the Company merger, represented our outstanding common stock or Series E preferred stock or that, immediately prior to the effective time of the Partnership merger, represented Partnership common units, a letter of transmittal and instructions for use in effecting the surrender of the certificates previously representing such Company common stock, Series E preferred stock or Partnership common units in exchange for the merger consideration to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your certificates representing common stock, Series E preferred stock and any Partnership common units, as applicable, in exchange for the merger consideration to which you are entitled.

Upon surrender of a certificate that previously represented our common stock or Series E preferred stock or the Partnership common units to the exchange agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such certificate will promptly receive in exchange therefor the amount of cash to which such holder is entitled. Exchange of book-entry shares or book-entry units representing our common stock, Series E preferred stock or Partnership common units will be effected in accordance with the exchange agent’s customary procedures with respect to securities represented by book entry.

Regulatory matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the acceptance for record of the articles of merger with respect to the Company merger by the State Department of Assessments and Taxation of the State of Maryland, and the filing of the certificate of merger with respect to the Company merger with the Secretary of State of the State of Delaware and the certificate of merger with respect to the Partnership merger with the Virginia State Corporation Commission.

Litigation related to the mergers

On August 20, 2019, a putative class action complaint was filed against the Company and each of the Company directors, the Operating Partnership, Parent, Merger Sub, Merger OP and NHT in the United States District Court for the District of Delaware under the caption Graham v. Condor Hospitality Trust, Inc., et al., Civil Action No. 1:19-cv-01552. A second putative class action complaint was filed on August 23, 2019 against the Company and each of the Company directors, the Operating Partnership, Parent, Merger Sub and Merger OP in the United States District Court for the District of Delaware under the caption Sabatini v. Condor Hospitality Trust, Inc., et al., Civil Action No. 1:19-cv-01564. These complaints assert claims, purportedly brought on behalf of a class of shareholders, under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 14a-9, and allege that the preliminary proxy statement filed by the Company with the SEC on Schedule 14A contained materially incomplete and misleading disclosures relating to, in pertinent part, financial analyses performed by the Company’s financial advisor, financial projections, the sale process leading to the proposed transactions and potential financial advisor conflicts. Each of the complaints seek, among other things, injunctive relief enjoining defendants from taking steps to consummate the proposed transactions and damages, along with fees and costs.

The defendants believe that the claims asserted in these suits are without merit and intend to defend against them vigorously.

THE MERGER AGREEMENT

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made solely for the benefit of the parties to the merger agreement; (2) were made solely for the benefit of the parties to the merger agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the parties in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties have been included in the merger agreement for the purpose of allocating contractual risk between the parties instead of establishing such matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its subsidiaries. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of the parties because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The disclosure schedules to the merger agreement contain or refer to information that has been included in the Company’s prior public filings with the SEC and may also include other non-public information. The disclosure schedules have not been made public because, among other things, they include confidential or proprietary information. The parties believe, however, that all information material to a shareholder’s decision to approve the Merger Proposal is included in or incorporated into this document.

The Mergers

The Company Merger

At the effective time of the Company merger, Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease and the Company will be the Surviving Entity and will be a wholly-owned subsidiary of Parent. Following the completion of the Company merger, our common stock will no longer be traded on the NYSE American and will be deregistered under the Exchange Act.

The Partnership Merger

Immediately prior to the Company merger, Merger OP will be merged with and into the Operating Partnership, the separate existence of the Operating Partnership will cease, Merger OP will be the surviving entity in the Partnership merger and Merger OP will become a wholly owned subsidiary of the Surviving Entity upon the effectiveness of the Company merger.

Closing; Effective Times

The closing of the mergers (the “closing date”) will take place at 10:00 a.m., Eastern time, as soon as practicable (and in any event, within seven business days) following the satisfaction or waiver of the conditions set forth in the merger agreement as described in the section below entitled “–Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as may be mutually agreed to in writing by the parties to the merger agreement; provided, however, that in no event will the closing occur prior to October 1, 2019.

On the closing date and immediately after the effective time of the Partnership merger, Merger Sub and the Company will file articles of merger with the State Department of Assessments and Taxation of Maryland and the Secretary of the State of Delaware. The Company merger will become effective upon the acceptance for record of the articles of merger with respect to the Company merger by the State Department of Assessments and Taxation of Maryland or on such other date and time as may be mutually agreed to by us and Parent and specified in the articles of merger.

On the closing date and prior to the Company merger, the Operating Partnership and Merger OP will file articles of merger with the State Corporation Commission of the Commonwealth of Virginia. The Partnership merger will become effective upon acceptance of record of the certificate of merger with respect to the Partnership merger by the State Corporation Commission of the Commonwealth of Virginia or on such other date and time as may be mutually agreed to by us and Parent and specified in the Partnership merger articles of merger.

Unless otherwise agreed in writing by the parties to the merger agreement, the effective time of the Partnership merger and the effective time of the Company merger will occur on the closing date, with the effective time of the Company merger occurring immediately after the effective time of the Partnership merger.

Organizational Documents

At the effective time of the Company merger, the articles of incorporation and bylaws of the Surviving Entity shall be amended and restated in substantially the form attached to the merger agreement, until further amended in accordance with applicable law. The certificate of formation and the limited liability agreement of Merger OP will be the certificate of formation and the limited liability agreement of Merger OP (the “Surviving Partnership”), until amended in accordance with their terms and applicable law.

Following the effective time of the Company merger, until successors are duly elected or appointed and qualified in accordance with applicable law, (A) Matt McGraner will be the sole director of the Surviving Entity and (B) the officers of Merger Sub immediately prior to the effective time of the Company merger will be the officers of the Surviving Entity.

Following the effective time of the Partnership merger, (A) until successors are duly elected or appointed and qualified in accordance with applicable law, the officers of Merger OP immediately prior to the effective time of the Partnership merger will be the officers of the Surviving Partnership and (B) the Company, as the sole member following the effective time of the Partnership merger, will manage the affairs and businesses of the Surviving Partnership.

Company Merger Consideration; Series E Preferred Stock Merger Consideration; Effect on Capital Shares

Common Stock

At the effective time of the Company merger, each share of our common stock (other than treasury shares and shares held by Parent Parties, which will be cancelled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the effective time of the Company merger will automatically be cancelled and converted into the right to receive $11.10, without interest and less any applicable withholding taxes. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Series E preferred stock

At the effective time of the Company merger, each share of Series E preferred stock issued and outstanding immediately prior to the effective time of the Company merger will automatically be cancelled and converted into the right to receive $10.00, without interest and less any applicable withholding taxes.

Company Compensatory Awards

Immediately prior to the effective time of the Company merger, each of the outstanding awards granted pursuant to the Company’s equity incentive plans will automatically become fully vested and all restrictions thereon will lapse, and thereafter, all Company common stock represented thereby will be considered outstanding for all purposes under the merger agreement and will only have the right to receive an amount in cash equal to $11.10 in cash, without interest and less any applicable withholding taxes. The compensation committee of the Company board of directors will determine the portion of any payments that are required to be paid in Company common stock and cash pursuant to the 2019 incentive plans and certain specified agreements. Immediately prior to the effective time of the Company merger, each such equity award of Company common stock will automatically become earned and vested and will be entitled to receive for each share an amount in cash equal to $11.10, without interest and less any applicable withholding taxes.

Partnership Merger Consideration; Effect on Partnership Units

Each Partnership common unit held by a holder (excluding Partnership common units held by the general partner of the Operating Partnership) that is issued and outstanding immediately prior to the effective time of the Partnership merger will be converted into, and shall be cancelled in exchange for, the right to receive $0.21346, without interest and less any applicable withholding taxes.

Further, at the effective time of the Partnership merger:

•

Each Partnership common unit held by the general partners of the Operating Partnership will remain outstanding and will automatically be converted into membership interests of the Surviving Partnership, and no payment shall be made with respect thereto.

•

Each membership interest in Merger OP held by Parent will automatically be cancelled and cease to exist, and Parent will cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

•

The general partnership interests in the Operating Partnership will automatically be cancelled and cease to exist, the holders thereof will cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

•

Each Operating Partnership preferred unit outstanding immediately prior to the effective time of the Partnership merger will be cancelled and shall no longer be outstanding without consideration therefor.

No Further Ownership Rights

At the effective time of the Company merger and the effective time of the Partnership merger, as applicable, holders of our common stock and Series E preferred stock and the holders of the Partnership common units, will cease to be, and will have no rights as our shareholders or limited partners of the Operating Partnership other than the right to receive their respective merger consideration. The merger consideration paid upon the surrender for exchange of certificates representing common stock, Series E preferred stock and any certificate representing the Partnership common units will be deemed to have been paid or delivered, as the case may be, in full satisfaction of all rights and privileges pertaining to the common stock, Series E preferred stock and such Partnership common units exchanged therefor.

Payment of Merger Consideration

On or before the effective time, Parent will deposit, or cause to be deposited, with a bank or trust company as exchange agent, the respective merger consideration described above in the sections above entitled “—Company Merger Consideration; Series E Preferred Stock Merger Consideration; Effect on Capital Stock” and “—Partnership Merger Consideration; Effect on Partnership Units.” The exchange agent will mail to each holder of record of a certificate or certificates that, immediately prior to the effective time of the Company merger, represented our outstanding common stock or Series E preferred stock or that, immediately prior to the effective time of the Partnership merger, represented Partnership common units, a letter of transmittal and instructions for use in effecting the surrender of the certificates previously representing such Company common stock, Series E preferred stock or Partnership common units in exchange for the merger consideration to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your certificates representing common stock, Series E preferred stock and any Partnership common units, as applicable, in exchange for the merger consideration to which you may be entitled.

Upon surrender of a certificate that previously represented our common stock or Series E preferred stock to the exchange agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such certificate will promptly receive in exchange therefor the amount of cash to which such holder is entitled. Exchange of book-entry shares or book-entry units representing our common stock, Series E preferred stock or Partnership common units will be effected in accordance with the exchange agent’s customary procedures with respect to securities represented by book entry

No interest will be paid or will accrue on any cash payable upon surrender of any certificate. The Company, the Surviving Entity, the Surviving Partnership or the exchange agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to our equity awards, the vesting, cancellation or redemption of such equity awards, as applicable) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, and such amounts deducted or withheld shall be treated as having been paid to the person in respect of which deduction or withholding was made.

On the closing date, the share transfer books of the Company and the unit transfer books of the Operating Partnership will be closed and thereafter there will be no further registration of transfers of common stock or Series E preferred stock or Partnership common units.

On or after the first anniversary of the effective time of the Company merger and the effective time of the Partnership merger (collectively, the “effective time”), any funds made available by Parent to the exchange agent which have not been disbursed to the holders of the certificates of any common stock, Series E preferred stock or Partnership common units, and thereafter such holders will be entitled to look to the Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their certificates. Neither the exchange agent nor the Surviving Entity nor any of the Parent Parties or the Company, its subsidiaries and the Operating Partnership will be liable to any holder of a certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law. Any amounts remaining unclaimed by holders of the certificates, book-entry shares or book-entry units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental entity shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

If any certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the exchange agent and if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such certificate, and the taking of such other actions as may be reasonably requested by the exchange agent, the exchange agent will issue, in exchange for such lost, stolen or destroyed certificate, the merger consideration pursuant to the merger agreement.

Appraisal Rights

No appraisal or dissenters’ rights or rights of objecting shareholders are available with respect to the mergers or the other transactions contemplated by the merger agreement.

Representations and Warranties of the Company Parties

We and the Operating Partnership, jointly and severally, have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•

the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of us, the Operating Partnership and our subsidiaries;

•	our articles of incorporation and bylaws and the similar organizational documents of the Operating Partnership;

•	the capital structure and indebtedness of, and the absence of restrictions or encumbrances with respect to the equity interests of each of us, the Operating Partnership and our subsidiaries;

•	our and the Operating Partnership’s SEC filings since January 1, 2016 and the financial statements contained in those filings;

•	our internal controls over financial reporting and the disclosure controls and procedures;

•	the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2018;

•	good and valid fee simple title or valid leasehold interest;

•	environmental matters affecting us and our subsidiaries;

•	our and our subsidiaries’ material contracts and the absence of any breach of or default under the terms of any material contract;

•

possession of all permits necessary for us and our subsidiaries to own, lease and operate our and our subsidiaries’ properties and assets and to carry on and operate our and our subsidiaries’ businesses as currently conducted, the absence of a failure by us or our subsidiaries to comply with such permits, and the conduct by us and our subsidiaries of our and our subsidiaries’ businesses in compliance with applicable laws;

•	our and our subsidiaries’ compliance with laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

•	the absence of any suit, claim, action, investigation or proceeding against us or our subsidiaries;

•	tax matters affecting us and our subsidiaries;

•	our and our subsidiaries’ employee benefit plans;

•	labor matters affecting us and our subsidiaries;

•	intellectual property used by, owned by or licensed by us and our subsidiaries;

•	our and our subsidiaries’ insurance policies;

•

our and the Operating Partnership’s power and authority to execute and deliver the merger agreement, and, subject to the approval of our common and Series E preferred stock shareholders, to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us and the Operating Partnership;

•

the vote of our shareholders required in connection with the approval of the transactions contemplated by the merger agreement and the approval of us as the general partner of the Operating Partnership;

•

the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which we, the Operating Partnership or any of our subsidiaries is a party, in each case as a result of us executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•

except for certain laws, exchange listing requirements and certain of our filings with the SEC, that none of the Company Parties is required to make any filing with or to obtain any consent from any person at or prior to the effective time of the mergers in connection with the execution and delivery of the merger agreement by the Company Parties or the consummation by the Company Parties of the transactions contemplated by the merger agreement, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have a Company material adverse effect (as defined below);

•

the receipt by our board of directors of a fairness opinion from KeyBanc, to the effect that, as of the date of such fairness opinion, the merger consideration to be received by the holders of our common stock is fair, from a financial point of view, to such holders;

•	the absence of any broker’s or finder’s fees, other than those payable to our financial advisors, in connection with the transactions contemplated by the merger agreement.

•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended;

•	we have taken all action necessary to render inapplicable to the Company merger, the control share, and business combination laws of the MGCL;

•	representations with respect to related party transactions; and

•

the accuracy and truthfulness of the information supplied by us or on our behalf for inclusion or incorporation by reference into this proxy statement or certain NexPoint Hospitality Trust offering documents, and the compliance of all documents required to be filed with the SEC or with any governmental entity (other than the SEC) in connection with the transactions contemplated by the merger agreement as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, the rules and regulations of the SEC and any applicable law.

Certain of our representations and warranties are qualified by the concept of a “Company material adverse effect.” Under the terms of the merger agreement, a Company material adverse effect means any effect, change, event, occurrence, circumstance or development that has had or would reasonably be expected to have a material adverse effect on (1) the business, financial condition, assets or results of operations of us and our subsidiaries, taken as a whole, or (2) the ability of us or the Operating Partnership to consummate the mergers before the end date; provided, however, that in the case of clause (1), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “material adverse effect”:

•	changes in the Company’s share price or trading volume;

•

any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, that the exception in this bullet and in the above bullet will not in any way prevent or otherwise affect a determination that any effect underlying such failures has resulted in, or contributed to, a Company material adverse effect);

•	changes in general business, economic or political conditions in the United States or any other country or region in the world;

•

conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in conditions in the industries in which we conduct business, including changes in conditions in the real estate industry generally or the lodging industry generally;

•	changes in political conditions in the United States or any other country or region in the world;

•

acts of hostilities, war, sabotage or terrorism, including cyber-terrorism (including any outbreak, escalation or general worsening of any such acts) in the United States or any other country or region in the world;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing;

•

the entry into or the announcement, pendency or performance of the merger agreement or the transactions or the consummation of any transactions contemplated by the merger agreement (including the identity of the parties thereto);

•

any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, the taking of any action expressly required by the merger agreement or the failure to take any action expressly prohibited by the merger agreement;

•	changes in applicable law, regulation or other legal or regulatory conditions (or the interpretation thereof);

•	changes in GAAP or other accounting standards (or the interpretation thereof); and

•

any litigation asserted or commenced by any shareholder of the Company or any holder of the Company’s other securities (whether directly or on behalf of the Company or otherwise) against the Company Parties, our board of directors, any committee thereof and/or any of the Company’s directors or officers relating to merger agreement, the mergers or any of the transactions contemplated by the merger agreement.

provided, that (1) with respect to the exceptions set forth in the third, fourth, fifth, sixth, seventh, eighth and ninth bullet points above, such changes, events, state of facts or developments may be taken into account to the extent they disproportionately affect us relative to other companies in the United States in the industry in which we operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company material adverse effect and (2) the ninth bullet point above do not apply to the references to Company material adverse effect in certain representations and warranties.

Representations and Warranties of the Parent Parties

The merger agreement also contains customary representations and warranties made, jointly and severally, by the Parent Parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on their businesses;

•	the ownership of Merger Sub and Merger OP and absence of prior conduct of activities or business of Merger Sub and Merger OP;

•

no claim, demand, action, suit, litigation, proceeding, arbitration, mediation or other investigation, audit, citation or violation (in each case, whether civil or criminal) pending (or to the knowledge of Parent, threatened) against the Parent Parties that would reasonably be expected to have a Parent material adverse effect;

•	their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

•

the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of them executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•

none of the Parent Parties or their respective affiliates within the past five years (i) hold any Company capital shares or Operating Partnership units or (ii) has been an interested stockholder of the Company as defined in Section 3-601 of the MGCL;

•

the equity commitment letter made available by Parent to us (including the enforceability thereof) and, that at the closing Parent will have sufficient cash on hand to consummate the transactions contemplated by the merger agreement and satisfy all of its obligations under the merger agreement including the payment of the merger consideration, any fees and expenses, any payments in respect of equity compensation obligations required to be made in connection with the mergers;

•

no broker, finder or investment banker being entitled to any brokerage, finder’s or other fee or commission payable by us or any of our affiliates or us or our affiliates’ respective shareholders in connection with the mergers based upon arrangements made by and on behalf of them;

•

except the voting agreements, none of the Parent Parties nor any of their respective controlled affiliates has entered into, or agreed to enter into, any oral or written agreement, arrangement or understanding pursuant to which (i) any shareholder of the Company or limited partner of the Operating Partnership would be entitled to receive, in respect of any Company capital share or Operating Partnership unit, consideration of a different amount or nature than the applicable merger consideration or has agreed to vote to adopt the merger agreement or has agreed to vote against any superior proposal or (ii) pursuant to which any shareholder of the Company or its subsidiaries has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the transactions contemplated by the merger agreement, in each case that would not terminate and be void concurrently with any termination of the merger agreement;

•

other than the merger agreement, the voting agreements and the confidentiality agreement with the Company, as of the date of the merger agreement, there are no contracts or any commitments to enter into any contract between Parent, Merger Sub or Merger OP or any of their respective controlled affiliates, on the one hand, and any trustee, officer, employee or shareholder of the Company or the Operating Partnership, on the other hand, relating to the transactions contemplated by the merger agreement or the operations of the Surviving Entity after the effective time Company merger or the Surviving Partnership after the effective time of the Partnership merger; or

•

compliance with applicable laws by the Parent Parties except where the failure to comply would not reasonably be expected to have a Parent material adverse effect, and none of the Parent Parties has received or given any written notice from or to any governmental entity regarding any material violation by the Parent Parties of any law which in either case remains outstanding or unresolved as of the date of the merger agreement, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect.

Under the terms of the merger agreement, a Parent material adverse effect means, with respect to Parent, any effect, change, event, occurrence, circumstance or development that, individually or taken together with all other effects, changes, events, occurrences, circumstances or developments that have occurred prior to the date of determination of the occurrence of the Parent material adverse effect, is or would be reasonably likely to prevent or delay the abilities of the Parent Parties to consummate the mergers. The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Interim Operations of the Company Parties

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the earlier of the closing date and the termination of the merger agreement in accordance with its terms (which period we refer to as the interim period), we will, and will cause our subsidiaries to, operate our and our subsidiaries respective businesses in all material respects in the ordinary course of business and in a manner consistent with past practice and use commercially reasonable efforts:

•	to maintain our material assets and properties in their current condition (normal wear and tear excepted);

•	to maintain and preserve substantially intact our business organizations;

•	to retain the services of our current officers and key employees and consultants;

•	to preserve our goodwill and current relationships with persons with which we have business relations;

•	maintain our insurance policies or substitutes therefor; and

•	preserve our status as a REIT.

We have also agreed that during the interim period, subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing (which consent may not be unreasonably withheld, delayed or conditioned except with respect to the first, second, third, fourth, sixth, seventh and twentieth bullet points below), we and the Operating Partnership will not, among other things:

•	amend or propose to amend our organizational documents;

•

(A) declare or pay any dividends on, or make any other distributions other than (1) to the extent permitted during any extension period of the closing date elected by Parent, (2) for distributions on the Operating Partnership Series E preferred units in accordance with the terms, (3) dividends by us or any of our subsidiaries to us or any of our subsidiaries, (4) distributions required for the Company or any of its subsidiaries to maintain their REIT status or avoid the incurrence of any income or excise taxes by the Company, and (5) distributions resulting from the vesting or settlement of Company compensatory awards specifically set forth in the Company disclosure schedule for the merger agreement, (B) split, combine, reclassify or subdivide any of the securities of our or our subsidiaries or issue or authorize the issuance of any other securities in respect thereof; or (C) purchase any of our or our subsidiaries securities, except for (1) the repurchase of our securities that are in excess of the ownership limits set forth in our articles of incorporation or (2) acquisitions of Company common stock by the Company in satisfaction by holders of Company compensatory awards of applicable withholding taxes;

•

(A) issue, sell, grant, pledge, transfer, subject to any lien or dispose of any of our or our subsidiaries securities, other than (1) the issuance of common stock pursuant to the Company incentive plans, in accordance with the equity award’s terms as in effect on the date of the merger agreement, (2) the issuance of Company common stock upon redemption of Partnership common units, in accordance with their respective terms existing on the date of the merger agreement, (3) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date of the merger agreement and expressly identified in the Company disclosure schedule, or (4) the issuance of common stock upon conversion of the Company’s current convertible note, or (B) amend any term of any outstanding security of the Company or its subsidiaries (in each case, whether by merger, consolidation or otherwise);

•

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to us or any of our subsidiaries;

•

other than as required by law, (A) increase compensation to the Company’s current or former directors or employees, except for (1) increases or payments in the ordinary course of business consistent with past practice with respect to any employee with an annual base salary below $90,000, or (2) increases required under any Company benefit plan or under applicable law and expressly identified in the Company disclosure schedule; (B) terminate the employment of any employee, other than for “cause,” or hire any new employee other than those for whom an offer of employment has already been extended prior to the date of the merger agreement; or (C) enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, enter into, adopt, amend or terminate any Company benefit plan or take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company benefit plan;

•

acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $25,000;

•

sell, mortgage, lease, license, pledge, transfer, assign, dispose of or subject to any lien any material assets or material properties except (1) pursuant to existing contracts identified in the Company disclosure schedule, (2) certain permitted liens incurred in the ordinary course of business, or (3) sales of inventory or used equipment in the ordinary course of business;

•

fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2018, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•

(A) incur, create, assume, refinance, replace or voluntarily prepay (other than under any existing revolving credit facility) any indebtedness for borrowed money, assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any indebtedness of any other person (other than a wholly-owned subsidiary of the Company), except (1) indebtedness incurred under existing revolving credit facilities (whether drawn or undrawn as of the date of the merger agreement) in the ordinary course of business consistent with past practice for working capital purposes, or (2) in respect of indebtedness owing by any wholly owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company, or (B) issue or sell debt securities or warrants or other rights to acquire any debt securities of the Company or its subsidiaries or guarantee any debt securities of another person;;

•

make any capital expenditures or enter into any contract for any renovation, construction or capital expenditure other than (1) capital expenditures set forth in the capital expenditure plan set forth in the Company disclosure schedule to the merger agreement, (2) expenditures permitted to be made by the hotel management companies from reserved funds pursuant to and as permitted under the management agreement documents, and (3) capital expenditures necessary to repair any casualty losses in an amount up to $25,000 individually or $50,000 in the aggregate or to the extent such losses are covered by existing insurance;

•

waive, release, assign, settle or compromise any claim or legal proceeding (whether or not commenced prior to the date of the merger agreement), other than any legal proceeding providing solely for the payment of monetary damages in an amount less than $25,000 individually or $50,000 in the aggregate (net of any amount covered by insurance or indemnification), but in no event shall we or any of our subsidiaries settle any litigation asserted or commenced by any shareholder of the Company or any holder of the Company’s other securities (whether directly or on behalf of the Company or otherwise) against the Company Parties, the Company board of directors, any committee thereof and/or any of the Company’s directors or officers relating to the merger agreement, the mergers or any of the transactions contemplated thereunder, except in accordance with the provisions of the merger agreement;

•	enter into any new line of business;

•

permit any insurance policy naming any us or any of our subsidiaries or officers as a beneficiary or an insured or a loss payable payee, or the Company’s directors and officers liability insurance policy, to be cancelled, terminated or allowed to expire, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the cancelled, terminated or expired policy;

•

(A) amend in any material respect or terminate, or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any material space lease or material company lease, (B) enter into, amend, terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any other material contract or (C) enter into a new contract that, if entered into prior to the date of the merger agreement, would have been a material contract;

•

(A) initiate or consent to any material zoning reclassification of any Company real property or any material change to any approved site plan (in each case, that is material to such Company real property or plan, as applicable), special use permit or other land use entitlement affecting any material Company real property in any material respect or (B) amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material Company permit;

•

incur any taxes outside of the ordinary course of business, file any tax return inconsistent with past practice, file any amended tax return, make or change any material tax election (nothing in the merger agreement precludes the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), settle or compromise any material tax claim or assessment by any governmental entity, change any accounting method with respect to taxes, enter into any agreement with respect to any tax or tax returns of the Company or its subsidiaries (including a closing agreement) with a taxing authority, surrender any right to claim a refund of a material amount of taxes or consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•

fail to timely file all material reports and other material documents required to be filed with any governmental entity (including the SEC) and other authorities (including the NYSE American), subject to extensions permitted by law or applicable rules or regulations;

•

knowingly take any action that would, or knowingly fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company or any Company subsidiary REIT to fail to qualify as a REIT or any Company subsidiary (other than a Company subsidiary REIT) to cease to be treated as any of (1) a disregarded entity for U.S. federal income tax purposes or (2) a qualified REIT subsidiary under the applicable provisions of the Code, as the case may be;

•	enter into any joint venture, partnership, fund or other similar agreement;

•

other than as required by applicable law, (A) recognize or certify any labor union, labor organization, work council, group of employees or other employee representative body as the bargaining representative for any employees of the Company or its subsidiaries or (B) to the extent any of the Company or its subsidiaries has a contractual right to prevent such actions, suffer or permit any third party that operates or manages any Company property to (1) enter into or amend any labor agreement applicable to any hotel management company employees or such Company property or (2) voluntarily recognize any labor union or similar organization or otherwise acknowledge the formation of any collective bargaining units with respect to any hotel management company employees or such Company property;

•	use, amend or terminate the Company’s current at-the-market facility or enter into any similar program or facility; or

•	authorize, or enter into, any contract, agreement, commitment or arrangement to take any of the foregoing actions.

No Solicitations

We have agreed that we will, and will cause our subsidiaries and our and our subsidiaries’ employees, officers, trustees and directors or equivalents to, and will instruct and use our reasonable best efforts to cause our and their other representatives to;

•

immediately cease any solicitations, discussions, negotiations or communications with any person that may be ongoing with respect to any inquiry, proposal, offer, indication of interest, discussion or request for nonpublic information from a third party that constitutes, or could be reasonably expected to lead to, an acquisition proposal (an “inquiry”) or any acquisition proposal (as described below);

•

request the return or destruction of confidential information previously furnished to any person that has within the one-year period prior to the date of the merger agreement, received confidential information involving the Company and any of its subsidiaries in connection with a potential strategic acquisition with the Company, and

•

terminate access by any person or their representatives (other than the Parent Parties and their representatives) to any online or other data rooms containing any confidential information in respect of the Company and its subsidiaries.

We have agreed that, from and after the date of the merger agreement, until the earlier of the effective time and termination of the merger agreement in accordance with its terms, we will, and will cause our subsidiaries and our and our subsidiaries’ employees, officers, trustees and directors or equivalents to, and will instruct and use our reasonable best efforts to cause our and their other representatives not to:

•

solicit, initiate, induce, propose or knowingly encourage or facilitate any inquiry or the making, submission or announcement of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

furnish or otherwise provide access to non-public information regarding the Company or its subsidiaries, or afford access to the business, employees, officers, contracts, properties, assets, books or records of the Company or its subsidiaries, to any person in connection with or in response to an inquiry or an acquisition proposal;

•	participate in or knowingly facilities any discussion or negotiations with any person with respect to an acquisition proposal (other than informing such persons of the no solicitation provisions);

•

approve, adopt, authorize, enter into, or propose publicly to approve adopt, authorize or enter into any a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement or contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an acquisition proposal (other than an acceptable confidentiality agreement);

•

approve, endorse, accept or adopt or recommend the approval, acceptance or adoption of, or make or authorize any public statement, recommendation or solicitation in support of, any inquiry or acquisition proposal;

•

withhold, withdraw, qualify or modify in a manner adverse to the Parent Parties the Company board of directors’ recommendation of the Merger Proposal, it being understood that neither (1) the determination in and of itself by the Company board of directors that an acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as described below); nor (2) the delivery in and of itself by the Company to Parent of any notice as contemplated below if it receives an acquisition proposal or inquiry will constitute a change in recommendation or violate this provision; or

•	authorize, resolve, publicly propose or commit to take any of the actions referred to in the above bullets.

Prior to the earlier of August 18, 2019 or obtaining Company shareholder approval of the Merger Proposal, in response to an unsolicited bona fide written acquisition proposal made after the date of the merger agreement that did not result from a breach of our obligations described under this section “–No Solicitation” and in the section below entitled “–Obligations with Respect to Board of Directors Recommendation,” and provided the Company board of directors had determined in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such acquisition proposal either constituted a superior proposal (as described below) or would have reasonably be expected to result in a superior proposal and that failure to take such action would reasonably be expected to constitute a breach of the directors’ duties set forth in Section 2-405.1 of the MGCL, we were permitted to:

•

furnish non-public information to and afforded access to the business, employees, officers, contracts, properties, assets, books and records of the Company and its subsidiaries to any person in response to such acquisition proposal pursuant to the prior execution of a confidentiality agreement containing terms no less restrictive to the counterparty thereto than the terms of the confidentiality agreement between Parent and the Company; provided, however that if the person making such acquisition proposal is a known competitor of the Company, the Company may not provide any commercially sensitive non-public information to such person in connection with the actions permitted by this provision other than in accordance with customary “clean room” or other similar procedures designed to limit any adverse effect on the Company of the sharing of such information;

•	enter into and maintained discussions or negotiations with any person with respect to an acquisition proposal; and

•	engage in the activities otherwise described under this section “- No Solicitations” with respect to any person, subject to the terms and conditions set forth in in the above two bullets.

However, no unsolicited bona fide written acquisition proposal was received by the Company within the above described time period.

If we receive an acquisition proposal or inquiry, then we will:

•

promptly (and, in any event, within no later than one business day after receipt of the acquisition proposal or inquiry): (1) notify Parent in writing of the receipt of such acquisition proposal or inquiry;

(2) the identity of the person making such acquisition proposal or inquiry; (3) indicate the material terms and conditions of such acquisition proposal or inquiry, to the extent known, and (4) provide to Parent a copy of any material documentation or correspondence (unredacted, except the Company will provide a written summary of all material terms of any financing commitments that, pursuant to the terms of the engagement letter with the financing source, cannot be provided in unredacted form);

•

on a concurrent basis, provide to Parent any non-public information concerning the Company and its subsidiaries that may be provided pursuant to this provision of the merger agreement to any other person in connection with any such acquisition proposal or inquiry that has not previously been provided to Parent;

•

keep Parent reasonably informed, on a prompt and timely basis, of any material change to the status of the acquisition proposal or inquiry, and will provide Parent with copies of all amendments or supplements thereto (unredacted except the Company will provide a written summary of all material terms of any financing commitments that, pursuant to the terms of the engagement letter with the financing source, cannot be provided in unredacted form) and any material documentation or correspondence, and the general status of any discussions and negotiations with respect to such acquisition proposal or inquiry; and

•

(A) as promptly as reasonably practicable (and in any event concurrently with notice to the Company board of directors) notify Parent, orally and in writing, of any scheduled meeting of the Company board of directors at which it is reasonably likely that the Company board of directors will consider any acquisition proposal or inquiry; and (B) as promptly as reasonably practicable (and in any event within one business day) notify Parent of any determination by the Company board that an acquisition proposal constitutes a superior proposal.

Obligation with Respect to Board Recommendation

The Company has agreed that the Company board of directors will not, except as permitted below:

•	withdraw, withhold, modify, amend or qualify, in a manner adverse to the Parent Parties, the Company board of directors recommendation of the Merger Proposal;

•	adopt, endorse, approve, recommend or otherwise declare advisable any acquisition proposal or inquiry;

•	fail to include the Company board of directors recommendation of the Merger Proposal in the proxy statement;

•

if any acquisition proposal has been made public, fail to publicly affirm or reaffirm the Company board of directors recommendation of the Merger Proposal upon request of Parent within ten business days after the date an acquisition proposal shall have been publicly announced;

•

fail to publicly recommend against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (including by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s shareholders) within ten business days after the commencement of such tender or exchange offer;

•	publicly propose or publicly announce an intention to take any of the foregoing actions (any action described in the foregoing five bullets a “change in recommendation”); or

•

approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit any acquired company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other contract (other than an acceptable confidentiality agreement contemplating an acquisition proposal) or requiring the Company or the Operating Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (any such agreement, an “alternative acquisition agreement”) or otherwise resolve or agree to do so.

However, the Company board of directors was permitted at any time prior to the earlier of obtaining the Company shareholder approval of the Merger Proposal and August 18, 2019 to make a change in recommendation and terminate the merger agreement if and only if:

•

an unsolicited bona fide written acquisition proposal (provided that the acquisition proposal did not result from or arise in connection with a breach or violation of the merger agreement) was made to the Company and not withdrawn;

•

the Company board of directors had determined in good faith after consultation with the Company’s outside legal counsel and financial advisor, (1) that such acquisition proposal constitutes a superior proposal and (2) failure to make a change in recommendation and terminate the merger agreement would reasonably be expected to constitute a breach of the Company board of directors’ duties set forth in Section 2-405.1 of the MGCL;

•

the Company delivered to Parent a written superior proposal notice that included (1) a statement that the Company board of directors intends to make a change in recommendation and terminate the merger agreement and the reasons relating thereto, (2) the identity of the third party making the acquisition proposal and (3) all material terms and conditions of the acquisition proposal (unredacted, except the Company will provide a written summary of all material terms of any financing commitments that, pursuant to the terms of the engagement letter with the financing source, cannot be provided in unredacted form);

•

during the four business day period commencing on the date of Parent’s receipt of such superior proposal notice, the Company made its representative reasonably available for the purpose of engaging in negotiations and negotiated, and caused its representative to negotiate, in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of the merger agreement or a possible alternative transaction so that the acquisition proposal that is the subject of the superior proposal notice ceases to constitute a superior proposal;

•

after the expiration of the negotiation period described in the bullet point immediately above, the Company board of directors determined in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account any amendments to merger agreement proposed in writing by the Parent Parties as a result of the negotiations contemplated in the bullet point immediately above, that such acquisition proposal continued to constitute a superior proposal; and

•

in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such acquisition proposal, the Company, in each case, delivered to Parent an additional notice consistent with that described above and a new notice period will commence (except that the four business day notice period will instead be equal to three business days during which time the Company would be required to comply with to such additional notice).

However, no unsolicited bona fide written acquisition proposal was received by the Company within the above described time period.

Additionally, at any time prior to obtaining the Company shareholder approval, the Company board of directors may make a change in recommendation not related to an acquisition proposal if:

•	a change in circumstances (as described below) has occurred;

•

the Company board of directors has determined in good faith, after consultation with its outside legal counsel, that, in light of such change in circumstances, a failure to effect a change in recommendation would reasonably be expected to constitute a breach of the Company board of directors’ duties set forth in Section 2-405.1 of the MGCL;

•

such change in recommendation is not effected prior to the fifth business day after Parent receives written notice from the Company that includes (1) a statement confirming that the Company board of directors intends to effect such change in recommendation and (2) a reasonably detailed description of the change in circumstances;

•

during the four business day period after Parent receives such written notice, if requested by Parent, the Company engages in good faith negotiations, and will have caused its representative to engage in good faith negotiations, with Parent to amend the merger agreement, or to enter into an alternative transaction in order to obviate the need to make such change in recommendation; and

•

at the end of such four business day period, the Company board of directors determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to the merger agreement proposed in writing by the Parent Parties as a result of the negotiations, that, in light of such change in circumstances, a failure to effect a change in recommendation would reasonably be expected to constitute a breach of the Company board of directors’ duties set forth in Section 2-405.1 of the MGCL.

For purposes of the merger agreement an acquisition proposal means any proposal or offer from any third Party relating to, in a single transaction or series of related transactions:

•

any direct or indirect acquisition or purchase (whether by merger, consolidation or otherwise) of 15% or more of any class of the equity interests in the Company (by vote or by value) or any resulting parent company of the Company (including through a tender offer or exchange offer by a third party who seeks to acquire beneficial interest or right to acquire beneficial interest) or 15% or more of any class of the equity interests in the Operating Partnership (by vote or by value);

•

any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) (x) representing, directly or indirectly, 15% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (as determined on a fair market value basis); or (y) that generate 15% or more of net revenues or net income of the Company and its subsidiaries, taken as a whole;

•

any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 15% or more of the outstanding Company capital shares (or any class of voting securities of the Company) or 15% or more of the outstanding equity interests in the Operating Partnership;

•	any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company;

•

any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of any of the Company or its subsidiaries having a fair market value equal to or greater than 15% of the fair market value of all of the consolidated assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; or

•	(1) any combination of the foregoing or (2) transactions having similar effects to the transactions described in the preceding bullet.

For purposes of the merger agreement, a superior proposal means a bona fide written acquisition proposal (with all of the references to 15% included in the definition of acquisition proposal increased to more than 50%):

•	that is on terms that the Company board of directors determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, would result, if consummated, in a transaction that is more favorable to the Company and the holders of Company capital shares (solely in their capacity as such) than the mergers and the merger agreement (including any revisions from a financial point of view than the mergers, taking into consideration, among other things, all of the terms and conditions of such acquisition proposal and the merger agreement (including any revisions to the terms of the merger agreement proposed by Parent in writing prior to the time of such determination)); and

•

the conditions to the consummation of which are all reasonably capable of being consummated in accordance with its terms, in each case, taking into account all legal, regulatory and financing aspects of the proposal and the person making the proposal and other aspects of such proposal that the Company board of directors may deem appropriate.

For purposes of the merger agreement a change in circumstances means any material event, development or occurrence with respect to the Company and its subsidiaries, taken as a whole, that was not known or reasonably expected to have been known or foreseen to or by the Company board of directors (assuming consultations with appropriate officers and representatives of the Company) as of or prior to the date of the merger agreement and becomes known to the Company board of directors after the date of the merger agreement; provided, however, that in no event shall any of the following constitute or be taken into account in determining whether a change in circumstances has occurred:

•	the receipt by the Company of, existence of or terms of an acquisition proposal or inquiry or any matter relating thereto or consequence thereof;

•	any change in law or GAAP;

•

any fluctuation in the market price or trading volume of the equity or debt securities of the Company or the equity or credit ratings or the ratings outlook for the Company or any of its subsidiaries by any applicable rating agency; or

•

the mere fact that, in and of itself, the Company meets or exceeds internal or public projections or forecasts or estimates of revenues, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement (provided that the underlying causes of such change or fact shall not be excluded by the third bullet point above or this bullet point if not falling into the first bullet point above).

Shareholders Meeting

Pursuant to the merger agreement we have agreed to promptly call this special meeting of shareholders promptly after the clearance of this proxy statement by the SEC for the purpose of obtaining shareholder approval of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. We may postpone or adjourn the special meeting with (1) the consent of Parent, (2) for the absence of a quorum, (3) to ensure that any required supplement or amendment to this proxy statement is provided to shareholders within a reasonable amount of time in advance of the shareholder meeting, or (4) to allow for the additional solicitation of votes for approval of the Merger Proposal, provided that in the case of (2) and (4), without the written consent of Parent the meeting will not be postponed more than 30 days.

Unless the Company board of directors has withdrawn its recommendation that shareholders approve the Merger Proposal in compliance with the merger agreement, the Company, through the Company board of directors, shall recommend to the shareholders that they vote in favor of the Merger Proposal. We will use commercially reasonable efforts to solicit shareholder approval of the Merger Proposal and will take all other action necessary or advisable to secure such approval.

Filings; Other Actions

Each party to the merger agreement has agreed to use commercially reasonable efforts to take all actions, and to assist and cooperate with each other, to consummate as promptly as practicable, the mergers and the transactions contemplated by the merger agreement.

Each of the parties to the merger agreement has agreed to furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a governmental entity

Each of Parent and the Company will use its reasonable best efforts to give any notices to third parties, and each of Parent and the Company will use its reasonable best efforts to obtain any third Party consents not covered above that are necessary, proper or advisable to consummate the mergers and the transactions contemplated by the merger agreement.

Other Employee Benefits

Parent will or will cause the Surviving Entity to: (a) terminate the employment of all employees of the Company effective immediately upon the effective time of the Company merger; and (b) subject to the terms of the merger agreement, to pay amounts then due to such terminated employees as set forth in the specific part of the Company disclosure schedule as promptly as practicable following the Company effective time; provided, that such employees execute and deliver a release in form and substance satisfactory to Parent as previously reviewed and approved by the Company.

Indemnification; Directors’ and Officers’ Insurance

Prior to the effective time, we will obtain and fully pay the premium for, and Parent will cause to be maintained in full force and effect (and the obligations under to be honored), during the six-year period beginning on the date of the effective time of the Company merger, a “tail” prepaid insurance policy or policies (which policy or policies by their respective express terms will survive the mergers) from the Company’s current insurance carrier or an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than the Company’s and its subsidiaries’ existing policy or policies, for the benefit of each individual who at the effective time of the Company merger is, or at any time prior to the effective time of the Company merger was, a trustee, director or officer of the Company or of a subsidiary of the Company and acting in such capacity.

For a period of six years following the effective time, each of Parent and the Surviving Entity will indemnify and hold harmless each individual who at the effective time is, or at any time prior to the effective time was, a trustee, director or officer of the Company or of a subsidiary of the Company and acting in such capacity for any and all costs and expenses (including reasonable fees and expenses of legal counsel, which will be advanced as they are incurred; provided that the indemnified party will have made an undertaking to repay such expenses if it is ultimately determined that such indemnified party was not entitled to indemnification under this provision), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such indemnified party in connection with or arising out of any action, suit or legal proceeding (whether civil or criminal) in which such indemnified party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) by reason of such indemnified party’s being or having been such trustee, director or officer of the Company or of a subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or of a subsidiary of the Company at, or at any time prior to, the effective time of the Company merger.

Transaction Litigation

We will promptly as reasonably practicable notify Parent and give Parent the opportunity to participate in the defense, negotiations and settlement of, any litigation asserted or commenced by any shareholder of the Company or any holder of the Company’s other securities (whether directly or on behalf of the Company or otherwise) against the Company Parties, the Company board of directors, any committee thereof and/or any of the Company’s directors or officers relating to the merger agreement, the mergers or any of the transactions contemplated under the merger agreement, will keep Parent reasonably informed with respect to the status thereof and will give consideration to Parent’s advice with respect to such litigation.

Distribution by Company of REIT Taxable Income

Prior to the closing date, we and our REIT subsidiaries may declare and pay a dividend to shareholders distributing cash in such amounts determined by the Company in its sole discretion exercised in good faith to be required to be distributed in order for the Company or a subsidiary REIT of the Company to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise tax by the Company or a subsidiary REIT of the Company. If we declare a distribution to our shareholders pursuant to this provision, the merger consideration will be decreased by an amount equal to such distribution.

Certain Tax Matters

We have agreed to take such actions as we determine is reasonably necessary to ensure that the Company and any subsidiary REIT of the Company (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for the current taxable year, and (ii) will not become liable for U.S. federal income tax under Section 857(b) or 4981 of the Code for the current taxable year.

All transfer, stamp, documentary, sales, use, registration, value-added and other similar taxes (including all applicable real estate transfer taxes) incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be borne by Parent.

On the closing date, prior to the Company merger we are required to deliver to Parent a duly executed certificate, dated as of the closing date, that the Company has been a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code during its entire existence, and therefore, the Company capital shares are not “United States real property interests.”

Parent and the Company will, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any governmental entity or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including with respect to the transactions contemplated in the merger agreement).

Stock Exchange Delisting; Deregistration

Prior to the effective time of the Company merger, we will cooperate with Parent and shall use our reasonable best efforts to take, or cause to take, all actions necessary, proper or advisable to cause the delisting by the Surviving Entity of the Company capital shares from the NYSE American and the deregistration of the Company capital shares under the Exchange Act as promptly as practicable after the effective time of the Company merger.

Takeover Statutes

We agreed not to take any action that would cause the transactions contemplated by the merger agreement, including the mergers, to be subject to requirements imposed by any takeover statute.

Notification of Certain Matters

We have agreed to give prompt notice to Parent, and Parent has agreed to give prompt notice to the Company, of any notice or other communication received by such party from any governmental entity in connection with the merger agreement, the mergers or the other transactions contemplated by the merger agreement, or from any person alleging that the consent of such person is or may be required in connection with the mergers or the other transactions contemplated by the merger agreement.

We have agreed to give prompt notice to Parent, and Parent has agreed to give prompt notice to the Company, upon becoming aware (i) that any representation or warranty made by it contained in the merger agreement has become untrue or inaccurate, such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the end date or (ii) of any failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; provided, however, that no such notification will affect or be deemed to modify the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement and shall not limit or otherwise affect the remedies available under the merger agreement to the party receiving such notice.

Financing and Cooperation.

At our request, Parent will keep us reasonably informed in reasonable detail of the status of its efforts to arrange its financing. Parent’s debt financing is not a condition to closing and the consummation of the transactions contemplated by the merger agreement are not conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) the financing.

We will, and will cause our subsidiaries to, use our and their commercially reasonable efforts to cause our and their respective representatives to, provide to the Parent Parties and their representatives, at Parent’s sole expense, all cooperation reasonably requested by Parents and/or its affiliates to assist them in connection with the arrangement of financing, to the extent not unreasonably interfering with the business of the Company and its subsidiaries.

Capital Expenditures

We will execute in all material respects a capital expenditure plan provided to Parent in the Company disclosure schedule to the merger agreement, including with respect to the amount of spending. Deviation from the capital expenditure plan will not be deemed a breach of this covenant to the extent such breach is reasonably attributable to delays caused by fire, earthquakes, floods, wind or other acts of God, acts of public enemies, riot, insurrection, government regulation, labor disputes, general market shortages of materials or labor or other causes beyond the Company’s reasonable control. We will obtain the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) in connection with any material deviation from such plan.

Atlanta JV

We will exercise our right to acquire the remaining 20% equity interest of the Atlanta JV that we do not own, pursuant to the terms of the Atlanta JV organizational documents, with the purchased financed from our line of credit. Parent has also consented to the refinancing of the indebtedness of the Atlanta JV pursuant to the financing term sheet provided to Parent and included in the Company disclosure schedule to the merger agreement, which was entered into on August 9, 2019. We will not agree to any indemnification or financial obligations that will be binding on Parent following the closing, without Parent’s written consent.

Repairs

We have agreed to our use best efforts to make certain repairs prior to the closing date, and keep Parent informed in reasonable detail of the status of the repairs. Parent will have the right to review and comment on all repair plans and to inspect the repairs in advance of final payments to the contractors. However, if Parent does not approve the work or if there is a contractor lien because Parent has not approved final payment then neither event will be a condition to not consummate the mergers.

Debt Commitment Letter

Parent may, in its discretion, deliver to the Company, an executed commitment letter from a lender party pursuant to which the lender party commits to lend the amount set forth therein to Parent for the purpose of funding a portion of the merger consideration and the obligations of the Parent Parties in the merger agreement. To the extent the debt commitment letter is so delivered by Parent, is customary in form and substance, and does not include any condition that is a “diligence out,” the amount set forth in the equity commitment letter will automatically and irrevocably be reduced by the amount set forth in the debt commitment letter. We have agreed to provide all information necessary and cooperate with Parent in providing any necessary diligence items to complete the lender’s due diligence and underwriting process in order to execute the debt commitment letter.

Conditions to the Mergers

The obligation of the parties to consummate the mergers are subject to the satisfaction or waiver of each of the following conditions:

•	the Company shareholder approval of the Merger Proposal has been obtained; and

•

no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the mergers shall have been issued by any governmental entity of competent jurisdiction and remain in effect, and there shall not be any law enacted or deemed applicable to the mergers that makes consummation of the mergers illegal or otherwise restricts or prohibits consummation of the mergers.

The obligation of the Parent Parties to consummate the mergers and the other transactions contemplated by the merger agreement on the closing date are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent) at or prior to effective time, of each of the following conditions:

•

our representations and warranties, except as otherwise described in the following three bullet points, are true and correct (without giving effect to any materiality or Company material adverse effect qualifications set forth therein) as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company material adverse effect;

•

our representations and warranties regarding organization and good standing and subsidiaries, absence of certain changes, tax matters, authority and binding nature of the merger agreement, the vote required, brokers and takeover statutes are true and correct in all material respects (without giving effect to any materiality or Company material adverse effect qualifications set forth therein) as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

•

our representations and warranties regarding capitalization are true and correct in all respects as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except for failures to be true and correct that would not reasonably be expected to result in additional costs, expenses or liabilities of Parent Parties, individually or in the aggregate, that is more than $100,000;

•

the representations and warranties regarding absence of certain changes regarding conduct of business in the ordinary course and material adverse effect are true and correct in all respects as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

•	the Company Parties have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date;

•	since the date of the merger agreement, there has not occurred any Company material adverse effect;

•

Parent has received at the closing a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company that the conditions set forth in the above six bullet points have been satisfied;

•

Parent has received a tax opinion of the Company’s counsel, McGrath North Mullin & Kratz, PC LLO, in form and substance reasonably acceptable to Parent, dated as of the closing date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by us), to the effect that beginning with our taxable year ended December 31, 2010 and until the closing, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

•	the Company has received all consents and waivers from third parties as set forth in the Company disclosure schedule to the merger agreement;

•

the Company has delivered to Parent a certificate, dated as of the closing date, that the Company has been a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code during the period during which the Company was in existence, and therefore the Company capital shares are not “United States real property interests” by reason of the exception provided in Section 897(h)(2) of the Code;

•

Parent has received the payoff letters relating to any indebtedness of the Company and its subsidiaries that has been designated by Parent, in its sole discretion, to be paid off at or prior to closing and evidence of termination of any liens securing such indebtedness;

•

none of the Company or its subsidiaries has entered into any contract or otherwise agreed to pay or incurred liability with respect to any severance or other termination benefits, except to the persons and in the amounts set forth in the Company disclosure schedule to the merger agreement;

•

no governmental entity of competent jurisdiction shall have initiated a suit, action or legal proceeding seeking to prohibit or otherwise prevent the consummation of the mergers or the other transactions contemplated by the merger agreement;

•

resignations executed by each of the officers, directors, trustees or equivalents of the Company and its subsidiaries in office immediately prior to the effective time, with such resignations to be effective as of the effective time; provided, that, with respect to the Atlanta JV, only the resignations of the officers, directors, trustees or equivalents in which the Company or its subsidiaries have the right to elect; and

•

evidence, in form and substance satisfactory to Parent, of the termination of the related party agreements and transactions set forth in the Company disclosure schedule to the merger agreement, together with any releases reasonably requested by Parent.

The obligation of the Company Parties to consummate the mergers is subject to the satisfaction, or waiver by the Company, at or prior to closing, of the following conditions:

•

the representations and warranties of the Parent Parties shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date);

•	the Parent Parties shall each have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date;

•

no governmental entity of competent jurisdiction shall have initiated a suit, action or legal proceeding seeking to prohibit or otherwise prevent the consummation of the mergers or the other transactions contemplated by the merger agreement; and

•

the Company shall have received at the closing a certificate signed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in the first two bullets have been satisfied.

None of the Parent Parties, on the one hand, nor the Company Parties, on the other hand, may rely on the failure of any condition set forth above, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the mergers if such failure (or inability to be satisfied) was caused by such party’s failure to comply with or perform its obligations under the merger agreement.

Termination

The merger agreement may be terminated (or with respect to the eighth bullet point below, was permitted to be terminated) and the mergers may be abandoned at any time prior to the closing (notwithstanding the receipt of the Company shareholder approval of the Merger Proposal):

•	by mutual written consent of the Company and Parent;

•

by Parent or the Company upon prior written notice to the other party, if the closing has not occurred on or before the later of 11:59 p.m. (New York time) (i) on December 31, 2019 and (ii) the date that is three business days after the third extension described below under “–Waiver; Extension and Dividends” expires; provided, however, that the right to terminate the merger agreement under this provision will not be available to any party whose material breach of any provision of the merger agreement causes the failure of the mergers to be consummated by the end date;

•

by Parent or the Company upon prior written notice to the other party, if any governmental entity of competent jurisdiction shall have issued a final and non-appealable order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated under the merger agreement; provided, however, the right to terminate the merger agreement under this provision will not be available to any party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the mergers to be consummated by the end date;

•

by Parent or the Company upon written notice to the other party, if the Company shareholder approval of the Merger Proposal has not been obtained at the shareholders meeting or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken;

•

by Parent, upon written notice to the Company, in the event of a breach or failure to perform in any material respect by any Company Party of any representation, warranty, covenant or other agreement contained in the merger agreement such that the conditions for Parent Parties to close would not be satisfied as of the closing date, subject to certain cure rights;

•	by the Company, upon written notice to Parent, in the event of a breach or failure to perform in any material respect by any Parent Party of any representation, warranty, covenant or other agreement contained in the merger agreement such that the conditions for the Company Parties to close would not be satisfied as of the closing date, subject to certain cure rights;

•

by Parent, upon written notice to the Company, (i) if, at any time prior to receipt of the Company shareholder approval of the merger agreement, the Company board of directors makes a change in recommendation in accordance with the merger agreement described above in the section above entitled “–Obligation with Respect to Board Recommendation” or (ii) if the Company shall have otherwise breached or violated any of its obligations under Section 5.2 of the merger agreement other than any immaterial or inadvertent breaches or violations thereof not intended to result in an acquisition proposal or inquiry;

•

by the Company, at any time prior to the earlier of obtaining the Company shareholder approval of the Merger Proposal and August 18, 2019, in order to concurrently enter into an alternative acquisition agreement with respect to a superior proposal in compliance with the merger agreement provisions described above in the section above entitled “—No Solicitations” that did not result from a breach or violation of such provisions; provided, however, that the merger agreement may not be so terminated unless the Company termination fee is made in full by wire transfer of same-day funds to Parent prior to or concurrently with the occurrence of such termination and entry into such alternative acquisition agreement with respect to such superior proposal; or

•

subject to Parent extension rights described below under the section below entitled “—Waiver; Extension and Dividends”, by the Company upon written notice to Parent, if (i) the conditions for the Parent Parties to close have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing date, each of which is then capable of being satisfied); (ii) the Company has irrevocably confirmed by written notice to Parent at least three business days prior to such termination that it is ready, willing and able to consummate the closing; (iii) the Parent Parties fail to consummate the mergers within three business days following the date on which the closing should have occurred pursuant to the merger agreement; and (iv) at all times during such three business day period, the Company stood ready, willing and able to consummate the closing; provided, however, that the Company may not terminate the merger agreement pursuant to this provision if any Company Party is then in breach of the merger agreement in any material respect.

The time period as described in the eighth bullet point above has passed without the events described therein occurring. See the section above entitled “—No Solicitation.”

Effect of Termination.

If the merger agreement is terminated as provided above, the merger agreement will become void and of no further force or effect without liability of any party (or any affiliate or representative of such party); provided, however, that this provision and certain other provisions described in the merger agreement will survive termination; provided, however, that subject to certain other provisions described in the merger agreement, (i) nothing herein shall relieve any party from liability for damages resulting from such party’s fraud prior to such valid termination; and (ii) nothing will relieve the Company Parties of any liability for damages resulting from any Company Party’s willful breach prior to such valid termination (in the case of each of clauses (i) and (ii), which the parties have acknowledged and agreed will not be limited to reimbursement of expenses or out-of-pocket costs). The confidentiality agreement of the parties will survive the termination of the merger agreement and will remain in full force and effect in accordance with its terms; provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Parent.

Fees and Expenses

Except as described below under the section entitled “—Parent Expense Amount”, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such cost or expense, whether or not the mergers or any other transaction contemplated by the merger agreement are consummated.

Company Termination Fee

The Company will pay, or would have been required to pay, to Parent a fee equal to $9,540,000 (such fee, the “Company termination fee”) if:

•

(A) the Company had terminated the merger agreement pursuant to the eighth bullet point in the section above entitled “—Termination” or (B) Parent terminates the merger agreement pursuant to the seventh bullet point in the section above entitled “—Termination”;

•

(A)(1) in the case of a termination pursuant to the second bullet point or the fifth bullet point in the section above entitled “—Termination”, an acquisition proposal (whether or not conditional) has been publicly made, proposed or communicated prior to the termination of the merger agreement or the Company board of directors has otherwise received a bona fide written acquisition proposal, and, in each case the acquisition proposal has not been withdrawn before the termination of the merger agreement or (2) in the case of a termination pursuant to the fourth bullet point in the section above entitled “—Termination”, an acquisition proposal (whether or not conditional) has been publicly made, proposed or communicated prior to the company shareholder meeting held to approve the Merger Proposal and not publicly withdrawn prior to such meeting and (B) following the occurrence of an event described in the preceding clause (A), the merger agreement is terminated by either the Company or Parent pursuant to the fourth or second bullet point or by Parent pursuant to the fifth bullet point in the section above entitled “—Termination” and (C) before the date that is 12 months after the date of termination of the merger agreement, the Company enters into an alternative acquisition agreement that is later consummated or an acquisition proposal is consummated within 12 months after the date of termination of the merger agreement (provided that, for purposes of clause (C), the references to “15%” in the definition of acquisition proposal in the merger agreement will be deemed to be references to more than “50%”).

Parent Expense Amount

If the merger agreement is terminated pursuant to the provisions described in the fourth of fifth bullet points in the section above entitled “–Termination”, the Company will pay to Parent up to $3,180,000 of the documented out-of-pocket expenses paid or payable on behalf of any of the Parent Parties in connection with the merger agreement (the “Parent expense amount”), provided, that the payment by the Company of the Parent expense amount will not relieve the Company of any subsequent obligation to pay the Company termination fee (but in the event such Company termination fee is or becomes payable, it will be reduced on a dollar for dollar basis for the Parent expense amount actually paid). In no event will the Company be required to pay the Parent expense amount on more than one occasion.

Parent Termination Fee

Parent will pay to the Company a fee equal to $11,925,000 (such fee, the “Parent termination fee”) if the Company terminates the merger agreement pursuant to the provisions described under the sixth or ninth bullet points in the section above entitled “—Termination.”

Amendment

The merger agreement may be amended with the mutual agreement of the Company Parties and the Parent Parties at any time, whether before or after the Company shareholder approval of the Merger Proposal has been obtained; provided, however, that after the Company shareholder approval of the Merger Proposal has been obtained, no amendment may be made that pursuant to applicable law requires further approval or adoption by the shareholders of the Company without such further approval or adoption.

Waiver; Extension and Dividends

At any time prior to the effective time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to the merger agreement; (c) waive compliance with any covenants and agreements contained therein; or (d) waive the satisfaction of any of the conditions contained herein.

The closing of the mergers may not occur prior to October 1, 2019, without the consent of the parties. If the Company notifies the Parent that it is prepared to close and all conditions to Parent’s obligations to close are met, then Parent, at its option, may extend the closing time for a 30-day period (or such shorter period so as not to extend beyond December 31, 2019), provided, that no Parent Party is then in breach of the merger agreement in any material respect. Parent may exercise an extension up to three times during the term of the merger agreement.

During the term of the merger agreement, the Company agreed to not pay cash dividends to holders of the Company common stock or the Series E preferred stock, except the Company is permitted to declare and pay a dividend to shareholders during the month in which an extension option for closing is exercised by the Parent, subject to limitations as set forth in the merger agreement and Section 7.4 of the disclosure schedules delivered therewith and attached hereto as Annex D on amount and the Company’s prior month adjusted funds from operations. The holders of the Series E preferred stock have agreed to waive accrual of any unpaid dividends between signing and closing.

Non-Survival of Representations, Warranties, Covenants and Agreements

None of the representations, warranties, covenants and agreements in the merger agreement, or in any instrument delivered pursuant to the merger agreement, shall survive the effective time of the Company merger, except for those covenants and agreements that by their terms apply or are to be performed in whole or in part after the effective time of the Company merger.

Specific Performance

The parties have agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement. While Company or Parent may pursue both a grant of specific performance or other equitable relief as provided in the merger agreement, the payment of the Parent termination fee and Company termination fee, as applicable, under no circumstances will the Company or Parent be permitted or entitled to receive both a grant of specific performance or other equitable relief and any money damages (including the Parent termination fee or the Company termination fee, as applicable) in connection with the merger agreement or any termination of the merger agreement.

The Company is only entitled to specific performance of the Parent Parties’ obligations to consummate the mergers and the transactions contemplated by the transaction documents and cause the equity financing to be funded if, and only if, (i) all of the conditions to close have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied); (ii) to the extent the debt commitment letter is delivered to the Company as contemplated by the merger agreement, the debt financing will be funded at the closing if the equity financing is funded at the closing; and (iii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the debt financing is funded, then the Company will cause the closing to occur.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and Series E preferred stock as of August 26, 2019, by the following persons (a) each shareholder known to us to beneficially own more than 5% of such outstanding shares, (b) each director, (c) each executive officer and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of August 26, 2019. Except as otherwise indicated, the address for each person listed below is c/o Condor Hospitality Trust, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814.

With respect to our continuing qualification as a real estate investment trust, our Amended and Restated Articles of Incorporation (the “Articles”) contain an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock. Our Articles permit the board of directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the board to determine that granting the exemption would not result in the Company losing its qualification as a REIT. Under the IRS rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. The holder of securities in excess of the ownership limit in the following table provided representations and undertakings necessary for the board to grant such an exemption.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Class (1)	Series E Preferred Stock Beneficially Owned	Percent of Preferred Class
NexPoint Hospitality Trust (2) c/o Highland Capital Management LLP 300 Crescent Court, Suite 700 Dallas, TX 75201	7,000,729		55.6%	925,000	100%
Real Estate Strategies L.P. (3) 2 Church Street Hamilton DO HM CX, Bermuda	3,787,166	(2)	31.8%	487,738	52.7%
SREP III Flight - Investco, L.P. (4) Two Embarcadero Center, Suite 480 San Francisco, CA	3,213,565	(3)	26.9%	437,262	47.3%
Brendan MacDonald (5) Two Embarcadero Center, Suite 480 San Francisco, CA	3,213,565	(4)	26.9%	437,262	47.3%
Chicago Capital Management LLC (6) 311 South Wacker Drive, Suite 6025 Chicago, IL 60606	564,967	(5)	5.0%	—	—
J. William Blackham	204,916		1.7%	—	—
Donald J. Landry	11,009		*	—	—
Daniel R. Elsztain	4,568		*	—	—
Daphne J. Dufresne	9,458		*	—	—
Benjamin Wall	5,747		*	—	—
Thomas Calahan	2,707		*	—	—
Noah Davis	3,065		*	—	—
Matias Gaivironsky	65		*	—	—
Arinn Cavey	7,269		*	—	—
All directors and executive officers as a group (12 persons)	3,462,369	(7)	29.0%	—	—

(1)

Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities. In calculating the indicated percentage, the denominator includes the shares of common stock that could be acquired by the person through the exercise of options or warrants within 60 days of August 26, 2019. The denominator excludes the shares of common stock that would be acquired by any other person upon a similar exercise.

(2)

Based on information appearing in Schedule 13D filed on July 31, 2019 by NexPoint Hospitality Trust, Parent, Merger Sub, and Merger OP, the share totals for common stock includes 6,332,620 shares of common stock and 668,109 shares of common stock issuable upon conversion of up to 925,000 shares of Series E preferred stock.

(3)

Based on information appearing in Amendment No. 8 to a Schedule 13D filed on July 26, 2019 by Real Estate Strategies L.P. (“RES”), an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentinean-based publicly traded company, with the Securities and Exchange Commission (“SEC”), RES and its affiliates have shared voting and shared dispositive power over 3,787,166 shares of common stock. RES and its affiliates, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain, and the following entities controlled, either directly or indirectly, by Mr. Elsztain: Consultores Assets Management S.A., Consultores Venture Capital Uruguay S.A., Agroinvestment S.A., Consultores Venture Capital Ltd., IFIS Limited, Inversiones Financieras del Sur S.A., Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, Helmir S.A., IRSA, Tyrus S.A., Jiwin S.A., Elsztain Managing Partners Ltd, Efanur SA, RES and Real Estate Investment Group VII, L.P. RES holds 487,738 shares of Series E preferred stock, which is convertible in whole or part in up to 352,285 shares of common stock that are included in the share totals for common stock. RES and affiliates also hold a convertible promissory note, convertible into 97,269 shares of common stock that are included in the share totals for common stock.

(4)

Based on information appearing in Amendment No. 3 to a Schedule 13D filed on July 19, 2019, by SREP III Flight-Investco, L.P. (“SREP”), an affiliate of StepStone Group LP. SREP and its affiliates have shared voting and shared dispositive power over 3,213,565 shares of common stock. SREP holds 437,262 shares of Series E preferred stock, which is convertible in whole or part in up to 315,826 shares of common stock that are included in the share totals for common stock.

(5)

Mr. MacDonald is a member of StepStone Group Real Estate Holdings LLC, general partner of StepStone Group Real Estate LP, and the sole member and investment manager of StepStone REP III (GP), LLC, the general partner of SREP. Mr. MacDonald may be deemed a participant in the control of the voting, disposition or purchase of the shares held by SREP and thus may be deemed to share beneficial ownership of these shares. Mr. MacDonald disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and the inclusion of these shares in this table shall not be an admission of beneficial ownership of all of the reported securities for any purpose.

(6)

Based on information appearing in a Schedule 13G filed by Chicago Capital Management, LLC (“CCM”) and Mr. Steven R. Gerbel on July 24, 2019. CCM and Mr. Gerbel have shared voting and dispositive power with respect to 564,967 shares of our common stock.

(7)	Includes 3,213,565 shares of common stock listed above for Brendan MacDonald (see footnote 5 above).

APPRAISAL OR DISSENTERS’ RIGHTS

No appraisal or dissenters’ rights or rights of objecting shareholders are available with respect to the mergers or the other transactions contemplated by the merger agreement.

SUBMISSION OF SHAREHOLDER PROPOSALS

We intend to hold an annual meeting of shareholders in 2020 only if the mergers are not completed. If such a meeting is held and any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2020 Annual Meeting, the proposal must be in proper form and must be received by the Company at its office in Bethesda, Maryland, on or before December 25, 2019.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not later than ninety days in advance of the annual meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, which allows us to send a single proxy statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family unless we have received contrary instructions from one or more of the securityholders. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each shareholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy was previously delivered. If you received a single copy of this proxy statement, but you would prefer to receive your own copy, you may direct requests for separate copies to Condor Hospitality Trust, Inc., 1111 N. 102nd Court, Suite 222, Omaha, Nebraska 68114, Attention: Secretary or call us at (402) 371-2520. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public on the internet website maintained by the SEC at http://www.sec.gov and on our website at http://www.condorhospitality.com under “Investors - SEC Filings.” The information included on our website is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Condor Hospitality Trust, Inc., 1111 N. 102nd Court, Suite 222, Omaha, Nebraska 68114, Attention: Secretary or telephone: (402) 371-2520. If you would like to request documents, please do so promptly in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 28, 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NHT OPERATING PARTNERSHIP, LLC,

NHT REIT MERGER SUB, LLC,

NHT OPERATING PARTNERSHIP II, LLC,

CONDOR HOSPITALITY TRUST, INC.

and

CONDOR HOSPITALITY LIMITED PARTNERSHIP

Dated as of July 19, 2019

i

ii

Exhibit A – Form of Company Shareholders Voting Agreement

Exhibit B – Form of Articles of Amendment and Restatement of Surviving Entity

Exhibit C – Form of Amended and Restated Bylaws of Surviving Entity

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of July 19, 2019, by and among: NHT Operating Partnership, LLC, a Delaware limited liability company (“Parent”); NHT REIT Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”); NHT Operating Partnership II, LLC, a Virginia limited liability company (“Merger OP” and, collectively with Parent and Merger Sub, the “Parent Parties”); Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”); and Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Company Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MGCL and the DE LLC Act, (a) Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned Subsidiary of Parent (the “Company Merger”) and (b)(i) each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Shares”) (other than Excluded Shares), will be converted into the right to receive the Company Merger Consideration and (ii) each outstanding share of 6.25% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Company Series E Preferred Shares”), will be converted into the right to receive the Series E Preferred Share Merger Consideration;

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the VRULPA and the VLLCA, (a) Merger OP be merged with and into the Operating Partnership, with Merger OP surviving the merger (the “Partnership Merger” and together with the Company Merger, the “Mergers”) and (b) and each outstanding common limited partnership unit of the Operating Partnership (the “Partnership Common Units”) (other than Excluded Units) will be converted into the right to receive the Partnership Merger Consideration;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved this Agreement, the Mergers and the other Transactions, upon the terms and conditions set forth in this Agreement, (b) determined that this Agreement, the Mergers and the other Transactions are advisable and in the best interests of the Company, its shareholders and the limited partners of the Operating Partnership, and (c) resolved to recommend that its shareholders approve the Company Merger and adopt this Agreement;

WHEREAS, Condor Hospitality REIT Trust, a Maryland real estate investment trust and wholly-owned Subsidiary of the Company (“General Partner”), as the sole general partner of the Operating Partnership, has approved this Agreement and determined that it is advisable and in the best interests of the limited partners of the Operating Partnership to consummate the Partnership Merger and the other Transactions;

WHEREAS, Parent, in its capacity as the sole member of Merger Sub and Merger OP, has taken all action required to execute and deliver this Agreement and to approve this Agreement and the consummation by Merger Sub and Merger OP of the Mergers and other Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to the Company Parties’ willingness to enter into this Agreement (a) NexPoint Advisors, L.P. (the “Investor”), has entered into, and delivered to the Company, an Equity Commitment Letter and (b) NHT has entered into, and delivered to the Company, a limited guaranty (the “Limited Guaranty”) of certain of the Parent Parties’ obligations under this Agreement; and

WHEREAS, the Parent Parties certain shareholders of the Company have entered into Voting Agreements in the form attached hereto as Exhibit A (the “Company Shareholders Voting Agreements”) pursuant to which such shareholders have agreed to (a) vote the shares of Company Capital Shares beneficially or of record owned by them, or the voting of which they have the power to direct (or in each case, acquire after the date hereof), in favor of the Company Merger, or cause such interests to be voted in favor of the Company Merger, at any meeting of the shareholders of the Company at which it is proposed that such shareholders approve the Company Merger and (b) to the extent it is required, vote the units of Partnership Common Units beneficially or of record owned by them, or the voting of which they have the power to direct (or in each case, acquire after the date hereof), in favor of the Partnership Merger, or cause such interests to be voted in favor of the Partnership Merger at any meeting of the limited partnership of the Operating Partnership at which it is proposed that such limited partners approve the Partnership Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

(a) As used herein, the following terms have the following meanings:

“1964 Civil Rights Acts” means the Civil Rights Act of 1964.

“2019 Incentive Plans” means the executive incentive plans titled “2019 Cash and Equity Grants Incentive Compensation Objectives” as approved by the Compensation Committee of the Company Board and/or the Company Board on March 4, 2019 and March 28, 2019.

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less restrictive to the counterparty thereto than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement shall not (a) prohibit compliance by the Company with the provisions of Section 5.2 or (b) provide for an exclusive right to negotiate with the Company.

“Acquired Companies” means the Company and each of its Subsidiaries, including, for the avoidance of doubt, the Operating Partnership and the Atlanta JV, collectively.

“Acquisition Proposal” means any proposal or offer from any Third Party relating to, in a single transaction or series of related transactions: (a) any direct or indirect acquisition or purchase (whether by merger, consolidation or otherwise) of 15% or more of any class of the equity interests in the Company (by vote or by value) or any resulting parent company of the Company (including through a tender offer or exchange offer by a Third Party who seeks to acquire beneficial interest or right to acquire beneficial interest) or 15% or more of any class of the equity interests in the Operating Partnership (by vote or by value); (b) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) (x) representing, directly or indirectly, 15% or more of the consolidated assets of the Acquired Companies, taken as a whole (as determined on a fair market value basis); or (y) that generate 15% or more of net revenues or net income of the Acquired Companies, taken as a whole; (c) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning 15% or more of the outstanding Company Capital Shares (or any class of voting securities of the Company) or 15% or more of the outstanding equity interests in the Operating Partnership; (d) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company; (e) any other transaction or series of related transactions pursuant to which any Third Party proposes to acquire control of assets of any Acquired Company having a fair market value equal to or greater than 15% of the fair market value of all of the consolidated assets of the Acquired Companies, taken as a whole, immediately prior to such transaction; or (f)(i) any combination of the foregoing or (ii) transactions having similar effects to the transactions described in (a) through (e) of this defintion.

“ADA” means the Americans with Disabilities Act.

“ADEA” means the Age Discrimination in Employment Act.

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Atlanta JV” means Spring Street Hotel Property II LLC, a Delaware limited liability company, Spring Street Hotel Property LLC, a Delaware limited liability company, Spring Street Hotel OpCo II LLC, a Delaware limited liability company, and Spring Street Hotel OpCo LLC, a Delaware limited liability company.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York are authorized or required by Law or executive order to be closed.

“Certificate” means each certificate or other agreement, instrument or document representing ownership of the Company Common Shares (other than Excluded Shares), Company Series E Preferred Shares or Partnership Common Units (other than Excluded Units), as applicable, or any book-entry shares or book-entry units representing the same.

“Change in Circumstances” means any material event, development or occurrence with respect to the Company and the Company Subsidiaries, taken as a whole, that was not known or reasonably expected to have been known or foreseen to or by the Company Board (assuming consultations with appropriate officers and Representatives of the Company) as of or prior to the date of this Agreement and becomes known to the Company Board after the date of this Agreement; provided, however, that in no event shall any of the following constitute or be taken into account in determining whether a Change in Circumstances has occurred: (a) the receipt by the Company of, existence of or terms of an Acquisition Proposal or Inquiry or any matter relating thereto or consequence thereof; (b) any change in Law or GAAP; (c) any fluctuation in the market price or trading volume of the equity or debt securities of the Company or the equity or credit ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency; or (d) the mere fact that, in and of itself, the Company meets or exceeds internal or public projections or forecasts or estimates of revenues, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement (provided that the underlying causes of such change or fact shall not be excluded by clause (c) or (d) if not falling into clause (a) of this definition.

“Code” means the Internal Revenue Code of 1986.

“Company Articles” means the Amended and Restated Articles of Incorporation of the Company, as in effect as of the date hereof, including any amendments.

“Company Benefit Plan” means each “employee benefit plan”, as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and each other benefit arrangement, including share bonus, share purchase, share option, restricted shares, share appreciation right or other equity or equity-based program or arrangement, including the Company Compensatory Award, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, profit sharing, severance, separation, vacation, paid time off, education or tuition assistance, or fringe benefit or other benefit or compensation plan, policy, program, Contract, arrangement or agreement (whether written or unwritten) sponsored, maintained or contributed or required to be contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any Liability.

“Company Bylaws” means the Bylaws of the Company, as in effect as of the date hereof, including any amendments.

“Company Compensatory Award” means each award pursuant to the Company Equity Incentive Plan, the Company Restricted Shares and the 2019 Incentive Plans.

“Company Disclosure Schedule” means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.

“Company Equity Incentive Plan” means (a) the Company’s 2006 Stock Plan and the Company’s 2016 Stock Plan, in each case, including any amendments, (b) the 2019 Incentive Plans and (c) the Employment Agreement.

“Company Intellectual Property Assets” means all Intellectual Property Assets owned by the Acquired Companies.

“Company Material Adverse Effect” means, with respect to the Company Parties, (a) any Effect that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operations of the Acquired Companies, taken as a whole or (b) will prevent the Company Parties from timely consummating the Mergers on or prior to the End Date; provided that, for purposes of clause (a), in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (i) changes in the Company’s share price or trading volume; (ii) any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Company Material Adverse Effect); (iii) changes in general business, economic or political conditions in the United States or any other country or region in the world; (iv) conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, (including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (v) changes in conditions in the industries in which the Acquired Companies conduct business, including changes in conditions in the real estate industry generally or the lodging industry generally; (vi) changes in political conditions in the United States or any other country or region in the world; (vii) acts of hostilities, war, sabotage or terrorism, including cyber-terrorism (including any outbreak, escalation or general worsening of any such acts) in the United States or any other country or region in the world; (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing; (ix) the entry into or the announcement, pendency or performance of this Agreement or the Transactions or the consummation of any Transactions (including the identity of the parties hereto; (x) (A) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) the taking of any action expressly required by this Agreement or (C) the failure to take any action expressly prohibited by this Agreement; (xi) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof); (xii) changes in GAAP (or the interpretation thereof); and (xiii) any Transaction Litigation; provided that, in each of the foregoing clauses (iii), (iv), (v), (vi), (vii), (viii) and (xi), such Effects referred to therein may be taken into account to the extent that the Company is disproportionally affected relative to other companies in the United States in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect; provided, further, that clause (ix) shall not apply to the use of Company Material Adverse Effect in Section 3.18 (or Section 6.2(a) as it relates to Section 3.18).

“Company Preferred Shares” means the preferred stock, par value $0.01 per share, of the Company.

“Company Protected Information” means any confidential information of the Company or its Subsidiaries, trade secrets of the Company or its Subsidiaries, information to which the Company or any of its Subsidiaries or one of their management companies or franchisors, as applicable, has undertaken an obligation of confidentiality to a Third Party, or information that is related to or capable of being linked to a person that is held, used, disclosed or collected by the Company or any of its Subsidiaries or one of their management companies or franchisors, as applicable.

“Company Real Property” means, collectively, the Owned Real Property and the Ground Leased Real Property.

“Confidentiality Agreement” means the Confidentiality Agreement, between the Company and NexPoint Real Estate Advisors, L.P., dated as of October 3, 2018.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, deed of trust, debenture, note, option, warrant, warranty, purchase order, license, Permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Convertible Note” means that certain Convertible Promissory Note dated March 16, 2016 by the Company to the order of Real Estate Strategies L.P., including any interest therein of Real Estate Investment Group VII L.P.

“Davis Bacon Act” means the Davis-Bacon Act of 1931.

“Debt Financing” means the funding received pursuant to the Debt Commitment Letter, or any alternative financing obtained by Parent.

“DE LLC Act” means the Delaware Limited Liability Company Act.

“Effect” means any effect, change, event, occurrence, circumstance or development.

“Employment Agreement” means the employment agreement between the Company and J. William Blackham, entered into on March 2, 2015, as amended on September 1, 2016, June 28, 2017 and April 10, 2018 and the Executive Form 8-K.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Entity).

“Environmental Claims” means any Legal Proceedings or Orders alleging potential responsibility or Liability arising out of (a) the presence, release or threatened release of any Hazardous Materials at any location or (b) any violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” means any Law concerning pollution or protection of the environment, natural resources or human health and safety, including any Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any harmful or deleterious material.

“Environmental Permits” means all Permits issued or required under applicable Environmental Law.

“Equal Pay Act” means the Equal Pay Act of 1963.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

“ERISA Affiliate” means any Entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any ERISA Affiliate under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any ERISA Affiliate for purposes of Code Section 414.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Form 8-K” means the Company’s Current Report on Form 8-K dated August 28, 2018.

“Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange all or any part of the Debt Financing and any alternative financing, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto (excluding Parent and any of its Subsidiaries), together with their respective Affiliates, officers, directors, employees, agents, representatives, successors and assigns of each one of the foregoing.

“FLSA” means the Fair Labor Standards Act.

“FMLA” means the Family and Medical Leave Act.

“Franchise Agreement Documents” means any franchise, trademark or license agreement entered into by any of the Acquired Companies pursuant to which any Company Real Property is flagged under a hotel brand owned by any Third Party (each a “Franchise Company”), and each amendment, guarantee, license (whether with the Franchise Company or any Affiliate thereof) or other Contract related to such franchise agreement and entered into by any of the Acquired Companies, in each case that are material to any Company Real Property.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means (a) any federal, state, county, local, municipal or foreign government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

“Group” shall have the meaning ascribed to such term in Section 13(d) under the Exchange Act.

“Hazardous Materials” means all substances, materials or wastes that are defined or classified or regulated as hazardous, toxic, explosive or radioactive, as pollutants or contaminants, or any other terms of similar meaning, under Environmental Law, including petroleum or petroleum distillates, asbestos, radon, polychlorinated biphenyls and per- and polyfluoroalkyl substances.

“Indebtedness” means, with respect to any Person, without duplication, all (a) obligations of such Person for borrowed money, (b) obligations of such Person evidenced by notes, debentures, bonds or similar instruments, (c) obligations of such Person under leases required to be treated as capitalized leases in accordance with GAAP, (d) obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction to the extent such letters of credit, banker’s acceptances or similar credit transactions have been drawn upon, (e) net obligations of such Person in respect of interest rate, currency and other swaps, hedges or similar arrangements, (f) guarantees and arrangements having the economic effect of a guarantee of such Person of any of the foregoing types of payment obligations on behalf of any other Person, (g) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (h) all outstanding prepayment premium obligations of such Person, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (g); provided that, for clarification, Indebtedness shall not include “trade debt” or “trade payables”. Notwithstanding the foregoing, Indebtedness does not include any intercompany obligations between or among the Acquired Companies which are wholly-owned.

“Intellectual Property Assets” means any and all of the following, as they exist throughout the world: (a) patents and patent applications of any kind, inventions, discoveries and invention disclosures (whether or not patented), any and all improvements thereof, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions and extensions thereof (collectively, “Patents”); (b) rights in registered and unregistered trademarks, service marks, trade names, logos and corporate names, Internet domain names, social media handles, design rights and other source identifiers, registrations and applications for registration of any of the foregoing and together with the goodwill symbolized by any of the foregoing (collectively, “Marks”); (c) copyrights in both published and unpublished works, works of authorship, copyrightable works and all copyright registrations and applications and registered and unregistered copyrights (collectively, “Copyrights”); (d) confidential and proprietary information, including trade secrets, customer and supplier lists, pricing, cost information, business and marketing plans and proposals, knowhow, algorithms, methodologies, compilations, programs, methods, strategies, techniques and processes, in each case that derives independent economic value, actual or potential, from not being generally known or readily ascertainable by others who can obtain economic value from its disclosure or use; (e) all rights in the foregoing; (f) all applications and registrations for the foregoing; and (g) any and all other intellectual property rights under applicable Law.

“IRS” means the Internal Revenue Service.

“Knowledge of the Company”, or “to the Company’s Knowledge”, whether or not capitalized, or any similar expression used with respect to the Company, means the actual knowledge of the individuals set forth in Part 1.1(a) of the Company Disclosure Schedule, after reasonable inquiry.

“Law” shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, Permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

“Legal Proceeding” means any claim, demand, action, suit, litigation, proceeding, arbitration, mediation or other investigation, audit, citation or violation (in each case, whether civil or criminal) brought, conducted, tried or heard by or before, or otherwise involving, any Person (including any Governmental Entity).

“Liability” or “Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, right of first refusal, preemptive right, community property right or other similar adverse restriction in respect of such property or asset.

“made available to Parent” means that such information, document or material was: (a) publicly available on the SEC EDGAR database at least two Business Days prior to the execution of this Agreement; (b) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form prior to the execution of this Agreement; or (c) made available for review by Parent or Parent’s Representatives at least 24 hours prior to the execution of this Agreement in the virtual data room maintained by the Company in connection with the Mergers.

“Management Agreement Documents” means the management agreements entered into by any of the Acquired Companies pursuant to which any Third Party hotel operator manages or operates any Company Real Property (each a “Management Company”) on behalf of any of the Acquired Companies and each amendment, guarantee, license or franchise agreement (whether with the Management Company or any Affiliate thereof) or other Contracts related to such management agreements and entered into by any of the Acquired Companies, in each case that are material to any Company Real Property.

“Material Company Lease” means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which any of the Acquired Companies is the tenant or subtenant or serves in a similar capacity, (a) providing for annual rentals of $50,000 or more or (b) demising more than 2,500 square feet of space, in each case other than agreements exclusively among the Acquired Companies.

“Material Space Lease” means any lease, sublease, license or occupancy agreement of real property (other than Ground Leases) under which any of the Acquired Companies is the landlord or sub-landlord or serves in a similar capacity, (a) providing for annual rentals of $50,000 or more or (b) demising more than 2,500 square feet of space, in each case other than agreements exclusively among the Acquired Companies.

“Merger Consideration” means the Company Merger Consideration, Series E Preferred Share Merger Consideration or Partnership Merger Consideration, as applicable.

“MGCL” means the Maryland General Corporation Law.

“NYSE American” means the NYSE American.

“Offering” means the proposed offering and sale of subscription receipts to be issued by NexPoint Hospitality Trust, an Affiliate of Parent (“NHT”), to be issued by NHT to finance all or a portion of the Equity Financing.

“Offering Document” means the preliminary prospectus and the prospectus of NHT with respect to the Offering.

“Order” means any writ, judgment, injunction, consent, order, decree, stipulation, award, agreement, conciliation, ruling, assessment or executive order of or by any Governmental Entity.

“Organizational Documents” means, with respect to any Entity, (a) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, by-laws and similar organizational documents, as amended and in effect on the date hereof, (b) if such Entity is a limited liability company, such Entity’s certificate or articles of formation and operating agreement, as amended and in effect on the date hereof, (c) if such Entity is a trust, such Entity’s declaration of trust, by-laws and similar organizational documents, as amended and in effect on the date hereof, and (d) if such Entity is a limited partnership, such Entity’s certificate of limited partnership, partnership agreement and similar organizational documents, as amended and in effect on the date hereof.

“Parent Expense Amount” means an amount equal to the sum of all documented out-of-pocket expenses paid or payable by or on behalf of any of the Parent Parties in connection with this Agreement, the Mergers or any of the other Transactions; provided, that the Parent Expense Amount shall not exceed $ 3,180,000.

“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or delay the abilities of the Parent Parties to consummate the Mergers.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 30, 2000, among the General Partner and the other partners named therein, as in effect as of the date hereof, including any amendments.

“Partnership Preferred Units” means the preferred units in the Operating Partnership.

“Partnership Series E Preferred Units” means the preferred units in the Operating Partnership designated as “Series E Cumulative Convertible Preferred Partnership Units” under the Partnership Agreement.

“Partnership Units” means the Partnership Common Units and the Partnership Preferred Units.

“Permitted Liens” means (a) Liens disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents filed as of the date hereof, (b) Liens for Taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business that are not yet due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (d) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon or which do not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, (e) conditions, covenants, restrictions, easements and reservations of rights, including rights of way, for sewers, electric lines, telegraph and telephone lines and other similar purposes, and affecting the fee title to any real property owned or leased by the Company which are disclosed on existing title reports or existing surveys or which would be shown on current title reports or current surveys performed by Parent as of the date hereof and the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property or the ability to obtain a mortgage loan from a national or regional financial institution on such real property, (f) Liens imposed by Law (excluding Liens under ERISA), (g) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way, (h) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable and (i) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, Entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

“Prior Sale Agreements” means any purchase or sale Contract relating to any real property or leasehold interest in any Ground Lease conveyed, transferred, assigned or otherwise disposed of by the Company or any of its Subsidiaries since January 1, 2014, except for easements and similar interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Service Contract Act” means the McNamara—O’Hara Service Contract Act of 1965.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal Entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal Entity. For the avoidance of doubt, the Atlanta JV shall be considered a Subsidiary of the Company for all purposes of this Agreement.

“Subsidiary REIT” means any Subsidiary that for the applicable period has filed an election under Code Section 856(c) to be taxed as a REIT or otherwise intended (or intends) to qualify as a REIT for the applicable period.

“Superior Proposal” means a bona fide written Acquisition Proposal (with all of the references to 15% included in the definition of Acquisition Proposal increased to more than 50%) (a) that is on terms that the Company Board determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, would result, if consummated, in a transaction that is more favorable to the Company and the holders of Company Capital Shares (solely in their capacity as such) than the Mergers and this Agreement (including any revisions from a financial point of view than the Mergers, taking into consideration, among other things, all of the terms and conditions of such Acquisition Proposal and this Agreement (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination as set forth in Section 5.2(d)) and (b) the conditions to the consummation of which are all reasonably capable of being consummated in accordance with its terms, in each case, taking into account all legal, regulatory and financing aspects of the proposal and the person making the proposal and other aspects of such proposal that the Company Board may deem appropriate.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, severance, stamp, occupation, windfall profits, profits, environmental, customs, duties, capital stock, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, estimated, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any taxing authority, and including any obligations to indemnify or otherwise assume or succeed to the tax Liability of another Person.

“Tax Return” means any return, report, document, declaration or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Third Party” means any Person or Group other than the Company Parties or the Parent Parties.

“Transaction Documents” means, collectively, the Confidentiality Agreement, the Commitment Letters, the Limited Guaranty, and any other document contemplated thereby or any document or instrument delivered in connection with this Agreement or those agreements.

“Transaction Litigation” means any litigation asserted or commenced by any shareholder of the Company or any holder of the Company’s other securities (whether directly or on behalf of the Company or otherwise) against the Company Parties, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating to this Agreement, the Mergers or any of the Transactions.

“Transfer Right” means, with respect to any Acquired Company, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which any Acquired Company, on the one hand, or another Person, on the other hand, could be required to purchase or sell the applicable equity interests of any Person or any real property.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“VLLCA” means the Virginia Limited Liability Company Act.

“VRULPA” means the Virginia Revised Uniform Limited Partnership Act.

“Walsh Healey Act” means the Walsh—Healey Act of 1936.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act, or any similar state or local Law.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.2(d)
Atlanta JV Equity Interest Purchase Price	Section 5.20
Atlanta JV Financing	Section 5.20
Bankruptcy and Equity Exception	Section 3.8(c)
Buy / Sell	Section 5.20
Capitalization Date	Section 3.3(a)
Cap Ex Plan	Section 5.19
Change in Recommendation	Section 5.2(d)
Chosen Courts	Section 8.5
Closing	Section 2.3(a)
Closing Date	Section 2.3(a)
Company	Preamble
Company Articles of Merger	Section 2.3(b)
Company Board	Recitals
Company Board Recommendation	Section 3.16(a)
Company Capital Shares	Section 3.3(a)
Company Common Shares	Recitals
Company Financial Statements	Section 3.4(b)
Company Merger	Recitals
Company Merger Consideration	Section 2.5(a)(i)
Company Merger Effective Time	Section 2.3(b)
Company Parties	Preamble
Company Permits	Section 3.9(a)
Company Related Parties	Section 7.3(h)
Company Restricted Shares	Section 2.8(a)
Company SEC Documents	Section 3.4(a)
Company Series E Preferred Shares	Recitals
Company Shareholder Approval	Section 3.16(a)
Company Shareholder Voting Agreements	Recitals
Company Termination Fee	Section 7.3(b)
Conditions Satisfied Notice	Section 7.4

Term	Section
Copyrights	Section 1.1(a)
Debt Commitment Letter	Section 5.22
Debt Financing	Section 1.1(a)
DE SOS	Section 2.3(b)
Effective Time	Section 2.3(b)
Electronic Delivery	Section 8.9
End Date	Section 7.1(b)
Equity Commitment Letter	Section 4.6(b)
Equity Financing	Section 4.6(b)
Evaluation Material	Section 5.5
Exchange Agent	Section 2.7(a)
Exchange Fund	Section 2.7(a)
Excluded Shares	Section 2.5(a)(i)
Excluded Units	Section 2.6(b)
Extension	Section 7.4
FCPA	Section 3.9(c)
Financing	Section 4.6(b)
Financing Commitments	Section 4.6(b)
Franchise Company	Section 1.1(a)
General Partner	Recitals
Ground Lease	Section 3.6(b)
Ground Leases	Section 3.6(b)
Ground Leased Real Property	Section 3.6(b)
Indemnified Party	Section 5.9(b)
Indemnified Party Proceeding	Section 5.9(b)
Inquiry	Section 5.2(a)(i)
Interim Period	Section 5.1(a)
Investment Banker	Section 3.19
Investor	Preamble
Limited Guaranty	Recitals
Management Company	Section 1.1(a)
Marks	Section 1.1(a)
Material Contract	Section 3.8(c)
Maximum Premium	Section 5.9(a)
Mergers	Recitals
Merger OP	Preamble
Merger Sub	Preamble
NHT	Section 1.1(a)
Non-Recourse Company Party	Section 8.12
Operating Partnership	Preamble
Owned Real Property	Section 3.6(a)
Parent	Preamble
Parent Parties	Preamble
Parent Related Parties	Section 7.3(h)
Parent Termination Fee	Section 7.3(e)(ii)
Partnership Articles of Merger	Section 2.3(c)
Partnership Common Units	Recitals
Partnership Merger	Recitals
Partnership Merger Consideration	Section 2.6(a)
Partnership Merger Effective Time	Section 2.3(c)
Patents	Section 1.1(a)

Term	Section
Payoff Letters	Section 5.18(b)
Permit	Section 3.9(a)
Proxy Statement	Section 5.3(a)
QRS	Section 3.11(c)
Registered Company Intellectual Property Assets	Section 3.14(a)
REIT	Section 3.11(c)
Representatives	Section 5.2(a)
Requested Repairs	Section 5.21
SDAT	Section 2.3(b)
Series E Preferred Share Merger Consideration	Section 2.5(c)
Shareholders Meeting	Section 5.3(d)
Specified Agreements	Section 5.8
Superior Proposal Notice	Section 5.2(e)(i)
Surviving Entity	Section 2.1(a)
Surviving Partnership	Section 2.1(b)
Takeover Statutes	Section 3.22
Third Party IP Rights	Section 3.14(b)(iii)
Tier 1 Parent Termination Fee	Section 7.3(e)(i)
Tier 2 Parent Termination Fee	Section 7.3(e)(ii)
Transfer	Section 5.20
Transfer Taxes	Section 5.14(b)
TRS	Section 3.11(c)
TWC	Section 5.20
VSCC	Section 2.3(c)

Section 1.2 Other Definitional and Interpretative Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Parts, Exhibits and Schedules are to Articles, Sections, Parts, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Part, Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement.

ARTICLE 2

THE MERGERS

Section 2.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DE LLC Act and the MGCL, at the Company Merger Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall thereupon cease. The Company will continue as the surviving Entity (the “Surviving Entity”) in the Company Merger.

(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VRULPA and the VLLCA, at the Partnership Merger Effective Time, Merger OP shall be merged with and into the Operating Partnership, and the separate existence of the Operating Partnership shall thereupon cease. Merger OP will continue as the surviving partnership (the “Surviving Partnership”) in the Partnership Merger.

Section 2.2 Effect of the Mergers.

(a) The Company Merger shall have the effects provided in this Agreement and as set forth in the DE LLC Act and the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Entity.

(b) The Partnership Merger shall have the effects provided in this Agreement and as set forth in the VRULPA and the VLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Operating Partnership and Merger OP shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Operating Partnership and Merger OP shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

Section 2.3 Closing; Effective Times.

(a) The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Eastern time, as soon as practicable (and, in any event, within seven Business Days) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), remotely via the electronic exchange of documents and executed signature pages, unless another date, time or place is agreed to in writing by Parent and the Company; provided, however, that notwithstanding the foregoing, in no event shall the Closing occur prior to October 1, 2019. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Upon the terms and subject to the provisions of this Agreement, on the Closing Date and immediately following the Partnership Merger Effective Time, Merger Sub and the Company shall (i) duly execute and file articles of merger (the “Company Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (“SDAT”) in accordance with the Laws of the State of Maryland and with the Secretary of State of the State of Delaware (the “DE SOS”) in accordance with the DE LLC Act, and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub in connection with the Company Merger. The Company Merger shall become effective after the Partnership Merger Effective Time on the date and time at which the Company Articles of Merger have been filed with, and accepted for record by, the SDAT, or at such other date and time as is agreed between the parties hereto and specified in the Company Articles of Merger in accordance with the MGCL and the DE LLC Act (such date and time being hereinafter referred to as the “Company Merger Effective Time” or the “Effective Time”). The parties shall cause the Effective Time to occur immediately after the Partnership Merger Effective Time.

(c) As soon as practicable on the Closing Date, Merger OP and the Operating Partnership shall (i) duly execute and file articles of merger (the “Partnership Articles of Merger”) with the Virginia State Corporation Commission (“VSCC”) in accordance with the VRULPA and the VLLCA, and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Merger OP in connection with the Partnership Merger. The Partnership Merger shall become effective on the date and time at which the Partnership Articles of Merger have been duly filed with, and accepted for record by, the VSCC, or at such other date and time agreed between the parties and specified in the Partnership Articles of Merger (the “Partnership Merger Effective Time”). The parties shall cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.

(d) Unless otherwise agreed, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date.

Section 2.4 Organizational Documents; Etc.

(a) At the Company Merger Effective Time, unless otherwise determined by Parent prior to the Company Merger Effective Time:

(i) the name of the Surviving Entity shall be “NHT Hospitality Trust II, Inc.”;

(ii) the articles of incorporation of the Surviving Entity shall be amended and restated in substantially the form attached hereto as Exhibit B, until further amended in accordance with applicable Law;

(iii) the bylaws of the Surviving Entity shall be amended and restated in substantially the form attached hereto as Exhibit C, until further amended in accordance with applicable Law; and

(iv) from and after the Company Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (A) Matt McGraner shall be the sole director of the of the Surviving Entity and (B) the officers of Merger Sub immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Entity.

(b) At the Partnership Merger Effective Time, unless otherwise determined by Parent prior to the Partnership Merger Effective Time:

(i) the name of the Surviving Partnership shall be “NHT Operating Partnership II, LLC.”;

(ii) the certificate of formation of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time shall be the certificate of formation of the Surviving Partnership, amended in accordance with applicable Law;

(iii) the limited liability agreement of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law; and

(iv) from and after the Partnership Merger Effective Time, (A) until successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger OP immediately prior to the Partnership Merger Effective Time shall be the officers of the Surviving Partnership and (B) the Company, as the sole member following the Partnership Merger Effective Time, shall manage the affairs and businesses of the Surviving Partnership.

Section 2.5 Company Merger Consideration; Effect on Company Capital Shares.

(a) At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Shares:

(i) Each Company Common Share, issued and outstanding immediately prior to the Effective Time (other than Company Common Shares to be cancelled or converted pursuant to Section 2.5(a)(iii) and

Section 2.5(a)(iv) (collectively, “Excluded Shares”)), subject to the terms and conditions set forth herein, shall be automatically cancelled and converted into the right to receive an amount in cash equal to $11.10 per Company Common Share (the “Company Merger Consideration”), without interest thereon. At the Effective Time, all of the Company Common Shares (other than Excluded Shares) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each Certificate representing ownership of the Company Common Shares (other than Excluded Shares) outstanding immediately prior to the Effective Time shall thereafter represent only the right to receive the Company Merger Consideration, without interest thereon.

(ii) Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Entity.

(iii) Any Company Common Shares then held by the Company in the Company’s treasury shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iv) Any Company Common Shares held by the Parent Parties or any of their Subsidiaries shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Without duplication of the effects of Section 2.5(a), if, between the date hereof and the Company Merger Effective Time or the Partnership Merger Effective Time, the outstanding Company Common Shares or Partnership Common Units are changed into a different number or class of shares by reason of any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, reorganization, recapitalization or other similar transaction, then the amount of cash into which each Company Common Share is converted in the Company Merger and each Partnership Common Units is converted in the Partnership Merger shall be adjusted to provide the holders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing set forth in this Section 2.5(b) shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1.

(c) At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each Company Series E Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically cancelled and converted into the right to receive an amount in cash equal to $10.00 (the “Series E Preferred Share Merger Consideration”), without interest thereon. At the Company Merger Effective Time, all of the Company Series E Preferred Shares shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each Certificate representing ownership of the Company Series E Preferred Shares outstanding immediately prior to the Effective Time shall thereafter represent only the right to receive the Series E Preferred Share Merger Consideration, without interest thereon.

Section 2.6 Partnership Merger Consideration; Effect on Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Merger OP, the Operating Partnership or any holder of partnership interests in the Operating Partnership or any holder of membership interests in Merger OP, as applicable:

(a) Each Partnership Common Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Units), subject to the terms and conditions set forth herein, shall be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to $0.21346 per Partnership Common Unit (the “Partnership Merger Consideration”), without interest thereon. At the Partnership Merger Effective Time, all of the Partnership Common Units (other than the Excluded Units) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each Certificate representing ownership of the Partnership Common Units (other than Excluded Units) and outstanding immediately prior to the Partnership Merger Effective Time shall thereafter represent only the right to receive the Partnership Merger Consideration, without interest thereon.

(b) Each Partnership Common Unit that is held by the General Partner (“Excluded Units”) immediately prior to the Partnership Merger Effective Time shall remain outstanding and shall automatically be converted into membership interests of the Surviving Partnership, and no payment shall be made with respect thereto.

(c) Each membership interest in Merger OP held by Parent shall automatically be cancelled and cease to exist, and Parent shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

(d) The general partnership interests in the Operating Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

(e) Each Partnership Preferred Unit outstanding immediately prior to the Partnership Merger Effective Time shall be cancelled and shall no longer be outstanding, and no payment shall be made with respect thereto.

Section 2.7 Payment of Merger Consideration.

(a) Prior to the Effective Time, (i) Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent with respect to the Mergers (the “Exchange Agent”), and (ii) Parent shall deposit, or shall cause to be deposited, with the Exchange Agent cash amounts sufficient to enable the Exchange Agent to make payments pursuant to Section 2.5 or Section 2.6(a), as applicable, to holders of Company Common Shares, Company Series E Preferred Shares and Partnership Common Units outstanding immediately prior to the Effective Time (the “Exchange Fund”). The Exchange Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.

(b) Within five Business Days after the Effective Time, Parent and the Surviving Entity shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Common Shares and Company Series E Preferred Shares or that, immediately prior to the Partnership Merger Effective Time, represented outstanding Partnership Common Units whose shares or units, as applicable, were converted into the right to receive or be exchanged for the Merger Consideration, as applicable, pursuant to Section 2.5 or Section 2.6(a), as applicable: (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Exchange Agent, only upon delivery of the Certificates or affidavits of loss in lieu thereof in accordance with Section 2.7(d) to the Exchange Agent, and which letter shall be in such form and have such other provisions as are mutually approved by Parent and the Company) and (ii) instructions for use in effecting the surrender of Certificates previously representing such Company Common Shares, Company Series E Preferred Shares or Partnership Common Units in exchange for payment therefor. Parent shall ensure that, upon surrender to the Exchange Agent of each such Certificates (or affidavits of loss in lieu of a Certificate pursuant to Section 2.7(d)), together with a properly executed letter of transmittal, the holder of such Certificates (or, under the circumstances described in Section 2.7(e), the transferee of the Company Common Shares, Company Series E Preferred Shares or Partnership Common Units previously represented by such Certificates) shall promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 2.5 or Section 2.6(a), as applicable. Exchange of book-entry shares or book-entry units representing Company Common Shares, Company Series E Preferred Shares or Partnership Common Units shall be effected in accordance with the Exchange Agent’s customary procedures with respect to securities represented by book entry.

(c) On or after the first anniversary of the Effective Time, the Surviving Entity shall be entitled to cause the Exchange Agent to deliver to the Surviving Entity any funds made available by Parent to the Exchange Agent which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their Certificates. Neither the Exchange Agent nor the Surviving Entity nor any of the Parent Parties or Acquired Companies shall be liable to any holder of a Certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat Law. Any amounts remaining unclaimed by holders of the Certificates, book-entry shares or book-entry units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(d) If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, to the reasonable satisfaction of Parent and the Exchange Agent and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, and the taking of such other actions as may be reasonably requested by the Exchange Agent, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the cash amount payable in respect thereof pursuant to this Agreement.

(e) In the event of a transfer of ownership of Company Common Shares, Company Series E Preferred Shares or Partnership Common Units that is not registered in the transfer records of the Company or the Operating Partnership, as applicable, payment may be made with respect to such Company Common Shares, Company Series E Preferred Shares or Partnership Common Units to a transferee of such Company Common Shares, Company Series E Preferred Shares or Partnership Common Units if the Certificate (if applicable) previously representing such Company Common Shares, Company Series E Preferred Shares or Partnership Common Units is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

(f) As of the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of any Company Capital Shares outstanding immediately prior to the Company Merger Effective Time on the records of the Company. The Merger Consideration paid in accordance with the terms of this Article 2 upon surrender of any Certificates (or automatically in the case of book-entry shares of Company Common Shares or Company Series E Preferred Shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates. From and after the Company Merger Effective Time, the holders of Company Capital Shares outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect to such shares of Company Capital Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates representing such Company Capital Shares are presented to the Surviving Entity for transfer, they shall be cancelled and exchanged as provided in this Agreement.

(g) As of the Partnership Merger Effective Time, the unit transfer books of the Operating Partnership shall be closed and thereafter there shall be no further registration of transfers of any Partnership Units outstanding immediately prior to the Partnership Merger Effective Time on the records of the Operating Partnership. The Merger Consideration paid in accordance with the terms of this Article 2 upon surrender of any Certificates (or automatically in the case of book-entry units of Partnership Units) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates. From and after the Partnership Merger Effective Time, the holders of Partnership Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have any rights with respect to such Partnership Units except as otherwise provided for herein or by applicable Law. If, after the Partnership Merger Effective Time, Certificates representing such Partnership Units are presented to the Surviving Partnership for transfer, they shall be cancelled and exchanged as provided in this Agreement.

(h) After the Closing Date, the Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Entity. Any interest and other income resulting from such investments shall be paid to the Surviving Entity. Until the termination of the Exchange Fund, to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Entity shall promptly replace or restore the cash portion of the Exchange Fund lost through investments or other events so as to ensure that the cash portion of the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.

Section 2.8 Company Compensatory Awards.

(a) Treatment of Company Restricted Shares. Immediately prior to the Company Merger Effective Time, each of the outstanding awards under the Company Equity Incentive Plan (“Company Restricted Shares”) granted pursuant to the Company Equity Incentive Plans, shall automatically become fully vested and all restrictions thereon shall lapse, and thereafter all Company Common Shares represented thereby shall be considered outstanding for all purposes of this Agreement and shall only have the right to receive an amount in cash equal to the Company Merger Consideration (less required withholdings as provided in Section 2.11) without interest thereon.

(b) Treatment of 2019 Incentive and Specified Agreements Awards. The Compensation Committee of the Company Board shall determine the portion of any payments that are required to be paid in Company Common Shares and cash pursuant to the terms of the 2019 Incentive Plans and the Specified Agreements. Prior to the Company Merger Effective Time, each such equity award shall automatically become earned and vested with respect to the Company Common Shares subject to such equity awards and entitled to receive the Company Merger Consideration therefore (less required withholdings as provided in Section 2.11) without interest thereon.

(c) Termination of Company Compensatory Awards. Prior to the Company Merger Effective Time, the Company Board shall adopt such resolutions (which shall be subject to Parent’s reasonable review and approval) and take such other actions as may be required to terminate the Company Compensatory Awards in accordance with their terms and applicable law effective as of the Company Merger Effective Time and to ensure that following the Company Merger Effective Time, no participant in such plans or other similar plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Entity or any subsidiary or affiliate thereof.

(d) Parent Funding. At the Company Merger Effective Time, Parent shall deposit with the Surviving Entity cash in the amount necessary, together with the other funds of the Surviving Entity, to make the payments required under Section 2.7, this Section 2.8 (without duplication) and Section 5.8, and Parent shall cause the Surviving Entity to make the payments required under Section 2.7, this Section 2.8 (without duplication) and Section 5.8 as promptly as practicable following the Effective Time; provided that any payments under Section 5.8 will be made only if at the Effective Time such employees have executed and delivered a release in form and substance satisfactory to Parent as previously reviewed and approved by the Company (such approval not to be unreasonably withheld). Notwithstanding the foregoing, Parent may delay the payment of amounts under Section 2.7, this Section 2.8 (without duplication) and Section 5.8 to the extent it deems necessary to comply with Section 409A of the Code or the terms of any Specified Agreement or Company Benefit Plan.

Section 2.9 Appraisal Rights. No dissenters’ or appraisal rights, or rights of objecting shareholders, shall be available with respect to the Mergers or the other Transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL. The Company covenants and agrees that the Company and the Company Board shall not grant or make available any such dissenters’ or appraisal rights, or rights of objecting shareholders, with respect to the Mergers or the other Transactions contemplated by this Agreement without Parent’s prior written consent.

Section 2.10 Cash. The Company shall deliver to Parent, upon request and no later than three Business Days prior to the anticipated Closing Date, a written notice setting forth, in each case as of the close of business on the immediately preceding Business Day, the aggregate cash balances held by the Company and each Subsidiary (by Subsidiary), as well as the amounts of such cash balances that are not being used or reserved for specified purposes (including, to the extent agreed by Parent following consultation with the Company, any working capital needs, repayment of any Indebtedness or any other reserves) and that are available to be utilized in respect of the obligations set forth in Section 2.7, Section 2.8 and Section 5.8.

Section 2.11 Withholding of Tax. Each of Parent, the Surviving Entity, the Surviving Partnership, any Affiliate thereof or the Exchange Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement to any Person such amount as Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Entity, the Surviving Partnership, any Affiliate thereof or the Exchange Agent and withheld amounts are paid over to the applicable Governmental Entity in accordance with Laws or Order, then for all purposes of this Agreement such amounts shall be treated as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.12 Company 401(k) Plan and Company Benefit Plans. If requested by Parent prior to the Effective Time, the Company agrees to adopt (or cause to be adopted) all necessary resolutions (which shall be subject to Parent’s reasonable review and approval) to terminate, effective immediately prior to the Effective Time, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. If requested by Parent prior to the Effective Time, the Company agrees to take all actions necessary to terminate, effective immediately prior to the effective time, any other Company Benefit Plans.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (x) as disclosed in the Company Disclosure and (y) as set forth in the Company SEC Documents furnished or filed with the SEC on or after January 1, 2017 and at least two Business Days prior to the date hereof to the extent it is reasonably apparent that any such disclosure set forth in the Company SEC Documents would qualify the representations and warranties contained herein, and further excluding from the Company SEC Documents any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company), the Company Parties jointly and severally represent and warrant to the Parent Parties as follows:

Section 3.1 Organization and Good Standing; Subsidiaries.

(a) Each of the Acquired Companies (i) is a corporation or other Entity that is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Entity that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign Entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect.

(b) Part 3.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company Parties or their Subsidiaries, as applicable, in such Subsidiary. None of the Acquired Companies owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity, other than in the Acquired Companies.

Section 3.2 Organizational Documents. The Company has made available to Parent (or included as an exhibit to the Company SEC Documents) accurate and complete copies of the Organizational Documents of the

Company, the Operating Partnership and each of the Company’s “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X), each as amended to date, and each as so provided was duly adopted and is in full force and effect. Neither the Company nor the Operating Partnership, as applicable, is in violation of any of the provisions of its Organizational Documents. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

Section 3.3 Capitalization.

(a) The authorized shares of capital stock of the Company, as of the close of business on July 16, 2019 (the “Capitalization Date”), consist of: (i) 200,000,000 Company Common Shares, of which 11,915,954 were issued and outstanding (which includes 54,973 unvested Company Restricted Shares and 97,269 Company Common Shares reserved for issuance upon conversion of the Convertible Note); (ii) 668,109 shares of Company Common Shares were reserved for issuance upon conversion of the Company Series E Preferred Shares; and (iii) 40,000,000 Company Preferred Shares, of which 925,000 Company Series E Preferred Shares are authorized, of which 925,000 were issued and outstanding (the Company Common Shares and the Company Preferred Shares are collectively referred to herein as the “Company Capital Shares”). All of the outstanding Company Capital Shares have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Company’s Subsidiaries owns any Company Capital Shares. From the Capitalization Date until the date of this Agreement, no Company Capital Shares or Company Compensatory Awards have been issued or granted.

(b) Except as set forth in Part 3.3(b) of the Company Disclosure Schedule, (i) none of the outstanding Company Capital Shares are entitled or subject to any preemptive right, right of repurchase, right of participation or any similar right; (ii) none of the outstanding Company Capital Shares are subject to any right of first refusal in favor of any of the Acquired Companies; and (iii) there is no Contract to which any of the Acquired Companies is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Capital Shares. Except as provided in Part 3.3(b) of the Company Disclosure Schedule, none of the Acquired Companies is under any obligation, nor is any of the Acquired Companies bound by any Contract pursuant to which it will become obligated, to repurchase, redeem, exchange, convert or otherwise acquire any outstanding Company Capital Shares or other securities of such Acquired Company.

(c) Except as set forth on Part 3.3(c) of the Company Disclosure Schedule, there is no Indebtedness of the Acquired Companies issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote (whether together with such shareholders or as a separate class).

(d) Except for the Convertible Note, the Company Compensatory Awards, the redemption and conversion features of the Partnership Units and for changes since the Capitalization Date resulting from the exercise or settlement of Company Compensatory Awards outstanding on the date hereof, there was no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of capital stock, restricted share units, share-based performance units, phantom shares, share appreciation rights, contingent value rights, profit participation rights or any other right that is linked to, or the value of which is based on or derived from, the value of any shares of capital stock of the Company; (ii) outstanding security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of beneficial interest, capital stock or other voting securities or ownership interests of any of the Acquired Companies; or (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) Except as set forth on Part 3.3(e) of the Company Disclosure Schedule, the Company or another of its Subsidiaries owns, directly or indirectly, all of the issued and outstanding shares of share capital or other equity securities of each of the Acquired Companies (other than the Company), free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company Parties or their Subsidiaries, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Except (i) pursuant to the Organizational Documents of the Company, the Operating Partnership and each other material Subsidiary of the Company, (ii) for equity securities and other instruments (including loans) in wholly owned Subsidiaries and (iii) as set forth in Part 3.3(e) of the Company Disclosure Schedule, neither the Company Parties nor any of their Subsidiaries has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Subsidiary of the Company).

(f) As of the Capitalization Date, the Operating Partnership had outstanding, in addition to 619,629,608 Partnership Common Units and 34,741,784 Partnership Series E Preferred Units held solely by the General Partner, 3,021,439 Partnership Common Units, each of which was redeemable in exchange for cash, or at the Company’s option, 58,104 Company Common Share as of the Capitalization Date, subject to the terms and conditions of the Partnership Agreement. All of the outstanding Partnership Units have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. The General Partner is the sole general partner of the Operating Partnership and, as of the date hereof, owns 99.54% of the Partnership Common Units as well as 100% of the Partnership Preferred Units. Part 3.3(f) of the Company Disclosure Schedule sets forth a list of all other holders of the Partnership Common Units, and the exact number and type of Partnership Common Units held. Except as set forth in Part 3.3(f) of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Operating Partnership to issue, transfer or sell any partnership interests of the Operating Partnership. Except as set forth in Part 3.3(f) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Operating Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Operating Partnership or any securities convertible into or exchangeable for any partnership interests of the Operating Partnership. Except as set forth in Part 3.3(f) of the Company Disclosure Schedule, the Operating Partnership interests owned by the Company are free and clear of any Liens and subject only to the restrictions on transfer set forth in the Partnership Agreement, and those imposed by applicable securities laws. From the Capitalization Date until the date of this Agreement, no Partnership Units have been issued or granted.

(g) All dividends or other distributions on the Company Capital Shares, the Partnership Common Units and the Partnership Preferred Units and any dividends or other distributions on any securities of any of the Company’s Subsidiaries that have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

(h) Part 3.3(h) of the Company Disclosure Schedule sets forth the outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof, including a list of the material Contracts evidencing and/or governing such Indebtedness.

(i) Section 3.3(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all outstanding Company Compensatory Awards, including the name of the Person to whom such Company Compensatory Awards have been granted and the number (and type) of Company Capital Shares or Partnership Common Units subject to each Company Compensatory Award. Other than the Company Compensatory Awards set forth in Part 3.3(i) of the Company Disclosure Schedule there are no other equity-based awards or other rights with respect to Company Capital Shares or Partnership Common Units issued and outstanding under the Company Equity Incentive Plan as of the date hereof. All Company Compensatory Awards were (i) granted, accounted for, reported and disclosed in accordance with applicable Law and accounting rules and (ii) granted in accordance with the terms of the Company Equity Incentive Plan. The treatment of the Company Compensatory Awards contemplated in Section 2.8 complies with the terms of the Company Equity Incentive Plan and applicable award agreements.

(j) Except as set forth on Part 3.3(j) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (i) with respect to the voting of any shares of beneficial interest, capital stock or other voting securities or ownership interests of the Company or any of its Subsidiaries, (ii) which restrict the transfer of any such shares, capital stock or other voting securities or ownership interests, or (iii) requiring the registration for the sale of any such shares, capital stock or other voting securities or ownership interests. To the Company’s Knowledge, there are no Third Party agreements or understandings with respect to the voting of any such shares of capital stock or other voting securities or ownership interest.

(k) Except as set forth in Part 3.3(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

(l) Except as set forth in Part 3.3(l) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company has granted any pre-emptive rights, anti-dilutive rights, or rights of first refusal or similar rights with respect to any of its shares of beneficial interest, capital stock or other voting securities or ownership interests.

(m) All issued and outstanding shares of capital stock of each Subsidiary of the Company that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All issued and outstanding shares of beneficial interest of each Subsidiary of the Company that is a trust are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the other Subsidiary of the Company are duly authorized and validly issued. There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments that obligate any Subsidiary of the Company to issue, transfer or sell any interests with respect to any Subsidiary of the Company. All issued and outstanding shares or other equity interests of each Subsidiary of the Company are owned directly or indirectly by the Company free and clear of all Encumbrances, except as set forth in Part 3.3(e) of the Company Disclosure Schedule.

(n) Neither the Company nor any of Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any joint venture or any material minority interest in any entity.

Section 3.4 SEC Filings; Financial Statements.

(a) All reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company Parties with the SEC since January 1, 2016 (as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof) (the “Company SEC Documents”) have been filed with or furnished to the SEC on a timely basis. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Documents contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any related notes or schedules thereto) and the consolidated Subsidiaries of the Company contained or incorporated by reference in the Company SEC Documents (collectively, the

“Company Financial Statements”): (i) complied in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company Parties and their consolidated Subsidiaries as of the respective dates thereof and the results of their income, operations, shareholder’s equity and their cash flows for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The audited financial statements of the Atlanta JV for the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018, each of which are attached hereto as Part 3.4(c) of the Company Disclosure Schedule and the unaudited financial statements of the Atlanta JV for the three-month period ended March 31, 2019, which are attached hereto as Part 3.4(c) of the Company Disclosure Schedule (including, in each case, any related notes or schedules thereto): (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (ii) fairly present, in all material respects, the financial position of the Atlanta JV as of the respective dates thereof and the results of their income, operations, shareholder’s equity and their cash flows for the periods covered thereby. No financial statements of any Person are required by GAAP to be included in the financial statements of the Atlanta JV.

(d) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Acquired Companies. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. To the Company’s Knowledge, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of the Company to material information relating to the Acquired Companies required to be included in the reports the Company is required to file under the Exchange Act, and the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s independent registered public accounting firm and the audit committee of the Company Board (i) all known significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. As of the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated).

(e) The Company is in compliance in all material respects with all current listing requirements of the NYSE American.

(f) None of the Acquired Companies is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate of the Company or any of its Subsidiaries, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Acquired Companies in their financial statements or other Company SEC Documents.

(g) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. All comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Operating Partnership, on the other hand, since January 1, 2016, are publicly available on the SEC’s Internet worldwide web site at http://www.sec.gov. As of the date hereof, to the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review.

(h) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or trustee of the Company.

(i) As of the date hereof, none of the Acquired Companies has liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (i) Liabilities disclosed in the financial statements as of March 31, 2019 (including any related notes); (ii) Liabilities disclosed in the financial statements as of March 31, 2019 (including any related notes) of the Atlanta JV; (iii) Liabilities incurred in the ordinary course of business consistent with past practice in all material respects since March 31, 2019; (iv) Liabilities to perform under executory Contracts entered into by the Acquired Companies; (v) Liabilities that have not had, and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect; and (vi) Liabilities incurred in connection with the Transactions.

(j) No Subsidiary of the Company is separately subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

Section 3.5 Absence of Certain Changes. Since December 31, 2018 through the date hereof (a) the Acquired Companies have conducted their businesses in all material respects in the ordinary course consistent with past practice, (b) since and through such dates, there has not been any Effect that has had or would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect and (c) except for regular quarterly cash dividends or other distributions on the Company Capital Shares and Partnership Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Shares or Partnership Units.

Section 3.6 Properties.

(a) Subject to the immediately succeeding sentence, Part 3.6(a) of the Company Disclosure Schedule lists the common street address for all real property owned by the Acquired Companies in fee as of the date hereof (the “Owned Real Property”) and sets forth the Subsidiary owning such Owned Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies have good and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.

(b) Subject to the immediately succeeding sentence, Part 3.6(b) of the Company Disclosure Schedule lists the common street address for all real property in which an Acquired Company holds a ground lease interest in any real property (the “Ground Leased Real Property”), each ground lease (or ground sublease) with a Third Party pursuant to which any Acquired Company is a lessee (or sublessee) as of the date hereof, including each amendment or guaranty related thereto (individually, a “Ground Lease” and collectively, “Ground Leases”) and the applicable Acquired Company holding such leasehold interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies hold a good and valid leasehold interest in the Ground Leased Real Property free and clear of all Liens except for Permitted Liens. Accurate and complete copies of the Ground Leases have been made available to the Parent Parties.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, as of the date hereof, none of the Acquired Companies has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened, with respect to any of the Company Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens.

(d) Except as set forth in Management Agreement Documents, no Acquired Company is a party to any agreement pursuant to which a Person other than an Acquired Company manages or manages the development of any of the Company Real Property.

(e) Except as set forth on Part 3.6(e) of the Company Disclosure Schedule, as of the date hereof, (i) no Acquired Company has exercised any Transfer Right with respect to any real property or Person, which transaction has not yet been consummated and (ii) no Third Party has exercised in writing any Transfer Right with respect to any Subsidiary of the Company or Company Real Property, which transaction has not yet been consummated.

(f) Part 3.6(f) of the Company Disclosure Schedule lists each real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by any Acquired Company since January 1, 2014, except for easements or similar interests. Other than as set forth in Part 3.6(f) of the Company Disclosure Schedule, to the Knowledge of the Company, as of the date hereof, no Acquired Company has received any written notice of any outstanding claims under any Prior Sale Agreements which would reasonably be expected to result in liability to any Acquired Company. To the Company’s Knowledge, none of the Acquired Companies has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, for any Company Real Property, in each case which has had, or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.7 Environmental Matters. Except for such matters that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect: (a) each of the Acquired Companies is in compliance with all Environmental Laws applicable to its operations as currently conducted and possesses and is in compliance with all Environmental Permits applicable to its operations as currently conducted; (b) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against any of the Acquired Companies; (c) none of the Acquired Companies has received any written claim or written notice of violation from any Governmental Entity or any other Person alleging that such Acquired Company is in violation of, or liable under, any Environmental Law, the subject of which remains unresolved (or resolved with any remaining obligations), and to the Knowledge of the Company, no such claim or notice has been threatened in writing; and (d) (x) none of the Acquired Companies has released any Hazardous Materials at any location, and (y) to the Knowledge of the Company, there has been no release of any Hazardous Materials and Hazardous Materials are not otherwise present at any Company Real Property, in each case, in an amount or manner that would reasonably be expected to result in an Environmental Claim against or liability of any of the Acquired Companies. All environmental reports, assessments and audits in the possession or reasonable control of the

Acquired Companies, in each case containing information that would reasonably be expected to be material to the Acquired Companies, taken as a whole, have been made available to Parent.

Section 3.8 Material Contracts.

(a) All Contracts, including amendments thereto, required to be filed as an exhibit to any Company SEC Documents filed on or after January 1, 2017 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.

(b) Other than the Contracts described in Section 3.8(a), Part 3.8(b) of the Company Disclosure Schedule sets forth a complete list, except for this Agreement, in each case as of the date hereof, of each Contract (or the accurate description of principal terms on case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which any of the Acquired Companies is a party to or by which it is bound or to which any of their respective assets is subject (other than any of the foregoing solely between the Company and any of the wholly-owned Acquired Companies or solely between any wholly-owned Acquired Companies) that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) is a (A) limited liability company agreement, partnership agreement or joint venture agreement or similar Contract or (B) a Management Agreement Document, Franchise Agreement Document, Material Space Lease, Ground Lease or Material Company Lease;

(iii) contains covenants of any Acquired Company purporting to limit, in any material respect, either the type of business in which the Company or any of its Subsidiaries or any of their affiliates may engage or the geographic area in which any of them may so engage;

(iv) evidences Indebtedness for borrowed money in excess of $100,000 of any of the Acquired Companies, whether unsecured or secured;

(v) provides for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or other right to purchase, sell, dispose of, or ground lease, by merger, purchase or sale of assets or stock or otherwise, (x) any real property (including any Owned Real Property or any portion thereof) or (y) any other material asset of the Company or any of its Subsidiaries with a fair market value or purchase price greater than $100,000;

(vi) other than the Partnership Agreement, contains a put, call or similar right pursuant to which any of the Acquired Companies could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $100,000;

(vii) requires any of the Acquired Companies to provide any funds to or make any investment in (in each case, in the form of a loan, capital contribution or similar transaction) any other Acquired Company or other Person in excess of $100,000 or evidences a loan (whether secured or unsecured) made to any other Person in excess of $100,000;

(viii) relates to the settlement (or proposed settlement) of any pending or threatened Legal Proceeding, other than any settlement that provides solely for the payment of less than $50,000;

(ix) would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act;

(x) except to the extent such Contract is described in the clauses above calls for (A) aggregate payments by, or other consideration from, any of the Acquired Companies of more than $250,000 over the remaining term of such Contract or (B) annual aggregate payments by, or other consideration from, any of the Acquired Companies of more than $100,000 or (C) severance or change of control payments or (D) provides for indemnification or holding harmless of any officer, manager, director, trustee or employee or (E) is an employment, staffing, independent contractor, Professional Employer Organization, staffing company or a temporary employment agency;

(xi) constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract or agreement relating to a holding transaction;

(xii) is an agreement that obligates the Company or any of its Subsidiaries to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries is the indemnitor; or

(xiii) would prohibit or materially delay the consummation of the Merger as contemplated by this Agreement.

(c) Each Contract, arrangement, commitment or understanding of the type described above in Section 3.8(b), whether or not set forth in Part 3.8(b) of the Company Disclosure Schedule is referred to herein as a “Material Contract”. The Company has made available to Parent true, correct and complete copies of all Material Contracts as of the date hereof, including amendments and supplements thereto. All of the Material Contracts are valid and binding on the Acquired Companies, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”). Except as set forth in Part 3.8(c) of the Company Disclosure Schedule, no Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect and, as of the date hereof, no Acquired Company has received written notice of any of the foregoing.

Section 3.9 Permits; Compliance.

(a) Each of the Acquired Companies is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals, Orders, registrations and clearances of any Governmental Entity (each, a “Permit”) necessary for the Acquired Companies to own, lease and operate its properties and assets (including the Company Real Property), and to carry on and operate its businesses as currently conducted (including giving effect to the Management Agreement Documents and Franchise Agreement Documents) (the “Company Permits”), and all such Company Permits are in full force and effect, in each case except where the failure to have, or the failure to be in full force and effect of, any Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the Knowledge of the Company, threatened in writing and no such suspension or cancellation will result from the Transactions, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2017, the Acquired Companies have been in compliance in all respects with the terms and requirements of such Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each of the Acquired Companies is, and since January 1, 2016 has been, in compliance with all Laws applicable to its businesses, except where the failure to comply with such Laws would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of the Acquired Companies is pending, except for such investigations the outcomes of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has, during the past five years: (i) received any written notice from any Governmental Entity regarding any material violation by the Acquired Companies of any Law; or (ii) provided any written notice to any Governmental Entity regarding any material violation by any of the Acquired Companies of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Acquired Companies nor, to the Company’s Knowledge, any trustee, director, officer or employee of any of the Acquired Companies in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

Section 3.10 Legal Proceedings; Orders.

(a) Except for any Transaction Litigation, there is no Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any of the Acquired Companies that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b) There is no Order, specific to any of the Acquired Companies under which any of them is subject to ongoing obligations that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(c) There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Entity with respect to any of the Acquired Companies that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) As of immediately prior to the date of this Agreement, there is no Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any of the Acquired Companies seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the Transactions.

Section 3.11 Tax Matters.

(a) Each of the Acquired Companies has timely filed (or had filed on their behalf) all income and all other material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity), and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of each of the Acquired Companies (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. No power of attorney with respect to any Tax matter is currently in force.

(b) There are no Liens for Taxes (other than Permitted Liens) on any assets of any Acquired Company.

(c) The Company (i) for all taxable years commencing with its taxable year ended December 31, 1994 through December 31, 2018 has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has been organized and operated in conformity with all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2018 to the date hereof, and intends to continue to operate until the Closing, in such a manner as to permit it to continue to qualify as a REIT, exclusive of the effect, if any, of the Company entering into or consummating the transactions under this Agreement, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or, to the Company’s knowledge, threatened in writing, exclusive of the effect, if any, of the Company entering into or consummating the transactions under this Agreement. Part 3.11(b) of the Company Disclosure Schedule sets forth each Subsidiary of the Company and its classification for U.S. federal income tax purposes as of the date hereof. Each entity that is listed in Part 3.11(b) of the Company Disclosure Schedule as a partnership, joint venture, or limited liability company has, since the later of the date of its formation and the date on which the Company acquired an interest in such entity, been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each entity that is listed in Part 3.11(b) of the Company Disclosure Schedule as a corporation has, since the later of the date of its formation or the date on which the Company acquired an interest in such entity, been treated for U.S. federal income tax purposes as a REIT, a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code (a “TRS”) as set forth on such schedule. Each entity that is listed in Part 3.11(b) of the Company Disclosure Schedule as a REIT has been, since the date of its formation, treated as a REIT for U.S. federal income tax purposes. Except as set forth in Part 3.11(b) of the Company Disclosure Schedule, the Company does not directly or indirectly hold any asset the disposition of which would subject it to Tax on built-in gain pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any elections made thereunder.

(d) Since its taxable year ended December 31, 1994, the Acquired Companies have not incurred (i) any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder) or (ii) any other material liability for Taxes that have become due and that have not been previously paid other than in the ordinary course of business. Since its formation, none of the Acquired Companies (other than a TRS or any subsidiary of a TRS) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code. Since its formation, none of the Acquired Companies has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Subsidiary of the Company.

(e) Each of the Acquired Companies: (i) is not currently the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) has not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending; (iii) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (iv) has not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) is not contesting any liability for material Taxes before any Governmental Entity; (vi) to the knowledge of the Company, is not subject to a claim or deficiency for any material Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, is not subject to a claim by a Governmental Entity in a jurisdiction where such Acquired Company does not file Tax Returns that the Acquired Company is or may be subject to material taxation by that jurisdiction; (viii) has not commenced a voluntary disclosure proceeding in any state, local or non-U.S. jurisdiction that has not been fully resolved or settled, (ix) has no outstanding requests for any Tax ruling, administrative relief, technical advice or other requests from any Governmental Entity and has not received any such Tax ruling, administrative relief or technical advice; and (x) is not the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).

(f) Each of the Acquired Companies: (i) has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) has duly and timely withheld from employee salaries, wages and other compensation and from payments to nonresidents, members, lenders and other Persons all material amounts required to be withheld and has paid over to the appropriate Governmental Entity all such amounts on or prior to the due date thereof under all applicable Laws, (iii) has in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) except as set forth in Part 3.11(f) of the Company Disclosure Schedule, has collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or has been furnished properly completed exemption certificates and have in all material respects maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

(g) The Company has made available to Parent correct and complete copies of (i) all U.S. federal and other material income Tax Returns of the Company and the Company Subsidiaries relating to the taxable periods ending since the Company’s taxable year ended December 31, 2014 and (ii) any material audit report issued within the last four (4) years relating to any Taxes due from or with respect to the Company or any Company Subsidiaries.

(h) None of the Acquired Companies: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Acquired Company or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.

(i) None of the Acquired Companies nor any other Person on behalf of the Acquired Companies has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.

(j) None of the Acquired Companies is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) any agreement or arrangement between the Company or any of its Subsidiaries (or between any of its Subsidiaries), and (ii) provisions in commercial contracts not primarily relating to Taxes.

(k) None of the Acquired Companies has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations.

(l) None of the Acquired Companies is subject to a material Tax holiday or Tax incentive or grant in any jurisdiction.

(m) None of the Acquired Companies is required to include an item of income, or exclude an item of deduction, for any period after the Closing Date (determined with and without regard to the Transactions) as a result of (i) an installment sale transaction occurring on or before the Closing governed by Section 453 of the Code, (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local or non-U.S. Laws), (iii) any prepaid amounts or deferred revenue, or (iv) the application of Section 263A of the Code (or any similar provision of state, local or non-U.S. Laws). None of the Acquired Companies has made an election (including a protective election) pursuant to Section 108(i) of the Code. None of the Acquired Companies currently uses the cash method of accounting for income Tax purposes. None of the Acquired Companies has any “long-term contracts” that are subject to a method of accounting provided for in Section 460 of the Code or has any deferred income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulations Section 1.451-5, Section 455 of the Code or Section 456 of the Code (or any corresponding provision of state or local Law).

(n) Except as set forth in Part 3.11(n) of the Company Disclosure Schedule, in the past five years, none of the Acquired Companies has been a party to a transaction reported or intended to qualify under Section 368 of the Code, and in the past two years, none of the Acquired Companies has been a “distributing corporation” or a “controlled corporation” in a distribution that was reported as or otherwise constituted a distribution to which Section 355 of the Code is applicable.

(o) None of the Acquired Companies (i) is or has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is/was a “taxable REIT subsidiary” (within the meaning of Section 856 of the Code)) or (ii) has any liability for the Taxes of any Person (other than another Acquired Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(p) No asset of any of the Acquired Companies is tax-exempt use property under Section 168(h) of the Code. No portion of the cost of any asset of any of the Acquired Companies has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Section 103(a) of the Code. None of the assets of any of the Acquired Companies is property that is required to be treated as being owned by any other Person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code.

(q) None of the Acquired Companies will have, as of the Closing Date, any current or accumulated “earnings and profits” for U.S. federal income tax purposes.

Section 3.12 Employee Benefit Plans.

(a) Part 3.12(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each Company Benefit Plan.

(b) With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles (or, to the extent such plan has not been reduced to writing, a written summary of material terms); (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent IRS Form 5500 (including schedules and attachments) and financial statements; (iv) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code; (v) the most recent financial statements and actuarial valuations, if applicable; (vi) nondiscrimination testing results for the three previous years; and (vii) all material correspondence regarding the Company Benefit Plan with any Governmental Entity.

(c) The Company and its ERISA Affiliates do not maintain, sponsor, contribute to and are not required to contribute to (and each such entity has not, in the past six years, had an obligation to contribute to) or have any Liability, including contingent Liability, under or with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), or (v) plan, program, Contract, policy, arrangement or agreement that provides for post-retirement or post-termination health, life insurance or other welfare type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code. The Company and its ERISA Affiliates are not and have not been subject to any Liability by reason of at any time being considered a single employer with any other Person under Section 414 of the Code, nor does any condition exist which could reasonably be expected to result in any such Liability. Neither the Company nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.

(d) Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a current favorable determination or opinion letter from the IRS as to its qualified status and nothing has occurred, whether by action or failure to act, that has or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Plan.

(e) The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and applicable Law, including, without limitation, ERISA and the Code in all material respects. All required payments and/or contributions (including all employer contributions and employee salary reduction contributions) have either been made or have been accrued in accordance with the terms of the applicable Company Benefit Plan and applicable Law, including to any funds or trusts established thereunder or in connection therewith. There are no pending or, to the Knowledge of the Company, threatened, suits, Legal Proceedings, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan (other than routine claims for benefits payable in the ordinary course of business).

(f) Except as expressly set forth on the applicable clause of Part 3.12(f)(i) or (ii) of the Company Disclosure Schedule, none of the Transactions, entry into this Agreement, or shareholder approval of this Agreement and/or the Transactions (either alone or in connection with any other event) will (i) result in, or cause the acceleration of, vesting in, funding of, increase of or payment of, any benefits or compensation under any Company Benefit Plan or (ii) result in any payment or benefit to any Person which would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code), or (iii) restrict the right to amend or terminate such Company Benefit Plan. Except as set forth on Part 3.12(f)(iii) of the Company Disclosure Schedule, none of the Acquired Companies have any obligations to gross-up, indemnify or otherwise reimburse any current or former employee, director, trustee or individual independent contractor of the Acquired Companies for any Taxes incurred by such individual, including, but not limited to, Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

(g) The Acquired Companies (i) have offered their full-time employees minimum essential coverage that is affordable and provides minimum value to the extent required to avoid a penalty under Code Section 4980H; and (ii) have satisfied the requirements of Code Sections 6055 and 6056, to the extent applicable.

(h) The Acquired Companies have complied in all material respects with the Management Agreement Documents. To the Knowledge of the Company, the employee benefit plans maintained or sponsored by the Management Company have been maintained, funded and administered in accordance with their terms and applicable Law, including, without limitation, ERISA and the Code in all material respects. To the Knowledge of the Company, there are no pending or threatened, suits, Legal Proceedings, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any employee benefit plans maintained or sponsored by a Management Company (other than routine claims for benefits payable in the ordinary course of business). No Management Company maintains or is required to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA or any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA and the Acquired Companies have no liabilities with respect to employee benefit plans maintained or sponsored by any Management Company, and no events have occurred that would reasonably be expected to result in Liabilities to the Acquired Companies with respect to any such employee benefit plans.

Section 3.13 Labor Matters. As of the date hereof, the Acquired Companies are in material compliance with all applicable Law and Orders governing labor or employment.

(a) Except as set forth on Part 3.13 of the Company Disclosure Schedule, no Acquired Company is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts). The employees of the Acquired Companies currently are not represented by a labor union or works council and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies (including any written demand for recognition or certification by any labor organization or group of employees of any Acquired Company). There are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or the Company’s Knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, no strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Acquired Companies has materially affected the Acquired Companies or is being threatened in writing.

(b) No Legal Proceeding by any employee of the Acquired Companies for unpaid wages, bonuses, commissions, employment withholding Taxes, penalties, unpaid overtime, child labor or record keeping violations is pending or, to the Knowledge of the Company, is threatened under the FLSA, the Davis Bacon Act, the Walsh Healey Act or the Service Contract Act, or any other Law. No discrimination, harassment and/or retaliation Legal Proceeding by any employee of the Acquired Companies, is pending or, to the Knowledge of the Company, is threatened against the Acquired Companies or any employee, officer or trustee of the Acquired Companies in their capacity as such, under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other applicable Law or comparable state fair employment practices act. To the Knowledge of the Company, no wrongful discharge, retaliation, libel, slander or other Legal Proceeding by any employee of the Acquired Companies that arises out of the employment relationship between the Acquired Companies and their respective employees is pending or, to the Knowledge of the Company, is threatened against the Acquired Companies under any applicable Law.

(c) To the Knowledge of the Company, no employee of the Acquired Companies is in violation of any material term of any non-disclosure agreement, non-competition agreement or any other restrictive covenant agreement with a former employer relating to the right of any such employee to be employed by the Acquired Companies because of the nature of the business conducted by the Acquired Companies or to the use of trade secrets or proprietary information of others.

(d) Within the past two years, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) required notification under the WARN Act.

Section 3.14 Intellectual Property.

(a) Part 3.14(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Patents, registered Marks and registered Copyrights that are owned by the Acquired Companies (“Registered Company Intellectual Property Assets”).

(b) Except as set forth in Part 3.14(b) of the Company Disclosure Schedule and as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

(i) one of the Acquired Companies exclusively owns the Company Intellectual Property Assets, free and clear of all Liens except for Permitted Liens;

(ii) all Registered Company Intellectual Property Assets have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and are valid and enforceable, except for issuances, registrations or applications that the applicable Acquired Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment;

(iii) there are no pending or, to the Knowledge of the Company, threatened claims in writing against the Acquired Companies alleging that the operation of the business of such the Acquired Company as currently conducted and planned to be conducted infringes, misappropriates or otherwise violates the rights of any Person in or to any Intellectual Property Assets (“Third Party IP Rights”) or that any of the Company Intellectual Property Assets are invalid or unenforceable;

(iv) to the Knowledge of the Company, the operation of the business of the Acquired Companies as currently conducted and planned to be conducted does not infringe, misappropriate or otherwise violate the rights of any Person in or to any Third Party IP Rights;

(v) to the Knowledge of the Company, there is no infringement, misappropriation or otherwise violation by any Person of any of the Company Intellectual Property Assets;

(vi) to the Knowledge of the Company, the Acquired Companies own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of the Acquired Companies as currently conducted; and

(vii) (A) The Acquired Companies have taken all reasonable measures to protect the security, privacy and confidentiality of all Company Protected Information; (B) no Company Protected Information has been disclosed by any Acquired Company to any Person other than pursuant to a written agreement restricting the disclosure and use of such Company Protected Information by such Person; (C) the Acquired Companies have implemented and maintain reasonable data security programs that are consistent with industry standards and applicable Laws; (D) the Acquired Companies (and, to the Company’s Knowledge, as of the date hereof, the applicable management companies and franchisors) have not experienced any breach, unauthorized access or disclosure, or loss of control of Company Protected Information; (E) the Acquired Companies have at all times complied (and, to the Company’s Knowledge, as of the date hereof, the applicable management companies and franchisors are in compliance) with all privacy, security, or data protection laws applicable to that entity or to the Company Protected Information that entity collects, holds, uses or discloses; and (vi) None of the Acquired Companies have been (nor, to the Company’s Knowledge, as of the date hereof, the applicable management companies and franchisors are not) under investigation by any Governmental Entity concerning any privacy, security or data protection laws.

Section 3.15 Insurance.

(a) The Company has made available to Parent the material insurance policies held by, or for the benefit of the Acquired Companies as of the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all insurance policies maintained by the Acquired Companies are in full force and effect, (ii) all premiums due and payable thereon have been paid, and (iii) none of the Acquired Company is in breach of or default under any of such insurance policies.

(b) From January 1, 2016 through the date hereof, none of the Acquired Companies has received any written communication notifying any of the Acquired Companies of any (i) premature cancellation or invalidation of any material insurance policy held by any Acquired Company (except with respect to policies that have been replaced with similar policies), (ii) written refusal of any coverage or rejection of any material claim under any material insurance policy held by the Acquired Companies or (iii) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company. Except as set forth in Part 3.15(b) of the Company Disclosure Schedule, as of the date hereof, there is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company.

(c) Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks (a) as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance) and (b) that the Company believes are adequate for the operation of its and the Company Subsidiaries’ businesses and the protection of its and the Company Subsidiaries’ assets.

Section 3.16 Authority; Binding Nature of Agreement.

(a) The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to the affirmative vote of the holders of at least 50% of the outstanding

Company Common Shares and 75% of the outstanding Company Series E Preferred Shares, in each case, entitled to vote on the matter at the Shareholders Meeting to approve this Agreement (collectively, the “Company Shareholder Approval”), to consummate the Transactions. The Company Board has duly adopted resolutions unanimously (i) approving and declaring advisable this Agreement, the Mergers and the other Transactions, (ii) approving the execution, delivery and performance of this Agreement and, subject to obtaining the Company Shareholder Approval, the consummation by the Company of the Transactions, including the Company Merger, (iii) directing that, subject to the terms and conditions of this Agreement, the Company Merger be submitted to the shareholders of the Company for their approval, and (iv) resolving to, subject to the terms and conditions of this Agreement, recommend the adoption of this Agreement and approval of the Company Merger and the other Transactions by the shareholders of the Company (the “Company Board Recommendation”), and to include the Company Board Recommendation in the Proxy Statement, which resolutions, except as permitted under Section 5.2, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement other than, with respect to consummation of the Company Merger, obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered on behalf of the Company Parties and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Parent Parties, constitutes the valid and binding obligation of the Company, enforceable against the Company Parties in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Operating Partnership has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The General Partner has (i) determined that the Transactions are in the best interests of, the Operating Partnership and its limited partners, (ii) declared that this Agreement is advisable, and (iii) authorized and approved the execution, delivery and performance of this Agreement by the Operating Partnership. The execution and delivery of this Agreement by the Operating Partnership and the consummation by the Operating Partnership of the Transactions have been duly authorized by all necessary action on the part of the Operating Partnership, and no other proceedings on the part of the Operating Partnership are necessary to authorize this Agreement or to consummate the Transactions.

Section 3.17 Vote Required. The Company Shareholder Approval is the only vote or consent of the holders of any class of securities of the Company necessary to adopt this Agreement and approve the Company Merger and the other Transactions. The General Partner has approved this Agreement, the Partnership Merger and the other Transactions, and such approval is the only approval necessary from the holders of any class of securities of the Operating Partnership for the approval of this Agreement, the Partnership Merger and the other Transactions.

Section 3.18 Non-Contravention; Consents. Except in the case of clauses (b) and (c), for violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and as set forth on Part 3.18 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company Parties and the consummation by the Company Parties of the Transactions will not: (a) cause a violation of any of the provisions of the Organizational Documents of any Acquired Company; (b) cause a violation by the Acquired Companies of any Law applicable to the business of any Acquired Company; or (c) require any consent, notice or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, notification, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets (including rights) of any Acquired Company, pursuant to, any Contract to which any Acquired Company is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit. Except as may be required by the Exchange Act, the MGCL, the DE LLC Act, the VRULPA, the VLLCA, the listing requirements of the NYSE American, and such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Transactions, including the Proxy Statement, none of the Company Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Company Parties or the consummation by the Company Parties of the Transactions, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.19 Opinion of Financial Advisor. The Company Board has received from KeyBanc Capital Markets, Inc. (“Investment Banker”) an opinion, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the Merger Consideration to be paid to the holders of Company Common Shares, other than the Acquired Companies, Parent or any Affiliate of Parent, pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of each such opinion shall be made available to Parent as soon as practicable after receipt thereof by the Company, for information purposes only.

Section 3.20 Brokers. Except for Investment Banker, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company Parties who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Mergers and the other Transactions. The Company has made available to Parent true and complete copies of all Contracts between the Company Parties and Investment Banker, relating to the Transactions, which agreements disclose all fees payable thereunder.

Section 3.21 Investment Company Act. None of the Acquired Companies is required to be registered as an investment company under the Investment Company Act of 1940.

Section 3.22 Takeover Statutes. (a) The Company Board has taken all action necessary to render inapplicable to the Company Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL, (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Company Merger and (c) no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company Parties (collectively, “Takeover Statutes”) are applicable to the Mergers or the other Transactions.

Section 3.23 Related Party Transactions. Except as set forth in the Company SEC Reports filed or furnished with the SEC through and including the date of this Agreement, from January 1, 2017 through the date of this Agreement, there have been no transactions or contracts between the Company or any of its Subsidiaries, on the one hand, and any Affiliates (other than a Subsidiary of the Company) of the Company or other Persons, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 3.24 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement or Offering Documents (a) in the case of the Offering Documents, at the time such document is filed with the applicable Governmental Entity, at any time such document is amended or supplemented or at the time it is declared effective under applicable Law, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) in case of the Proxy Statement, on the date such Proxy Statement is first mailed to the Company’s shareholders or at the time of the Shareholders Meeting, or at the time that the Offering Documents are declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or any of its Subsidiaries or other information supplied by or on behalf of the Company or any of its Subsidiaries for inclusion therein, will comply as to form, in all material respects, with the provisions of the

Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Proxy Statement or the Offering Documents to the extent based upon information supplied to the Company by or on behalf of the Parent Parties.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

The Parent Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

Section 4.1 Organization and Good Standing.

(a) Parent is a limited liability company that is duly formed, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of Delaware. Merger Sub is a limited liability company that is duly formed, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of Delaware. Merger OP is a limited partnership that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of Virginia. Each of the Parent Parties (i) has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (ii) is duly qualified or licensed to do business as a foreign Entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to have such power and authority or be so qualified or licensed would not reasonably be expected to have a Parent Material Adverse Effect.

(b) All of the issued and outstanding membership interests of Merger Sub are, and at the Company Merger Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

(c) All of the issued and outstanding limited partnership interests of Merger OP are, and at the Partnership Merger Effective Time will be, owned by Merger Sub. Merger OP was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

Section 4.2 Legal Proceedings; Orders.

(a) As of the date hereof, there is no Legal Proceeding pending (or, to the knowledge of Parent, threatened) against any of the Parent Parties that would reasonably be expected to have a Parent Material Adverse Effect.

(b) As of the date hereof, there is no Order, specific to any of the Parent Parties under which any of them is subject to ongoing obligations that is expected by Parent to have a Parent Material Adverse Effect.

(c) As of the date hereof, there is no pending or, to the knowledge of Parent, threatened investigation by any Governmental Entity with respect to any of the Parent Parties that is expected by Parent to have a Parent Material Adverse Effect.

Section 4.3 Authority; Binding Nature of Agreement.

(a) Parent has the requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Transactions have been duly authorized by all necessary limited liability company action on the part of Parent, and no other limited liability company proceedings on the part of Parent are necessary to authorize the execution, delivery and performance by Parent of this Agreement. This Agreement has been duly executed and delivered on behalf of the Parent Parties and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company Parties, constitutes the valid and binding obligation of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Merger Sub has the requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly authorized by all necessary limited liability company action on the part of Merger Sub, and no other limited liability company proceedings on the part of Merger Sub are necessary to authorize the execution, delivery and performance by Merger Sub of this Agreement.

(c) Merger OP has the requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Merger OP and the consummation by Merger OP of the Transactions have been duly authorized by all necessary limited liability company action on the part of Merger OP, and no other limited liability company proceedings on the part of Merger OP are necessary to authorize the execution, delivery and performance by Merger OP of this Agreement.

Section 4.4 Non-Contravention; Consents. Except for violations and defaults that would not have a Parent Material Adverse Effect, the execution and delivery of this Agreement by the Parent Parties, and the consummation by the Parent Parties of the Transactions, will not: (a) cause a violation of any of the provisions of the Organizational Documents of any Parent Party or (b) assuming that all consents, approvals and authorizations described in the immediately succeeding sentence have been obtained and all filings and notifications described in the immediately succeeding sentence have been made, cause a violation by any Parent Party of any Law applicable to any Parent Party. Except as may be required by the Exchange Act, the MGCL, any Laws of any exchange NHT is listed on, the DE LLC Act, the VLLCA or the VRULPA, none of the Parent Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Mergers, except where the failure to make any such filing or obtain any such consent would not have a Parent Material Adverse Effect. Any vote of Parent’s equity holders necessary to adopt this Agreement or to approve any of the Transactions has been obtained prior to the date of this Agreement.

Section 4.5 Not an Interested Stockholder. None of the Parent Parties or any of their respective Affiliates, within the past five years, has beneficially owned (as defined in Rule 13d-3 under the Exchange Act) any Company Capital Shares or Partnership Units or any securities that are convertible into or exchangeable or exercisable for Company Capital Shares or Partnership Units, or holds any rights to acquire or vote any Company Capital Shares or Partnership Units, other than pursuant to this Agreement. None of the Parent Parties or any of their Subsidiaries, or the “Affiliates” or, to the knowledge of the Parent Parties, the “associates” of any such person, within the past five years, has been an “interested stockholder” of the Company, in each case as defined in Section 3-601 of the MGCL.

Section 4.6 Equity Financing.

(a) [Reserved].

(b) Parent has delivered to the Company a true, accurate and complete copy of the executed commitment letter (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Financing Commitments”) from the Investor pursuant to which the Investors (or any of its assignees as permitted thereunder) has committed to fund, subject to the terms and conditions therein, the amount set forth therein (including after giving effect to any permitted reduction of such commitment set forth therein, the “Equity Financing” and together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides, and shall continue to provide, that the Company is a third-party beneficiary thereof.

(c) As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. As of the date of this Agreement, the Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent, and, to the knowledge of Parent, the other parties thereto, enforceable in accordance with its terms, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception. As of the date of this Agreement, there are no agreements, side letters or arrangements relating to the Equity Commitment Letter that could affect the conditionality of the Equity Financing, and the Equity Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the Equity Financing available to Parent on the terms therein. Except for any Debt Commitment Letter (including any customary fee and engagement letters with respect to any Debt Financing) contemplated by Section 5.22 and as otherwise set forth in the Equity Commitment Letter, there are no other agreements, side letters or arrangements relating to the funding of the Equity Commitment Letter that could affect the amount or availability of the Equity Financing. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would: (i) constitute a default or breach of Parent, or to the knowledge of Parent, of any other party thereto, under any term or condition of the Equity Commitment Letter; (ii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect; (iii) reasonably be expected to result in any of the conditions in the Equity Commitment Letter not being satisfied; or (iv) otherwise result in or would reasonably be expected to result in any portion of the Equity Financing not being available. The Investor has not notified Parent of its intention to terminate the Equity Commitment Letter or not to provide the Equity Financing. Assuming the satisfaction of the conditions in Section 6.1 and Section 6.2, as of the date of this Agreement, neither Parent nor Merger Sub has reason to believe that it will be unable to satisfy, on a timely basis, any term or condition of the Closing to be satisfied by it with respect to the Equity Commitment Letter or that the full amount of the Equity Financing will not be available as of the Closing. Assuming (A) that the Equity Financing is funded in accordance with the Equity Commitment Letter, and to the extent applicable, the Debt Financing is funded, (B) the accuracy in all material respects of the representations and warranties set forth in Article 3 of this Agreement (and accuracy in all respects of the representations and warranties set forth in Section 3.3) and (C) the performance by the Company and the Company Subsidiaries of the covenants and agreements contained in this Agreement, the Equity Financing (together with any Available Cash Amount) is sufficient to satisfy, all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration, the payment of the amounts contemplated by Section 2.8 and Section 5.8 and the payment of all associated fees, costs and expenses contemplated by this Agreement or payable in connection with the transactions contemplated by this Agreement by the Parent Parties.

Section 4.7 Brokers. There are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Parent Parties who are entitled to any banking, broker’s, finder’s or similar fee or commission payable by the Company or any of its Affiliates or any of their respective shareholders in connection with the Mergers and the other Transactions based upon arrangements made by and on behalf of the Parent Parties.

Section 4.8 Absence of Certain Agreements. As of the date hereof, except the Voting Agreements, none of the Parent Parties nor any of their respective controlled Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any shareholder of the Company or limited partner of the Operating Partnership would be entitled to receive, in respect of any Company Capital Share or Partnership Unit, consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company or limited partner of the Operating Partnership has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any shareholder of the Acquired Companies has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the Transactions, in each case that would not terminate and be void concurrently with any termination of this Agreement. Other than this Agreement, the Voting Agreements and the Confidentiality Agreement, as of the date hereof, there are no Contracts or any commitments to enter into any Contract between Parent, Merger Sub or Merger OP or any of their respective controlled Affiliates, on the one hand, and any trustee, officer, employee or shareholder of the Company or the Operating Partnership, on the other hand, relating to the Transactions or the operations of the Surviving Entity after the Company Merger Effective Time or the Surviving Partnership after the Partnership Merger Effective Time.

Section 4.9 Compliance. Each of the Parent Parties is in, and since their formation has been in, compliance with all Laws applicable to its businesses, except where the failure to comply with such Laws has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Parties has, since their formation: (a) received any written notice from any Governmental Entity regarding any material violation by the Parent Parties of any Law; or (b) provided any written notice to any Governmental Entity regarding any material violation by any of the Parent Parties of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

ARTICLE 5

COVENANTS

Section 5.1 Interim Operations of the Company Parties.

(a) During the period from the date of this Agreement until the earlier of the Effective Time, as applicable, and the date, if any, on which this Agreement is validly terminated pursuant to Section 7.1 (the “Interim Period”), except as expressly required or permitted by this Agreement or as may be consented to in writing by the Parent Parties (which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to Sections 5.01(b)(i), (ii), (iii), (iv), (vi), (vii), (xx), (xxi) and, solely with respect to the foregoing clauses, Section 5.01(b)(xxii)), or set forth in Part 5.1(b) of the Company Disclosure Schedule, the Company Parties shall, and shall cause their respective Subsidiaries to, (x) conduct their respective businesses in all material respects in the ordinary course of business, and in a manner consistent with past practice and (y) use their reasonable best efforts to (i) maintain its material assets and properties in their current condition (normal wear and tear excepted), (ii) preserve intact in all material respects the business organization of the Acquired Companies, to retain the services of their current officers, key employees and consultants, to preserve the goodwill and the relationships of the Acquired Companies with persons with which the Acquired Companies have business relations, (iii) maintain all insurance policies of the Acquired Companies or substitutes therefor, and (iv) preserve the Company’s status as a REIT within the meaning of the Code; provided, that this Section 5.1 shall not apply to the actions of the Atlanta JV to the extent the Atlanta JV can take any such actions without the prior written consent of any Company Party; provided, further, the foregoing shall not relieve any Company Party from not enforcing any rights under any Contract pursuant to which a Company Party may cause TWC to comply with this Section 5.1, including any right to remove TWC as a manager of the Atlanta JV for its acts or omissions. Except to the extent such actions (or omission to act) are otherwise prohibited pursuant to Section 5.1(b), the Company may execute the Company’s 2019 Business Plan attached hereto as Part 5.1(b) of the Company Disclosure Schedule in a manner consistent with past practices.

(b) Without limiting the generality of the foregoing, the Company Parties hereby covenant and agree that during the Interim Period, except as expressly required or permitted by this Agreement or as may be consented to in writing by the Parent Parties (which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to Sections 5.01(b)(i), (ii), (iii), (iv), (vi), (vii), (xx), (xxi)) and, solely with respect to the foregoing clauses, Section 5.01(b)(xxii)) or set forth in Part 5.1(b) of the Company Disclosure Schedule, the Company Parties shall not, and shall not cause or permit any of their respective Subsidiaries to do any of the following:

(i) amend or propose to amend any of the Organizational Documents of the Acquired Companies;

(ii) make, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any equity securities or ownership interests of any Acquired Company, other than (1) the payment of dividends or distributions declared prior to the date of this Agreement or pursuant to Section 7.4, (2) for distributions on the Partnership Series E Preferred Units in accordance with the terms, (3) dividends or distributions, declared, set aside or paid by any Acquired Company to any other Acquired Company that is, directly or indirectly, wholly owned by the Company, (4) distributions required for the Company or any Subsidiary REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise Taxes by the Company pursuant to Section 5.13, and (5) distributions resulting from the vesting or settlement of Company Compensatory Awards set forth in Part 5.1(b) of the Company Disclosure Schedule, (B) split, combine, reclassify or subdivide any shares of beneficial interest, shares of capital stock, units or other equity securities or ownership interests of the Acquired Companies or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of beneficial interest, shares of capital stock, units or other equity securities or ownership interests; or (C) purchase, redeem, repurchase or otherwise acquire any shares of beneficial interest, shares of capital stock, units or other equity securities or ownership interests of the Acquired Companies, except for (1) the repurchase of shares of beneficial interest of the Company that are in excess of the ownership limits set forth in the Company Articles or (2) acquisitions of Company Common Shares by the Company in satisfaction by holders of Company Compensatory Awards of applicable withholding Taxes;

(iii) (A) authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), grant, pledge, transfer, subject to any Lien or dispose of any Company Common Shares or other shares, units or other beneficial interest of any class or any other securities or equity equivalents (including “phantom” stock rights or stock appreciation rights) of the Acquired Companies other than (1) the issuance of Company Common Shares pursuant to the Company Incentive Plans, in accordance with the equity award’s terms as in effect on the date hereof, (2) the issuance of Company Common Shares upon redemption of Partnership Units, in accordance with their respective terms existing on the date hereof, (3) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof and expressly identified on Part 5.1(b) of the Company Disclosure Schedule or (4) the issuance of Company Common Shares upon conversion of the Convertible Note, or (B) amend any term of any outstanding stock or other security of the Acquired Companies (in each case, whether by merger, consolidation or otherwise);

(iv) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to any of the Acquired Companies;

(v) other than as required by Law, (A) increase the salary, wages, benefits, bonuses, severance or other compensation payable or to become payable to the Company’s current or former trustees, directors, officers or employees, except for (x) increases or payments in the ordinary course of business consistent with past practice with respect to any employee with an annual base salary below $90,000, or (y) increases required under any Company Benefit Plan or under applicable Law and expressly identified in Part 5.1(b) of the Company Disclosure Schedule, (B) terminate the employment of any employee, other than for “cause,” or hire any new employee other than those for whom an offer of employment has already been extended prior to the date hereof, or (C) enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement enter into, adopt, amend or terminate any Company Benefit Plan or take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan;

(vi) acquire or agree to acquire any business, assets (whether real property or personal property) or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $25,000;

(vii) sell, mortgage, lease, license, pledge, transfer, assign, transfer, dispose of or subject to any Lien any material assets or material properties except (A) pursuant to existing Contracts identified in Part 5.1(b) of the Company Disclosure Schedule, (B) sales of inventory or used equipment in the ordinary course of business, or (C) Permitted Liens incurred in the ordinary course of business;

(viii) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2018, except as required by a change in GAAP or in applicable Law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(ix) (A) incur, create, assume, refinance, replace or voluntarily prepay (other than under any existing revolving credit facility) any Indebtedness for borrowed money, assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any Indebtedness of any other Person (other than a wholly-owned Subsidiary of the Company), except (1) Indebtedness incurred under existing revolving credit facilities (whether drawn or undrawn as of the date hereof) in the ordinary course of business consistent with past practice for working capital purposes, or (2) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, or (B) issue or sell debt securities or warrants or other rights to acquire any debt securities of the Acquired Entities or guarantee any debt securities of another Person;

(x) make or commit to make any capital expenditures or enter into any Contract for any renovation, construction or capital expenditure other than (A) capital expenditures set forth in the Cap Ex Plan, (B) expenditures permitted to be made by Management Companies from reserved funds pursuant to and as permitted under the Management Agreement Documents, or (C) capital expenditures necessary to repair any casualty losses in an amount up to $25,000 individually or $50,000 in the aggregate or to the extent such losses are covered by existing insurance;

(xi) waive, release, assign, settle or compromise any claim or Legal Proceeding (whether or not commenced prior to the date of this Agreement), other than any Legal Proceeding providing solely for the payment of monetary damages an amount less than $25,000 individually or $50,000 in the aggregate (net of any amount covered by insurance or indemnification), but in no event shall the Acquired Companies settle any Transaction Litigation except in accordance with the provisions of Section 5.11;

(xii) enter into any new line of business;

(xiii) permit any insurance policy naming any Acquired Company or officers as a beneficiary or an insured or a loss payable payee, or the Company’s directors and officers liability insurance policy, to be cancelled, terminated or allowed to expire, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the cancelled, terminated or expired policy;

(xiv) (A) amend in any material respect or terminate, or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any Material Space Lease or Material Company Lease, (B) enter into, amend, terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any other Material Contract or (C) enter into a new Contract that, if entered into prior to the date of this Agreement, would have been a Material Contract;

(xv) (A) initiate or consent to any material zoning reclassification of any Company Real Property or any material change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any Company Real Property in any material respect or (B) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;

(xvi) incur any Taxes outside of the ordinary course of business, file any Tax Return inconsistent with past practice, file any amended Tax Return, make or change any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), settle or compromise any material Tax claim or assessment by any Governmental Entity, change any accounting method with respect to Taxes, enter into any agreement with respect to any Tax or Tax Returns of an Acquired Company (including a closing agreement) with a taxing authority, surrender any right to claim a refund of a material amount of Taxes or consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

(xvii) fail to timely file all material reports and other material documents required to be filed with any Governmental Entity (including the SEC) and other authorities (including the NYSE American), subject to extensions permitted by Law or applicable rules or regulations;

(xviii) knowingly take any action that would, or knowingly fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company or any Subsidiary REIT to fail to qualify as a REIT or any Subsidiary (other than a Subsidiary REIT) to cease to be treated as any of (A) a disregarded entity for U.S. federal income tax purposes or (B) a Qualified REIT Subsidiary under the applicable provisions of the Code, as the case may be;

(xix) enter into any joint venture, partnership, fund or other similar agreement;

(xx) other than as required by applicable Law, (A) recognize or certify any labor union, labor organization, work council, group of employees or other employee representative body as the bargaining representative for any employees of the acquired Companies or (B) to the extent any Acquired Company has a contractual right to prevent such actions, suffer or permit any Third Party that operates or manages any Company Property to (1) enter into or amend any labor agreement applicable to any Company Management Company Employees or such Company Property or (2) voluntarily recognize any labor union or similar organization or otherwise acknowledge the formation of any collective bargaining units with respect to any Company Management Company Employees or such Company Property;

(xxi) use, amend or terminate its current at-the-market facility or enter into any similar program or facility; or

(xxii) authorize, or enter into, any contract, agreement, commitment or arrangement to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to the Parent Parties, directly or indirectly, the right to control or direct the operations of the Acquired Companies prior to the Effective Time.

Section 5.2 No Solicitation.

(a) Except as expressly permitted by this Section 5.2, the Company shall, and shall cause each of its Subsidiaries and its and their respective employees, officers, and trustees, directors or equivalents (collectively, the “Representatives”), and shall instruct and use its reasonable best efforts to cause its and their other Representatives to:

(i) immediately cease any existing solicitations, discussions or negotiations with any Person (other than the Parent Parties and their respective Representatives) that may be ongoing with respect to any inquiry, proposal, offer, indication of interest, discussion or request for nonpublic information from a Third Party that constitutes, or could be reasonably expected to lead to, an Acquisition Proposal (an “Inquiry”) or any Acquisition Proposal;

(ii) request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information previously furnished to any Person (other than the Parent Parties and their respective Representatives) that has, within the one-year period prior to the date of this Agreement, received confidential information concerning the Company and of its Subsidiaries in connection with a potential strategic transaction with the Company;

(iii) terminate access by any Person and its Representatives (other than the Parent Parties and their respective Representatives) to any online or other data rooms containing any confidential information in respect of the Company and its Subsidiaries; and

(iv) from and after the date of this Agreement until the earlier of the Effective Time and date, if any, on which this Agreement is terminated pursuant to Section 7.1, subject to the other provisions of this Section 5.2, not directly or indirectly, (A) solicit, initiate, induce, propose or knowingly encourage or facilitate any Inquiry or the making, submission or announcement of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) furnish or otherwise provide access to non-public information regarding any Acquired Company, or afford access to the business, employees, officers, Contracts, properties, assets, books or records of any Acquired Company, to any Person in connection with or in response to an Inquiry or an Acquisition Proposal, (C) participate in or knowingly facilities any discussion or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.2), (D) approve, adopt, authorize, enter into, or propose publicly to approve, adopt, authorize or enter into any a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement or Contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), (E) approve, endorse, accept or adopt or recommend the approval, acceptance or adoption of, or make or authorize any public statement, recommendation or solicitation in support of, any Inquiry or Acquisition Proposal, (F) withhold, withdraw, qualify or modify in a manner adverse to the Parent Parties the Company Board Recommendation, it being understood that neither (1) the determination in and of itself by the Company Board that an Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal; nor (2) the delivery in and of itself by the Company to Parent of any notice contemplated by Section 5.2(c) will constitute a Change in Recommendation or violate this Section 5.2(a)(iv)(F), or (G) authorize, resolve, publicly propose or commit to take any of the actions referred to in clauses (A), (B), (C), (D), (E) or (F) of this sentence.

(b) Notwithstanding anything to the contrary in Section 5.2(a), and subject to compliance with the terms this Section 5.2(b) and Section 5.2(c), if prior to the earlier of (x) obtaining the Company Shareholder Approval and (y) 30 days following the date of this Agreement, the Company or any of its Representatives receives an unsolicited written bona fide Acquisition Proposal (that did not result from or arise in connection with a breach or violation of this Section 5.2) from any Third Party, the Company and its Representatives may, prior to (but not after) the earlier of (x) obtaining the Company Shareholder Approval and (y) 30 days following the date of this Agreement, take the actions set forth in subsections (i), (ii) and/or (iii) of this Section 5.2(b) if the Company Board has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and that failure to take such action would reasonably be expected to constitute a breach of the directors’ duties set forth in Section 2-405.1 of the MGCL: (i) furnish non-public information to and afford access to the business, employees, officers, Contracts, properties, assets, books and records of the Acquired Companies to any Person in response to such Acquisition Proposal, pursuant to the prior execution of (and the Company may enter into) an Acceptable Confidentiality Agreement; provided, however, that if the Person making such Acquisition Proposal is a known competitor of the Company, the Company shall not provide any commercially sensitive non-public information to such Person in connection with the actions permitted by this Section 5.2(b) other than in accordance with customary “clean room” or other similar procedures designed to limit any adverse effect on the Company of the sharing of such information; (ii) enter into and maintain discussions or negotiations with any Person with respect to an Acquisition Proposal; and (iii) engage in the activities otherwise described in this Section 5.2 with respect to any Person, subject in the case of this clause (iii) to the terms and conditions set forth in this Section 5.2(b).

(c) If the Company receives an Acquisition Proposal or Inquiry, then the Company shall:

(i) promptly (and in no event later than one Business Day after receipt of such Acquisition Proposal or Inquiry): (A) notify Parent in writing of the receipt of such Acquisition Proposal or Inquiry; (B) the identity of the Person making such Acquisition Proposal or Inquiry; (C) indicate the material terms and conditions of such Acquisition Proposal or Inquiry, to the extent known, and (D) provide to Parent an unredacted copy of (including unredacted any materials related to any proposed financing commitments with respect thereto (it being understood that the Company shall provide a written summary of all material terms of any such financing commitments that, pursuant to the terms of the engagement letter with the financing source thereto, cannot be provided in unredacted form)) and any material documentation or correspondence that set forth any such material terms and conditions;

(ii) on a concurrent basis, provide to Parent any non-public information concerning the Acquired Companies that may be provided (pursuant to Section 5.2(b)) to any other Person in connection with any such Acquisition Proposal or Inquiry that has not previously been provided to Parent;

(iii) keep Parent reasonably informed, on a prompt and timely basis, of any material change to the status of the Acquisition Proposal or Inquiry, and shall provide Parent with unredacted copies of all amendments or supplements thereto (including unredacted copies of any materials relating to any proposed financing commitments with respect thereto (it being understood that the Company shall provide a written summary of all material terms of any such financing commitments that, pursuant to the terms of the engagement letter with the financing source thereto, cannot be provided in unredacted form)) and any material documentation or correspondence that set forth any such material terms and conditions, and the general status of any discussions and negotiations with respect to such Acquisition Proposal or Inquiry; provided, further, that neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent; and

(iv) (A) as promptly as reasonably practicable (and in any event concurrently with notice to the Company Board) notify Parent, orally and in writing, of any scheduled meeting of the Company Board at which it is reasonably likely that the Company Board will consider any Acquisition Proposal or Inquiry; and (B) as promptly as reasonably practicable (and in any event within one Business Day) notify Parent of any determination by the Company Board that an Acquisition Proposal constitutes a Superior Proposal.

(d) The Company Board shall not, except as permitted by Section 5.2(e): (i) withdraw, withhold, modify, amend or qualify, in a manner adverse to the Parent Parties, the Company Board Recommendation; (ii) adopt, endorse, approve, recommend or otherwise declare advisable any Acquisition Proposal or Inquiry; (iii) fail to include the Company Board Recommendation in the Proxy Statement; (iv) if any Acquisition Proposal has been made public, fail to publicly affirm or reaffirm the Company Board Recommendation upon request of Parent within ten Business Days after the date an Acquisition Proposal shall have been publicly announced; (v) fail to publicly recommend against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s shareholders) within ten Business Days after the commencement of such tender or exchange offer; (vi) publicly propose or publicly announce an intention to take any of the foregoing actions (any action described in clause “(i)” through clause “(vi)” being referred to as a “Change in Recommendation”); or (vii) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit any Acquired Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other Contract (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.2(b)) contemplating an Acquisition Proposal or requiring the Company or the Operating Partnership to abandon, terminate or fail to consummate the Transactions (any such agreement, an “Alternative Acquisition Agreement”) or otherwise resolve or agree to do so.

(e) Notwithstanding anything to the contrary contained in this Agreement:

(i) at any time prior to the earlier of (x) obtaining the Company Shareholder Approval and (y) 30 days following the date of this Agreement, the Company Board may make a Change in Recommendation and terminate this Agreement pursuant to Section 7.1(h) if and only if: (A) an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal did not result from or arise in connection with a breach or violation of this Section 5.2) is made to the Company and not withdrawn; (B) the Company Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor, (1) that such Acquisition Proposal constitutes a Superior Proposal and (2) failure to make a Change in Recommendation and terminate this Agreement pursuant to Section 7.1(h), would reasonably be expected to constitute a breach of the Company Board’s duties set forth in Section 2-405.1 of the MGCL; (C) the Company delivers to Parent a written notice (a “Superior Proposal Notice”) that includes (1) a statement that the Company Board intends to make a Change in Recommendation and terminate this Agreement pursuant to Section 7.1(h) and the reasons relating thereto, (2) the identity of the Third Party making the Acquisition Proposal and (3) all material terms and conditions of the Acquisition Proposal (including therewith copies of all material and relevant documents and agreement unredacted relating to such Acquisition Proposal and any proposed financing commitments with respect thereto (it being understood that the Company shall provide a written summary of all material terms of any such financing commitments that, pursuant to the terms of the engagement letter with the financing source thereto, cannot be provided in unredacted form); (D) during the four-Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice, the Company shall have made its Representatives reasonably available for the purpose of engaging in negotiations and shall have negotiated, and shall have caused its Representatives to negotiate, in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to constitute a Superior Proposal; (E) after the expiration of the negotiation period described in clause “(D)” above, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account any amendments to this Agreement proposed in writing by the Parent Parties as a result of the negotiations contemplated by clause “(D)” above, that such Acquisition Proposal continues to constitute a Superior Proposal; and (F) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Acquisition Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause “(C)” above and a new notice period shall commence (except that the four Business Day notice period referred to in clause “(D)” above shall instead be equal to three Business Days during which time the Company shall be required to comply with the requirements of this Section 5.2 anew with respect to such additional notice); or

(ii) at any time prior to obtaining the Company Shareholder Approval, the Company Board may make a Change in Recommendation not related to an Acquisition Proposal if: (A) a Change in Circumstances has occurred; (B) the Company Board has determined in good faith, after consultation with its outside legal counsel, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would reasonably be expected to constitute a breach of the Company Board’s duties set forth in Section 2-405.1 of the MGCL; (C) such Change in Recommendation is not effected prior to the fifth Business Day after Parent receives written notice from the Company that includes (1) a statement confirming that the Company Board intends to effect such Change in Recommendation and (2) a reasonably detailed description of the Change in Circumstances; (D) during the four Business Day period after Parent receives such written notice, if requested by Parent, the Company engages in good faith negotiations, and shall have caused its Representatives to engage in good faith negotiations, with Parent to amend this Agreement, or to enter into an alternative transaction in order to obviate the need to make such Change in Recommendation; and (E) at the end of such four Business Day period, the Company Board determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to this Agreement proposed in writing by the Parent Parties as a result of the negotiations contemplated by clause “(D)” above, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would reasonably be expected to constitute a breach of the Company Board’s duties set forth in Section 2-405.1 of the MGCL.

(f) The Company agrees (i) that it will promptly instruct its and its Subsidiaries’ respective Representatives of the obligations undertaken in this Section 5.2 and (ii) any violation or breach of the restrictions set forth in this Section 5.2 by any employee, officer, director, trustee or equivalent, or other Representative of the Company or any of its Subsidiaries shall be deemed to be a breach or violation of this Section 5.2 by the Company for purposes of this Agreement.

(g) Nothing contained in this Section 5.2 shall prohibit the Company from: (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or (ii) issuing a “stop, look and listen” statement pending disclosure of its position thereunder, provided, however, that the disclosure therein does not in and itself constitute a Change in Recommendation. For the avoidance of doubt, the Company Board may not make a Change in Recommendation unless in compliance with Section 5.2(e).

(h) Notwithstanding any Change in Recommendation, unless such Change in Recommendation is with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 7.1(h), the Company shall cause the approval of the Merger to be submitted to a vote of its shareholders at the Shareholder Meeting.

Section 5.3 Preparation of Proxy Statement; Shareholders Meeting.

(a) As promptly as reasonably practicable (but no later than 20 days) after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Shareholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall (i) use commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement, and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s shareholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, Parent shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to the Parent Parties and their respective Affiliates as may be required to be set forth in the Proxy Statement under applicable Law. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Company Board shall have effected a Change in Recommendation, to the extent permitted by Section 5.2. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC or its staff with respect thereto, the Company shall (x) provide Parent and its legal counsel with a reasonable opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the final Proxy Statement or comments) and (v) shall consider Parent’s comments in good faith.

(b) If prior to the Effective Time any change occurs with respect to information supplied by Parent or its Affiliates for inclusion in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement, and as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 5.3(b) shall limit the obligations of any party under Section 5.3(a).

(c) If prior to the Effective Time any event occurs with respect to any Acquired Company, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company shall as promptly as practicable file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s stockholders. Nothing in this Section 5.3(c) shall limit the obligations of any party under Section 5.3(a).

(d) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company’s Organizational Documents, duly call, give notice of, convene and hold a special meeting of the Company’s shareholders (including any adjournments and postponements thereof, the “Shareholders Meeting”) for the purpose of (i) obtaining the Company Shareholder Approval and (ii) in accordance with Section 14A of the Exchange Act and the applicable rules and regulations issued thereunder, seeking advisory approval of a proposal to the Company’s shareholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Mergers; provided that notwithstanding anything else to the contrary herein, that the Company may postpone or adjourn the Shareholders Meeting after consultation with Parent (A) with the consent of Parent, (B) for the absence of a quorum, (C) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares within a reasonable amount of time in advance of the Shareholders Meeting, or (D) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval; provided that, in the case of clause (B) and this clause (D), without the written consent of Parent, in no event shall the Shareholders Meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the Shareholders Meeting was originally scheduled. Unless the Company Board has withdrawn the Company Board Recommendation in compliance with Section 5.2, the Company, through the Company Board, shall recommend to holders of the Company Capital Shares that they vote in favor of the adoption of this Agreement and approve the Mergers and the Transactions so that the Company may obtain the Company Shareholder Approval and the Company shall use its commercially reasonable efforts to solicit the Company Shareholder Approval (including by soliciting proxies from the Company’s shareholders) and shall take all other action necessary or advisable to secure the Company Shareholder Approval. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent. In furtherance of Section 5.2(h), unless this Agreement is terminated in accordance with Section 7.1(h), (x) the Company shall not submit to the vote of its shareholders any Acquisition Proposal and (y) the obligation of the Company to duly call, give notice of, convene and hold the Shareholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s shareholders shall not be affected by a Change in Recommendation.

Section 5.4 Filings; Other Action.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including Section 5.2), each of the Company Parties and the Parent Parties shall, and shall cause their respective Subsidiaries and respective Affiliates to, use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable under applicable to consummate and make effective, as promptly as practicable, the Mergers and the Transactions, including: (i) the taking of all reasonable actions necessary to cause the conditions to Closing set forth in

Article 6 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities necessary in connection with the consummation of the Mergers and the Transactions and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity or other Persons necessary in connection with the consummation of the Mergers and the Transactions, (iii) subject to Section 5.11, the defending of any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the Transactions, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other Order, whether temporary, preliminary or permanent, entered by any court or other Governmental so as to enable the Closing to occur as soon as reasonably possible, (iv) the execution and delivery of any additional instruments necessary to consummate the Mergers and the Transactions and to fully carry out the purposes of this Agreement and (v) cooperate in any financing pursued by Buyer in connection with this Transactions. Notwithstanding anything to the contrary in this Agreement, in no event shall the Parent Parties, the Company or any of their respective Subsidiaries or Affiliates be required to agree to, enter into, or offer to enter into any agreement or consent order requiring divestiture of any assets, hold-separate, business limitation, conduct remedy, or similar arrangement or undertaking in connection with this Agreement, the Mergers or the Transactions.

(b) Each of the parties shall, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Entity, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Entity with respect to this Agreement. To the extent reasonably practicable and permitted by a Governmental Entity, the parties and their Representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Mergers and the Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. The parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 5.4 as “outside counsel only”. Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the party providing such materials. To the extent reasonably practicable, no party shall, nor shall a party permit its Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity.

(c) In addition to and without limiting the foregoing, each of Parent and the Company shall, and shall cause their respective Subsidiaries to, use its reasonable best efforts to give any notices to Third Parties, and each of Parent and the Company shall, and shall cause each of their respective Affiliates to, use its reasonable best efforts to obtain any Third Party consents not covered by Section 5.4(a) and Section 5.4(b) that are necessary, proper or advisable to consummate the Mergers and the Transactions.

Section 5.5 Access. During the Interim Period, upon reasonable advance notice, the Company shall, and shall cause each of its Subsidiaries to, (x) afford the Parent Parties and their Representatives reasonable access, during normal business hours, to all properties, facilities, officers, offices and other facilities, and books and records of the Acquired Companies and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to the Parent Parties and their Representatives all other information (financial or otherwise) concerning its business, properties, books and records, Contracts, personnel, assets and liabilities of the Acquired Companies as Parent may reasonably request and (y) facilitate reasonable access to all Company Real Property in order to prepare or cause to be prepared (at Parent’s sole expense) surveys, inspections, engineering studies,

Phase I environmental site assessments or other environmental assessments that do not involve invasive testing or sampling of soil, groundwater, indoor air or other environmental media, and other tests, examinations or studies with respect to any Company Real Property that Parent deems to be reasonably necessary, so long as such access does not unduly interfere with the Company’s ordinary conduct of business; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could: (a) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy to a Third Party or (b) jeopardize protections afforded to any of the Acquired Companies under the attorney-client privilege or the attorney work product doctrine, and in any such event, the parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (a) through (b)). No investigation pursuant to this Section 5.5 shall affect or be deemed to qualify, modify or limit any representation or warranty in this Agreement of any party or any condition to the obligations of the parties. All requests for access pursuant to this Section 5.5 must be directed to the Chief Executive Officer of the Company or another Person designated in writing by the Company. All information obtained by Parent and its Representatives pursuant to this Section 5.5 shall be treated as “Evaluation Material” of the Acquired Companies for purposes of the Confidentiality Agreement.

Section 5.6 Interim Operations of Merger Sub and Merger OP. During the period from the date hereof through the earlier of the Effective Time or the date of a valid termination of this Agreement pursuant to Article 7, Merger Sub and Merger OP shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 5.7 Publicity. So long as this Agreement is in effect, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that (i) a party (or their respective Affiliates) may, without the prior consent of the other parties hereto, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of any stock exchange or quotation system if it has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement, and (ii) the Company will not be obligated to engage in such consultation with respect to communications that are (1) principally directed to employees, customers, partners or vendors so long as such communications are consistent in all material respects with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party) regarding this Agreement and the Transactions, or (2) relating to a Change in Recommendation or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, made in accordance with Section 5.2; provided, further, that Parent Parties (or their Affiliates) shall not be required to consult with or provide an opportunity to review and comment to the Company in connection with any prospectus, “road show” materials, press release, or other written materials in connection with the Offering or other capital raising initiatives in connection with the Financing so long as such statements are consistent in all material respects with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party) regarding this Agreement and the Transactions. The parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement and shall make such joint press release no later than one Business Day following the date on which this Agreement is signed.

Section 5.8 Other Employee Benefits. Parent shall or shall cause the Surviving Entity to: (a) terminate the employment of all employees of the Company effective immediately upon the Company Merger Effective Time; and (b) subject to the terms of this Agreement, including Section 2.8(d) and Section 2.11, to pay amounts then due to such terminated employees as set forth on Part 5.8 of the Company Disclosure Schedule (the “Specified Agreements”) as promptly as practicable following the Effective Time; provided, that such employees execute and deliver a release in form and substance satisfactory to Parent as previously reviewed and approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed).

Section 5.9 Indemnification; Directors’ and Officers’ Insurance.

(a) Prior to the Effective Time, the Company shall obtain and fully pay the premium for, and Parent shall cause to be maintained in full force and effect (and the obligations under to be honored), during the six-year period beginning on the date of the Effective Time, a “tail” prepaid insurance policy or policies (which policy or policies by their respective express terms shall survive the Mergers) from the Company’s current insurance carrier or an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than the Company’s and its Subsidiaries’ existing policy or policies, for the benefit of the Indemnified Parties with a claims period of six years from the Effective Time with respect to directors’ and officers’ liability, employment practices liability and errors and omissions liability insurance for claims arising from facts or events that occurred on or prior to the Effective Time; provided, however, that in no event shall the aggregate premium payable for such “tail” insurance policy or policies for its or their entire period exceed an amount equal to 300% of the most recent aggregate annual premiums paid by the Company prior to the date of this Agreement for such insurance (such amount being the “Maximum Premium”). If the Company is unable to obtain the “tail” insurance described in the first sentence of this Section 5.9(a) for an amount equal to or less than the Maximum Premium, the Company shall be entitled to obtain as much comparable “tail” insurance as reasonably available for an aggregate cost equal to the Maximum Premium.

(b) For a period of six years following the Effective Time, each of Parent and the Surviving Entity shall: (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a trustee, director or officer of the Company or of a Subsidiary of the Company and acting in such capacity (each an “Indemnified Party”) for any and all costs and expenses (including reasonable fees and expenses of legal counsel, which shall be advanced as they are incurred; provided that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 5.9(b)), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or Legal Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) by reason of such Indemnified Party’s being or having been such trustee, director or officer of the Company or of a Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or of a Subsidiary of the Company at, or at any time prior to, the Effective Time, whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted under applicable Law; provided, that Parent and the Surviving Entity shall not be (x) liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or (y) obligated under this Section 5.9(b) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Legal Proceeding except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such Legal Proceeding; and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (1) each indemnification agreement set forth on Part 5.9(b) of the Company Disclosure Schedule and in effect as of the date hereof between the Company and any Indemnified Party; and (2) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the Organizational Documents of the Acquired Companies as in effect on the date hereof. Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 5.9. Parent’s and the Surviving Entity’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or if Parent dissolves the Surviving Entity, then, and in each such case Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Entity shall assume the obligations set forth in this Section 5.9.

(d) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives. The obligations of Parent and the Surviving Entity under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect in any material respect the rights of any Indemnified Party unless (i) such termination or modification is required by applicable Law or (ii) the affected Indemnified Party shall have consented in writing to such termination or modification.

Section 5.10 Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause any dispositions of Company Capital Shares (including derivative securities with respect to Company Capital Shares) resulting from the Mergers or the other Transactions by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time, to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.11 Transaction Litigation. The Company shall as promptly as reasonably practicable notify Parent in writing of, and shall give Parent the opportunity to participate in the defense, negotiations and settlement of, any Transaction Litigation brought or, to the Knowledge of the Company, threatened in writing, shall keep Parent reasonably informed with respect to the status thereof and shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall give Parent and its Representatives a reasonable opportunity to review, and shall consider in good faith all reasonable comments, on all material filings or responses to be given to any Third Party in connection therewith. None of the Acquired Companies shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation unless Parent shall have consented in writing. Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain McGrath North Mullin & Kratz, PC LLO or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

Section 5.12 Confidentiality. All information provided by or on behalf of the Acquired Companies pursuant to this Agreement during the Interim Period will be kept confidential in accordance with the terms of the Confidentiality Agreement, and if this Agreement is terminated prior to the Effective Time, the Confidentiality Agreement shall remain in full force and effect in accordance with its respective terms prior to giving effect to the execution of this Agreement.

Section 5.13 Distribution by Company of REIT Taxable Income. Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, any of the Company and its Subsidiary REITs may declare and pay a dividend to their shareholders distributing cash in such amounts determined by the Company in its sole discretion exercised in good faith to be required to be distributed in order for the Company or the Subsidiary REIT to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise Tax by the Company or the Subsidiary REIT. If the Company declares a distribution to its shareholders pursuant to this Section 5.13, the Merger Consideration shall be decreased by an amount equal to such distribution.

Section 5.14 Certain Tax Matters.

(a) The Company shall take such actions as the Company determines are reasonably necessary to ensure that the Company and any Subsidiary REIT (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code for its current taxable year. Prior to the Closing Date, the Company shall promptly notify Parent if the Company becomes aware of any issue that it believes would adversely impact the maintenance of the REIT status of the Company and its Subsidiary REITs for the Company’s 2019 taxable year and cooperate and consult in good faith with Parent with respect thereto.

(b) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the Transactions (“Transfer Taxes”) will be borne by Parent. Parent and the Company shall cooperate to file or cause to be filed in a timely manner all necessary documents (including, but not limited to, all Tax Returns) with respect to such Transfer Taxes.

(c) On the Closing Date, prior to the Company Merger, the Company shall deliver to Parent a duly executed certificate, dated as of the Closing Date, that the Company has been a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code during its entire existence, and therefore, the Company Capital Shares are not “United States real property interests.” The Operating Partnership shall use its commercially reasonable efforts to obtain and deliver to Merger Sub at or prior to the Partnership Merger, dated as of the Closing Date, from each holder of Partnership Common Units (other than the Company or any Subsidiary of the Company), (i) a duly executed certificate of non-foreign status substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(A) or (B), as applicable, in compliance with Code Sections 1445 and 1446(f) and IRS Notice 2018-29, or (ii) a properly completed and executed IRS Form W-9 meeting the requirements of Proposed Treasury Regulations Sections 1.1445(b)(2)(v) and 1.1446(f)-2(b)(2)); provided, however, that in the event that any such certificate of non-foreign status is not delivered to Merger Sub at or prior to the Partnership Merger, Parent’s remedy shall be limited to withholding pursuant to this Agreement.

(d) Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

Section 5.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE American to cause the delisting by the Surviving Entity of the Company Capital Shares from the NYSE American as promptly as practicable after the Effective Time and the deregistration of the Company Capital Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 5.16 Takeover Statutes. The Company Parties shall not take any action that would cause the Transactions, including the Mergers, to be subject to requirements imposed by any Takeover Statute. If any Takeover Statute may become, or may purport to be, applicable to this Agreement, the Mergers or the Transactions, the Company shall grant such approvals and take such actions as are necessary so that the Mergers and the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the Mergers and the Transactions.

Section 5.17 Notification of Certain Matters.

(a) At all times during the Interim Period, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any

Governmental Entity in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b) At all times during the Interim Period, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon becoming aware (i) that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the End Date or (ii) of any failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect or be deemed to modify the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.18 Financing and Cooperation.

(a) Prior to the Closing Date, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange the Financing. The Parent Parties acknowledge and agree that the obtaining of the Debt Financing is not a condition to Closing and the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) the Debt Financing.

(b) Prior to the Closing, the Company shall, and shall cause each its Subsidiaries to, use its and their commercially reasonable efforts to cause its and their respective Representatives to, provide to the Parent Parties and their Representatives, at Parent’s sole expense, all cooperation reasonably requested by Parents and/or its Affiliates to assist them in connection with the arrangement of Financing, to the extent not unreasonably interfering with the business of the Company and its Subsidiaries, including: (i) upon reasonable notice, cause management of the Acquired Companies with appropriate seniority and expertise to participate in a reasonable number of meetings and presentations with prospective lenders, rating agencies and investors at reasonable times and locations mutually agreed, (ii) assist with the preparation of materials for customary rating agency presentations, offering documents, any prospectus, private placement memoranda, banking information memoranda and similar documents reasonably necessary in connection with the Financing (including the Offering) and provide reasonable cooperation with the due diligence efforts of any source of any Financing; provided, however, that any such memoranda or prospectuses may, at the election of Parent, contain disclosure and financial statements with respect to the Company or the Surviving Entity and/or its Subsidiaries as the obligor, (iii) (A) using commercially reasonable efforts to furnish Parent in a timely manner with customary financial and other information regarding the Company and its Subsidiaries, including non-public financial information, as may be reasonably required by Parent in connection with due diligence relating to the Financing, (B) using commercially reasonable efforts to assist Parent in connection with the preparation of pro forma financial information and financial statements to the extent reasonably required by Parent or any Financing Source, it being agreed that neither the Company nor any of its Subsidiaries or Representatives shall be responsible in any manner for information relating to the proposed debt and equity capitalization that is required for such pro forma financial information or financial statements, (C) cooperating with Parent in Parent equity capitalization that is required for such pro forma financial information or financial statements, (D) as promptly as practicable, informing Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company shall have actual knowledge of any facts as a result of which a restatement of any financial statements of the Company in order for such financial statements to comply with GAAP, (E) make available to Parent the financial and operating data and other information with respect to the Acquired Company as Parents (or its Affiliates) may from time to time reasonably request in connection with the preparing of the Offering Documents and Parent’s (or its Affiliates) response to any inquires or comments received by any Governmental Entity in connection with the filing of the Offering Document, and (F) using commercially reasonable efforts to cause the Company’s auditors and certain directors and senior officers of the Company and its Subsidiaries as reasonably determined by Parent to participate in oral due diligence sessions to take place in connection with the Offering at reasonable times and upon reasonable notice (iv) reasonably facilitating the transactions described in this Section 5.18 and assist with the preparation of customary definitive loan documentation contemplated by the Financing (including schedules), including executing and delivering any customary guarantee, pledge and security documents, indentures, currency or interest rate hedging arrangements, or other certificates or document as may be reasonably requested by Parent or the Financing Sources (provided that any such documents or agreements and any obligations contained in such documents shall be effective no earlier than as of the Effective Time); (v) provide to Parent upon written request all documentation and other information with respect to the Company and the Acquired Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Financing, (vi) as may be reasonably requested by Parent to facilitate the Financing, following the obtainment of the Company Shareholder Approval, form new direct and indirect wholly owned Subsidiaries of the Company and the other Acquired Companies pursuant to documentation reasonably satisfactory to Parent and the Company, (vii) as may be reasonably requested by Parent, and no earlier than immediately prior to the Effective Time, and provided such actions would not adversely affect the Tax status of the Company or any of its Subsidiaries or cause the Company to be subject to additional Taxes that are not indemnified by Parent under Section 5.18(d), transfer or otherwise restructure its ownership of existing Acquired Companies, properties or other assets, in each case, pursuant to documentation reasonably acceptable to Parent and the Company, (viii) subject to the confidentiality requirements of Section 5.18(e), provide reasonably timely and customary access to diligence materials reasonably available to the Acquired Companies and properties during normal business hours and on reasonable advance notice to allow Financing Sources and their representatives to complete all reasonable and customary due diligence, (ix) provide reasonable and customary assistance with respect to attempting to obtain any consents associated therewith (effective no earlier than the Effective Time), (x) to the extent reasonably requested by a Financing Source, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to REAs in form and substance reasonably satisfactory to such Financing Source, (xi) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any Acquired Companies as of the Effective Time and the release of related Liens following the repayment in full of such indebtedness, including using commercially reasonably efforts to deliver such customary payoff, defeasance or similar notices under any existing loans of the Company or any of Acquired Companies as are reasonably requested by Parent (provided that the Company and the Acquired Companies shall not be required to deliver any notices that are not conditioned on the occurrence of the Effective Time) (the “Payoff Letters”), (xii) to the extent reasonably requested by Parent, obtain customary accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company and its Subsidiaries, including any comfort letters that are in a form and substance that is customarily given to underwriters and Governmental Authorities, as the case may be, in an underwritten public offering in Canada, with such “long form” comfort letter being addressed to Parent and the underwriters, provided that such “long form” comfort letter shall only relate to the Company, its Subsidiaries, the Company Capital Shares and the Financial Statements (xiii) cooperate with obtaining title insurance with respect to each Owned Real Property and Ground Leased Real Property and (xiv) to the extent reasonably requested by a Financing Source, permit Parent and its Representatives to conduct survey, appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of the Company Subsidiaries. Notwithstanding anything in this Section 5.18(b) to the contrary, the Company shall not be required to provide, or cause its Subsidiaries to provide, cooperation under this Section 5.18 to the extent that it: (A) requires the Acquired Companies to incur any Liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the Financing prior to the Closing (except those fees and expenses that are reimbursed promptly or advanced by Parent); (B) except with respect to clauses (v), (vi) and (vii), requires the Acquired Companies or their respective directors, trustees, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained that is not contingent upon the Closing or that would be effective at or prior to the

Effective Time; (C) provide access to or disclose information that the Company or any of its Subsidiaries determines would result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (C)); (D) results in any officer, trustee or director of the Acquired Companies incurring personal Liability with respect to any matter relating to the Financing or requires any officer, trustee, director or other Representative of the Company or any of its Subsidiaries to deliver any certificate that such officer, trustee, director or other Representative reasonably believes, in good faith, contains any untrue certifications; or (E) requires the Acquired Companies or their Representatives, as applicable, to waive or amend any terms of this Agreement. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Acquired Companies (other than information which an Acquired Company is entitled to receive and actually receives following request pursuant to Management Agreement Documents or Franchise Agreement Documents) on the date hereof or is not otherwise prepared in the ordinary course of business of Acquired Companies at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants. In no event shall the Acquired Companies be required to pay any commitment or other fee or give an indemnity or incur any Liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent and Merger Sub in arranging the Debt Financing or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with the Financing (except those fees and expenses reimbursed promptly by Parent). None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries, or any of their respective Representatives at the request of Parent pursuant to this Section 5.18(b).

(c) The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Acquired Companies or the reputation or goodwill of the Acquired Companies.

(d) Parent shall reimburse the Acquired Companies promptly upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ fees) incurred by the Acquired Companies in connection with the cooperation under this Section 5.18, any action taken by them at the request of Parent pursuant to this Section 5.18 (including the dissolution and termination of any subsidiaries formed and documentation entered into pursuant to this Section 5.18) and shall indemnify and hold harmless the Acquired Companies from and against any and all out-of-pocket costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and Liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the Debt Financing and any information used in connection therewith (other than the information provided in writing by the Company or the Acquired Companies to Parent specifically in connection with their obligations pursuant to Section 5.18(b)). This Section 5.18(d) shall survive the termination of this Agreement (and in the event the Mergers and the other Transactions are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in connection with the cooperation under this Section 5.18 and not previously reimbursed).

(e) Notwithstanding anything to the contrary in the Confidentiality Agreement, the Company agrees that Parent and its Representatives may initiate contact with and pursue potential lenders in connection with the consummation of the transactions contemplated by this Agreement, in each case subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, in no event will Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub) enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential debt financing source or sources that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such debt financing source or sources (including any lender of the Acquired Companies) to provide debt financing or other assistance to any other party in any other transaction involving the Acquired Company (provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements).

Section 5.19 Capital Expenditures. Between the date hereof and the Closing, the Acquired Companies will execute in all material respects the capital expenditure plan it described on Part 5.19 of the Company Disclosure Schedule (the “Cap Ex Plan”), including with respect to the amount of spending indicated thereon; provided, however, that it shall not be deemed to be a breach of this covenant to the extent such breach is reasonably attributable to delays caused by fire, earthquakes, floods, wind or other acts of God, acts of public enemies, riot, insurrection, government regulation, labor disputes, general market shortages of materials or labor or other causes beyond the Company’s and its Affiliates’ reasonable control (including to the extent related to a third party’s failure to timely perform obligations on which such capital expenditures are conditioned); provided further, and without limiting the immediately preceding proviso, that the Company shall obtain the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) in connection with any material deviation from such plan.

Section 5.20 Atlanta JV. Between the date hereof and the Closing, the Company shall cause its applicable Subsidiary to exercise its right to acquire the equity interest of the Atlanta JV (the “Buy / Sell”) from Three Wall Capital LLC (“TWC”) pursuant to Section 13.5 of the Limited Liability Company Agreement of the Atlanta JV (the “Transfer”). Parent consents to the refinancing of the indebtedness of the Atlanta JV pursuant to the financing term sheet set forth on Part 5.20A of the Company Disclosure Schedule (the “Atlanta JV Financing”) or such other financing on substantially the same terms provided that Parent consents to such other financing not to be unreasonably withheld. The purchase price for the Transfer shall be as set forth on Part 5.20B of the Company Disclosure Schedule (the “Atlanta JV Equity Interest Purchase Price”) and shall be financed under the Company’s existing line of credit. The Company shall (a) provide drafts of all documentation relating to the Transfer in advance of sharing such documents with counsel for TWC, (b) provide Parent with a reasonable amount of time to review such documents and (c) the Company shall incorporate all timely and reasonable comments provided by Parent and Parent’s legal counsel in such documents. The Company shall not agree to any indemnification or financial obligations that will be binding on Parent following the Closing, without Parent’s written consent.

Section 5.21 Repairs. Between the date hereof and the Closing, the Company shall use best efforts to make, or shall cause to be made, the repairs set forth on Part 5.21 of the Company Disclosure Schedule (the “Requested Repairs”). Upon the request of Parent, the Company shall keep Parent informed in reasonable detail of the status of the Requested Repairs. Further, Parent shall have the right to review and comment on all plans relating to the Required Repairs (and the Company shall consider in good faith such comments) and to inspect the Required Repairs in advance of final payments to the contractors performing such Required Repairs, provided however if Parent does not approve the work or if there is a contractor lien because Parent has not approved final payment then neither event will be a condition not to consummate the Mergers. All contractors performing the Requested Repairs shall be approved in writing by Parent, prior to any contractor commencing the Requested Repairs.

Section 5.22 Debt Commitment Letter. After the date hereof, Parent may, in its discretion, deliver to the Company, an executed commitment letter, together with all schedules and exhibits thereto, from the lender party thereto (as modified, amended or supplemented from time to time, the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the lender party thereto has committed to lend the amount set forth therein to Parent for the purpose of funding a portion of the Merger Consideration and the obligations of the Parent Parties set forth herein. To the extent the Debt Commitment Letter is so delivered by Parent, is customary in form and substance, and does not include any condition that is a “diligence out,” the amount set forth in the Equity Commitment Letter shall automatically and irrevocably be reduced by the amount set forth in the Debt Commitment Letter. The Company Parties agree to provide all information necessary and cooperate with Parent in providing any necessary diligence items to complete the lender’s due diligence and underwriting process in order to execute the Debt Commitment Letter.

ARTICLE 6

CONDITIONS TO THE MERGERS

Section 6.1 Conditions to the Obligations of Each Party. The obligation of each party to consummate the Mergers are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by each of Parent and the Company, on or prior to the Closing, of each of the following conditions:

(a) the Company Shareholder Approval shall have been obtained;

(b) [reserved]; and

(c) no temporary restraining Order, preliminary or permanent injunction or other Order preventing the consummation of the Mergers shall have been issued by any Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal or otherwise restricts or prohibits consummation of the Mergers.

Section 6.2 Conditions to the Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Mergers and the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent) at or prior to Effective Time, of each of the following conditions:

(a) (i) other than the representations and warranties set forth in Section 3.1 (Organization and Good Standing; Subsidiaries), Section 3.16 (Authority; Binding Nature of Agreement), Sections 3.3 (Capitalization), Section 3.5 (Absence of Certain Changes), Section 3.11 (Tax Matters), Section 3.16 (Authority; Binding Nature of Agreement), Section 3.17 (Vote Required), Section 3.20 (Brokers) and Section 3.22 (Takeover Statutes), the representations and warranties of the Company Parties set forth in Article 3 of this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties set forth in Section 3.1 (Organization and Good Standing; Subsidiaries), Section 3.5(c) (Absence of Certain Changes), Section 3.11 (Tax Matters), Section 3.16 (Authority; Binding Nature of Agreement), Section 3.17 (Vote Required), Section 3.20 (Brokers) and Section 3.22 (Takeover Statutes) shall be true and correct in all material respects (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (iii) the representations and warranties set forth in Section 3.3 (Capitalization) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except for failures to be true and correct that would not reasonably be expected to result in additional costs, expenses or Liabilities of Parent Parties, individually or in the aggregate, that is more than $100,000, and (iv) the representations and warranties set forth in Sections 3.5(a) and (b) (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b) the Company Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) since the date hereof, there shall not have occurred any Company Material Adverse Effect;

(d) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied;

(e) Parent shall have received a tax opinion of McGrath North Mullin & Kratz, PC LLO, in form and substance reasonably acceptable to Parent, dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies), to the effect that beginning with its taxable year ended December 31, 2010 and until the Closing, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

(f) the Company shall have received all consents and waivers from third parties as set forth on Part 6.2(f) of the Company Disclosure Schedule shall been obtained;

(g) the Company shall have delivered to Parent a duly executed certificate, dated as of the Closing Date, that the Company has been a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code during the period during which the Company was in existence, and therefore the Company Capital Shares are not “United States real property interests” by reason of the exception provided in Section 897(h)(2) of the Code;

(h) Parent shall have received the Payoff Letters relating to any Indebtedness of the Acquired Companies that has been designated by Parent, in its sole discretion, to be paid off at or prior to Closing and evidence of termination of any Liens securing such Indebtedness;

(i) [reserved];

(j) no Acquired Companies shall have entered into any Contract or otherwise agreed to pay or incurred Liability with respect to any severance or other termination benefits, except to the Persons and in the amounts set forth on Part 6.2(j) of the Company Disclosure Schedule;

(k) no Governmental Entity of competent jurisdiction shall have initiated a suit, action or Legal Proceeding seeking to prohibit or otherwise prevent the consummation of the Mergers or the other Transactions;

(l) resignations executed by each of the officers, directors, trustees or equivalents of the Acquired Companies in office immediately prior to the Effective Time, with such resignations to be effective as of the Effective Time; provided, that, with respect to the Atlanta JV, only the resignations of the officers, directors, trustees or equivalents in which the Company or its Subsidiaries have the right to elect; and

(m) evidence, in form and substance satisfactory to Parent, of the termination of the related party agreements and transactions set forth on Part 6.2(m) of the Company Disclosure Schedule, together with any releases reasonably requested by Parent.

Section 6.3 Conditions to the Obligations of the Company Parties. The obligation of the Company Parties to consummate the Mergers is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of each of the following conditions:

(a) the representations and warranties of the Parent Parties set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date);

(b) the Parent Parties shall each have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) no Governmental Entity of competent jurisdiction shall have initiated a suit, action or Legal Proceeding seeking to prohibit or otherwise prevent the consummation of the Mergers or the other Transactions; and

(d) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4 Frustration of Closing Conditions. None of the Parent Parties, on the one hand, nor the Company Parties, on the other hand, may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Mergers if such failure (or inability to be satisfied) was caused by such party’s failure to comply with or perform its obligations under this Agreement.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing (notwithstanding the receipt of the Company Shareholder Approval):

(a) by mutual written consent of the Company and Parent;

(b) by Parent or the Company upon prior written notice to the other party, if the Closing has not occurred on or before the later of 11:59 p.m. (New York time) (i) on December 31, 2019 and (ii) the date that is three Business Days after the third Extension contemplated by Section 7.4 expires (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose material breach of any provision of this Agreement causes the failure of the Mergers to be consummated by the End Date;

(c) by Parent or the Company upon prior written notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions; provided, however, the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Mergers to be consummated by the End Date;

(d) by Parent or the Company upon written notice to the other party, if the Company Shareholder Approval has not been obtained at the Shareholders Meeting or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken;

(e) by Parent, upon written notice to the Company, in the event of a breach or failure to perform in any material respect by any Company Party of any representation, warranty, covenant or other agreement contained herein (other than with respect to a breach or violation of Section 5.2, as to which Section 7.1(g)(ii) shall apply) such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not be satisfied as of the Closing Date; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(e) unless any such breach or failure to perform has not been cured within 20 days after written notice by Parent to Company informing the Company of such breach or failure to perform and its intention to terminate this Agreement pursuant to this Section 7.1(e), except that no cure period shall be required for any breach or failure to perform that by its nature cannot be cured prior to the End Date; and provided, further, that Parent may not terminate this Agreement pursuant to this Section 7.1(e) if any Parent Party is then in breach of this Agreement in any material respect;

(f) by the Company, upon written notice to Parent, in the event of a breach or failure to perform in any material respect by any Parent Party of any representation, warranty, covenant or other agreement contained herein such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not be satisfied as of the Closing Date; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) unless any such breach or failure to perform has not been cured within 20 days after written notice by the Company to Parent informing Parent of such breach or failure to perform and intention to terminate this Agreement pursuant to this Section 7.1(f), except that no cure period shall be required for any breach or failure to perform that by its nature cannot be cured prior to the End Date; and provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) if any Company Party is then in breach of this Agreement in any material respect;

(g) by Parent, upon written notice to the Company, (i) if, at any time prior to receipt of the Company Shareholder Approval, the Company Board shall make a Change in Recommendation or (ii) if the Company shall have otherwise breached or violated any of its obligations under Section 5.2 other than any immaterial or inadvertent breaches or violations thereof not intended to result in an Acquisition Proposal or Inquiry;

(h) by the Company, at any time prior to the earlier of (x) obtaining the Company Shareholder Approval and (y) 30 days following the date of this Agreement, in order to concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in compliance with Section 5.2 that did not result from a breach or violation of Section 5.2; provided, however, that this Agreement may not be so terminated unless the Company Termination Fee is made in full by wire transfer wire transfer of same-day funds to Parent prior to or concurrently with the occurrence of such termination and entry into such Alternative Acquisition Agreement with respect to such Superior Proposal; or

(i) subject to Section 7.4, by the Company upon written notice to Parent, if (i) the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing Date, each of which is then capable of being satisfied); (ii) the Company has irrevocably confirmed by written notice to Parent at least three Business Days prior to such termination that it is ready, willing and able to consummate the Closing; (iii) the Parent Parties fail to consummate the Mergers within three Business Days following the date on which the Closing should have occurred pursuant to Section 2.3(a); and (iv) at all times during such three Business Day period, the Company stood ready, willing and able to consummate the Closing; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(i) if any Company Party is then in breach of this Agreement in any material respect.

Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no further force or effect without Liability of any party (or any Affiliate or Representative of such party); provided, however, that the provisions of this Section 7.2, Section 7.3, the last sentence of Section 5.5, Section 5.7, Section 5.12, Article 8 and the definitions of all defined terms appearing in such sections shall survive any termination hereof pursuant to Section 7.1; provided, however, that subject to Section 7.3, Section 8.11, Section 8.12 and this Section 7.2 (including, in each case, the limitations set forth therein), (i) nothing herein shall relieve any party from liability for damages resulting from such party’s fraud prior to such valid termination; and (ii) nothing herein shall relieve the Company Parties of any liability for damages resulting from any Company Party’s willful breach prior to such valid termination (in the case of each of clauses (i) and (ii) of this proviso, which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs). For the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Parent.

Section 7.3 Fees and Expenses.

(a) Generally. Except as otherwise specifically set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such cost or expense, whether or not the Mergers or any other Transaction is consummated.

(b) Company Termination Fee. The Company shall pay to Parent a fee equal to $9,540,000 (such fee, the “Company Termination Fee”) if:

(i) (A) the Company terminates this Agreement pursuant to Section 7.1(h) or (B) Parent terminates this Agreement pursuant to Section 7.1(g); or

(ii) (A)(1) in the case of a termination pursuant to Section 7.1(b) or Section 7.1(e), an Acquisition Proposal (whether or not conditional) shall have been publicly made, proposed or communicated prior to the termination of this Agreement or the Company Board has otherwise received a bona fide written Acquisition Proposal, and, in each case, such Acquisition Proposal has not been withdrawn prior to such termination, or (2) in the case of a termination pursuant to Section 7.1(d), an Acquisition Proposal (whether or not conditional) shall have been publicly made, proposed or communicated prior to the Company Shareholder Meeting and shall not have been publicly withdrawn prior to the Company Shareholder Meeting, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by either the Company or Parent pursuant to Section 7.1(d) or Section 7.1(b) or by Parent pursuant to Section 7.1(e), and (C) before the date that is 12 months after the date of termination of this Agreement, the Company enters into an Alternative Acquisition Agreement that is later consummated or an Acquisition Proposal is consummated within 12 months after the date of termination of this Agreement (provided that, for purposes of this clause (C), the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to more than “50%”).

(c) Any Company Termination Fee (i) due under Section 7.3(b)(ii) shall be paid to Parent (or one or more of its designees) by wire transfer of same-day funds on the date the transactions contemplated by the Alternative Acquisition Agreement as referred to in Section 7.3(b)(ii)(C) are consummated and (ii) due under Section 7.1(g) shall be paid to Parent (or one or more of its designees) by wire transfer of same-day funds within five Business Days of the date of termination. Any Company Termination Fee due under Section 7.1(h) shall be paid to Parent in accordance with Section 7.1(h).

(d) Parent Expense Amount. If this Agreement is terminated pursuant to Section 7.1(d) or Section 7.1(e), the Company shall pay, or cause to be paid, to Parent the Parent Expense Amount, by wire transfer to an account designated by Parent, within five Business Days after the date of such termination; provided, that the payment by the Company of the Parent Expense Amount pursuant to this Section 7.3(d) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.3(b) (but in the event such Company Termination Fee is or becomes payable, it shall be reduced on a dollar for dollar basis for the Parent Expense Amount actually paid to Parent pursuant to this Section 7.3(c)). In no event shall the Company be required to pay the Parent Expense Amount on more than one occasion.

(e) Parent Termination Fee. Parent shall pay, or cause to be paid, to the Company a fee equal to $11,925,000 (such fee, the “Parent Termination Fee”) if the Company terminates this Agreement pursuant to Section 7.1(f) and Section 7.1(i). The Parent Termination Fee shall be paid by wire transfer of same day funds within five Business Days after termination of this Agreement pursuant to Section 7.1(i).

(f) If the Company or Parent fails to promptly pay any amounts due pursuant to this Section 7.3 and, in order to obtain such payment, any Parent Party, on the one hand, or any Company Party, on the other hand, commences a suit that results in a final and non-appealable judgment against any Company Party or Parent Party, as applicable, for payment of amounts owed pursuant to this Section 7.3, then the Company shall pay to the Parent Parties, or Parent shall pay to the Company Parties, as applicable, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) in connection with such suit, together with interest on such amount at the prime lending rate prevailing during such period as published in The Wall Street Journal, Eastern Edition, calculated on a daily basis from the date that such amounts were required to be paid to the date of actual payment. Any amount payable pursuant to this Section 7.3(f) shall be paid by the applicable party by wire transfer of same-day funds prior to or on the date such payment is required to be made under this Section 7.3(f).

(g) The parties acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Each of the parties further acknowledges that the payment of the amounts by the Company or Parent specified in this Section 7.3 is not a penalty, but, in each case, is liquidated damages in a reasonable amount that will compensate the Parent Parties or the Company Parties, as applicable, in the circumstances in which such amounts are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers and the other Transactions, which amount would otherwise be impossible to calculate with precision. In no event shall the Company Parties or Parent Parties be required to pay an amount in connection with the termination of this Agreement more than once.

(h) Notwithstanding anything in this Agreement or any other Transaction Document, but subject to Section 8.11, each of the parties acknowledges and agrees that the Company’s right to terminate this Agreement and to receive payment of the Parent Termination Fee pursuant to this Section 7.3 shall constitute the sole and exclusive remedy of the Company Parties and their respective Affiliates and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) against the Parent Parties, the Investor, NHT, and their respective Affiliates, any potential debt financing source and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates or any former, current or future general or limited partner, stockholder, equityholder, member, manager, director, officer, employee, agent, Affiliate, successor or assignee of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages in respect of this Agreement or the Transactions, any breach of any covenant or agreement or otherwise in respect of this Agreement, or the failure to consummate the Transactions, and upon payment of the Parent Termination Fee to the Company, none of the Parent Related Parties shall have any further liability to any of the Company Related Parties relating to or arising out of this Agreement, the Financing Commitments, the Limited Guaranty or the transactions contemplated hereby or thereby (except that the Parent Parties will remain subject to Section 7.3(e)) and no Company Related Party shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the Transactions or any oral representation made or alleged to have been made in connection with this Agreement (except that the Parent Parties will remain subject to Section 7.3(e)). Notwithstanding anything in this Agreement or any other Transaction Document, in no event shall any of the Parent Related Parties be subject to (and no Company Related Party shall seek to recover) monetary damages or other payments whatsoever (including multiple, consequential, indirect, special, statutory, exemplary or punitive damages) in excess of an amount equal to the Parent Termination Fee for any losses or other liabilities arising out of or in connection with breaches by any Parent Party of their representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have or in respect of any oral representation made or alleged to have been made in connection herewith or therewith.

(i) While the Company or Parent, as applicable, may pursue both a grant of specific performance or other equitable relief under Section 8.11 and, following termination of this Agreement, the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, under no circumstances shall the Company or Parent be permitted or entitled to receive both a grant of specific performance or other equitable relief and any money damages (including the Parent Termination Fee or the Company Termination Fee, as applicable) in connection with this Agreement or any termination of this Agreement.

Section 7.4 Extension Rights. Notwithstanding anything to the contrary in this Agreement (including Section 2.3(a), Section 7.1(i) and Section 8.11), the Company shall provide written notice that the conditions set forth in Article 6 are satisfied (“Conditions Satisfied Notice”), and within three Business Days of the receipt of such Conditions Satisfied Notice, Parent, in its sole discretion, may extend the Closing Date (“Extension”) for an additional 30-day period upon written notice to the Company (or such shorter period so as not to extend beyond December 31, 2019), provided, that no Parent Party is then in breach of this Agreement in any material respect. Parent may exercise such Extension up to three times during the term of this Agreement. Notwithstanding Section 5.1(b)(ii), if at any time following the exercise of an Extension, the Company shall be permitted to declare and pay a dividend to its shareholders during the month in which such Extension is exercised, subject to and upon the conditions set forth in Part 7.4 of the Company Disclosure Schedule; provided, such dividend may not to exceed the amounts set forth in Part 7.4 of the Company Disclosure Schedule. For the avoidance of doubt, in the event Parent has elected to extend the Closing Date pursuant to this Section 7.4 and the Closing has not occurred by the End Date, each of Parent and the Company shall retain the right to terminate this Agreement pursuant to Section 7.1(b).

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment. Prior to the Effective Time, this Agreement may be amended with the mutual agreement of the Company Parties and the Parent Parties at any time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The Company Parties and the Parent Parties agree that they will execute an amendment to this Agreement to include any customary “Xerox” provisions to the extent a Debt Commitment Letter is delivered by Parent to the Company, as contemplated by Section 5.22, to the extent such amendment is requested by such Financing Source.

Section 8.2 Extension; Waiver. At any time prior to the Effective Time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained herein; or (d) waive the satisfaction of any of the conditions contained herein. No extension or waiver by the Company shall require the approval of the Company’s shareholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.3 Non Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement, or in any instrument delivered pursuant to this Agreement, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 8.4 Entire Agreement; No Other Reps. This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement and the Company Disclosure Schedule constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing: (a) the Parent Parties acknowledge and agree that the Company Parties have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), and that no employee, agent, advisor or other Representative of the Company Parties has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, the Parent Parties acknowledge and agree that, except as expressly set forth in this Agreement (i) neither the Company Parties nor any of their Representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company Parties or their Affiliates furnished or made available to the Parent Parties and their Representatives, and (ii) neither the Company nor any other Person shall be subject to any Liability to the Parent Parties or any other Person resulting from the Company’s making available to the Parent Parties or Parent Parties’ use of such information, or any information, documents or material made available to the Parent Parties in any due diligence materials provided to the Parent Parties, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the Transactions; (c) without limiting the foregoing, except as expressly set forth in this Agreement, the Parent Parties acknowledge and agree that the Company Parties have not made and are not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to the Parent Parties, or otherwise regarding the future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company Parties or the future business and operations of the Company Parties; (d) the Company Parties acknowledge and agree that the Parent Parties have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, and that no Affiliate or Representative of the Parent Parties has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; and (e) without limiting the foregoing, the Company Parties acknowledge and agree that neither the Parent Parties nor any of their Representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Parent Parties or their Affiliates furnished or made available to the Company Parties and their Representatives except as expressly set forth in this Agreement, and neither the Parent nor any other Person shall be subject to any Liability to the Company Parties or any other Person resulting from Parent making available to the Company Parties or Company Parties’ use of such information, except as expressly set forth in this Agreement.

Section 8.5 Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of Law, except with respect to matters under the MGCL, the DE LLC Act, VRULPA and VLLCA relating to the Mergers, which shall be governed by the Laws of the States of Maryland and Virginia. Each of the parties hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”) for any litigation arising out of this Agreement and the Transactions (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in a Chosen Court and agree not to plead or claim in a Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding in the courts of the State of Maryland to the Maryland Court’s Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or Order of a Chosen Court as provided by Law. Each of the parties agrees, that service of process may be made on such party by prepaid certified mail in the manner provided in Section 8.7 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Maryland. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT

ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

Section 8.6 Assignability; Parties in Interest.

(a) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that the rights, interests and obligations of Merger Sub or Merger OP may be assigned to another direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub or Merger OP of any of its obligations under this Agreement, provided, further, that from and after the Closing Date, the Parent Parties or any of their subsidiaries may, without consent, pledge any of their respective rights, but not their obligations, under this Agreement, as security to any Financing Sources or any agent for such Financing Sources. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

(b) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to or shall confer on any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for: (i) if the Mergers occur, (A) the rights of the equityholders of the Company and the Operating Partnership to the applicable Merger Consideration pursuant to Section 2.7, and (B) the right of the holders of Company Restricted Shares to receive the applicable treatment pursuant to Section 2.8, in each case, following the Effective Time in accordance with the terms of this Agreement and (ii) the provisions set forth in Section 5.9 of this Agreement with respect to the Persons referred to therein.

Section 8.7 Notices. Any notices, requests, claims, consents, demands and other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and delivered (a) in person, (b) by electronic mail (provided that any such electronic mail notice must contain the following “all caps” notation in the subject line: “MERGER AGREEMENT OFFICE NOTICE” in order to be effective) or (c) sent by prepaid overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

if to the Parent Parties, the Surviving Entity or Surviving Partnership, to:

c/o Highland Capital Management
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention:	Matt R. McGraner
Brian Mitts
E-Mail:	MMcGraner@hcmlp.com
BMitts@NexPointSecurities.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, Texas 75201
Attention:	Charles T. Haag
E-Mail:	chaag@winston.com

if to the Company Parties (prior to the Company Merger) to:

Condor Hospitality Trust, Inc.
4800 Montgomery Lane, Suite 220
Bethesda, Maryland 20814
Attention:	J. William Blackham
E-mail:	bblackham@trustcondor.com

with copies (which shall not constitute notice) to:

McGrath North Mullin & Kratz, PC LLO
1601 Dodge Street, Suite 3700
Omaha, Nebraska 68102
Attention:	Guy Lawson
Email:	glawson@mcgrathnorth.com

All notices, requests, claims, consents, demands and other communications under this Agreement shall be deemed duly given (i) if delivered in person, on the date delivered, (ii) if sent by electronic mail, on the same day it was received if received no later than 5:00 p.m. (Eastern Time) on a Business Day (if received after 5:00 p.m. (Eastern Time) on a Business Day or on a non-Business Day, such electronic mail notice shall be deemed to have been received at 9:00 a.m. (Eastern Time) on the next Business Day) or (iii) if sent by prepaid overnight courier, on the next Business Day (providing proof of delivery). For the avoidance of doubt, counsel for a party may send notices, requests, claims, consents demands or other communications on behalf of such party.

Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.8 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 8.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”)) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 8.10 Obligation of Parent. Parent shall cause Merger Sub and Merger OP to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub and Merger OP in accordance with the terms of this Agreement, the Mergers, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub and Merger OP of each of their respective covenants, obligations and undertakings required to be performed by Merger Sub and Merger OP under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub and Merger OP shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.10 to “Merger Sub” shall also include the Surviving Entity following the Effective Time and references in this Section 8.10 to “Merger OP” shall also include the Surviving Partnership following the Effective Time.

Section 8.11 Specific Performance.

(a) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such parties in accordance with their specific terms or were otherwise breached, and that money damages (even if available) would not be an adequate remedy for any such harm. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to above, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b) Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.4), each of the parties agree that the Company shall only be entitled to specific performance of the Parent Parties’ obligations to consummate the Merger and the Transactions contemplated by the Transaction Documents and cause the Equity Financing to be funded if, and only if, (i) all of the conditions in Article 6 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied); (ii) to the extent the Debt Commitment Letter is delivered to the Company as contemplated by Section 5.22, the Debt Financing will be funded at the Closing if the Equity Financing is funded at the Closing; and (iii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Debt Financing is funded, then the Company will cause the Closing to occur.

Section 8.12 Non-recourse. Except in the case of fraud, in no event will any Company Party seek or obtain, nor will it permit any of its Representatives to seek or obtain through or on behalf of the Company, nor will any

Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter) with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby, or the negotiation or execution hereof (including any breach by any Parent Party), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, other than from a Parent Party to the extent expressly provided for in this Agreement. Except in the case of fraud, in no event will any Parent Party seek or obtain, nor will they permit any of their Representatives or to seek or obtain through or on behalf of any Parent Party, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any former, current or future director, officer, employee, manager, member, partner, stockholder, agent, Affiliate or other Representative of the Company or any of its Subsidiary (each such Person, other than the Company or a Subsidiary of the Company, a “Non-Recourse Company Party”) with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, or the negotiation or execution hereof (including any breach by the Company or any of its Subsidiary), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, other than from the Company or its Subsidiary to the extent expressly provided for in this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

NHT OPERATING PARTNERSHIP, LLC, a Delaware limited liability company

By: NHT OPERATING PARTNERSHIP GP, LLC, its manager

	By:	/s/ Neil Labatte
Name: Neil Labatte
Title: Sole Member

NHT REIT MERGER SUB, LLC

By:		/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer and Secretary

NHT OPERATING PARTNERSHIP II, LLC

By:		/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer and Secretary

CONDOR HOSPITALITY TRUST, INC.

By:		/s/ J. William Blackham
Name: J. William Blackham
Title: President

CONDOR HOSPITALITY LIMITED PARTNERSHIP

By:		Condor Hospitality REIT Trust, its General Partner

By:		/s/ J. William Blackham
Name: J. William Blackham
Title: President

[Signature Page to Merger Agreement]

ANNEX B

CONFIDENTIAL

July 19, 2019

Board of Directors of

Condor Hospitality Trust, Inc.

4800 Montgomery Lane, Suite 220

Bethesda, MD 20814

Ladies and Gentlemen:

The Board of Directors of Condor Hospitality Trust, Inc. (“Condor”) has requested our opinion as to the fairness, from a financial point of view, to the unaffiliated holders (as defined below) of common shares of Condor, of the consideration to be paid to these holders pursuant to the Agreement and Plan of Merger dated July 19, 2019 (the “Merger Agreement”) to be entered into among NHT Operating Partnership, LLC, a Delaware limited liability company (“Parent”), NHT REIT Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), NHT Operating Partnership II, LLC, a Virginia limited liability company (“Merger OP”), Condor and Condor Hospitality Limited Partnership, a Virginia limited partnership and the operating partnership of Condor (the “Operating Partnership”). As used in this opinion, “unaffiliated holders” means the holders of Condor common shares other than affiliates of Condor, Parent or affiliates of Parent.

Pursuant to the Merger Agreement (i) Merger Sub will be merged with and into Condor, with Condor being the surviving company (the “REIT Merger”), and each share of common stock, $0.01 par value per share, of Condor (the “Common Stock”), issued and outstanding immediately prior to the REIT Merger, will be converted into the right to receive $11.10 in cash per share (the “Common Merger Consideration”), and each share of Series E Cumulative Convertible Preferred Stock, $0.01 par value per share, of Condor (the “Series E Preferred Shares”) issued and outstanding immediately prior to the REIT Merger, will be converted into the right to receive $10.00 in cash per share, without interest; and (ii) Merger OP will be merged with and into the Operating Partnership, with Merger OP being the surviving entity (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), and each common unit of the Operating Partnership (excluding such units held by Condor Hospitality REIT Trust, the general partner of the Operating Partnership) issued and outstanding immediately prior to the Partnership Merger (the “OP Units”) will be converted into the right to receive $0.21346 in cash per share. We are not providing any opinion with regard to the consideration paid to the holders of Series E Preferred Shares or in connection with the Partnership Merger. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

KeyBanc Capital Markets Inc. (“KBCM”), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft copy of the Merger Agreement dated July 16, 2019, which we understand to be in substantially final form; (ii) certain publicly available information concerning Condor, including, but not limited to, its Annual Reports on Form 10-K for the year ended December 31, 2018 and its quarterly report for the quarter ended March 31, 2019, in each case filed with the Securities and Exchange Commission; (iii) certain

Board of Directors of

Condor Hospitality Trust, Inc.

July 19, 2019

other internal information, primarily financial in nature, concerning the business and operations of Condor furnished to us by Condor for purposes of our analysis; (iv) certain publicly available information with respect to certain other companies that we believe to be comparable to Condor; and (v) certain publicly available information and other information known to us concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of Condor to discuss the business, financial condition, operations and prospects of Condor, as well as other matters we believed relevant to our inquiry, and participated in discussions and negotiations among representatives of Condor and Parent and their legal advisors. We have also performed such other financial studies and analyses and considered such other data and information as we deemed appropriate.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with us or publicly available and have further relied upon the assurances of the management of Condor that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. We have also assumed that the representations and warranties of each of the parties to the Merger Agreement are and will be true and correct in all respects material to our analysis. We have not been engaged to, and have not independently attempted to, verify any of such information or its accuracy or completeness. We have also relied upon the management of Condor as to the reasonableness and achievability of the financial forecast (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such forecast was reasonably prepared on bases that reflect the best currently available estimates and judgments of the management of Condor of the future financial performance of Condor and other matters covered thereby. We have not been engaged to assess the reasonableness or achievability of such forecast or the assumptions on which it was based, and we express no view as to such forecast or assumptions. In addition, we have not conducted a physical inspection, valuation or appraisal of any of the assets (including properties or facilities) or liabilities of Condor. We are also not expressing any view or opinion with respect to, and, at your direction, we have relied upon, the assessments of representatives of Condor regarding legal, regulatory, accounting, tax and similar matters relating to Condor or the Mergers, as to which matters we understand that Condor obtained such advice as it deemed necessary from qualified advisors and professionals. We have also assumed that all governmental, regulatory or other consents, releases and approvals necessary for the consummation of the Mergers will be obtained without any adverse effect on Condor or the Mergers that would be meaningful to our analysis.

We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Mergers. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the draft that we have examined, and that the conditions to the Mergers as set forth in the Merger Agreement will be satisfied and that the Mergers will be consummated on a timely basis on the terms set forth in the Merger Agreement without waiver, modification or amendment of any term or condition that would be meaningful to our analysis.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available to us as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be paid to the unaffiliated holders of common shares of Condor pursuant to the Merger Agreement and does not address Condor’s underlying business decision to engage in the Mergers or any other terms of the Mergers, including the merger consideration paid in the Partnership Merger, or the fairness of the Mergers, or any consideration paid in connection therewith, to any preferred shareholders of Condor, preferred unitholders of the Operating Partnership or creditors or other constituencies of Condor. In addition, we do not express any opinion as to (i) the fairness of the Mergers or (ii) the amount or the nature of the compensation now

Board of Directors of

Condor Hospitality Trust, Inc.

July 19, 2019

paid or to be paid, in each case, to any of the directors, officers or employees of Condor, or class of such persons, relative to the consideration to be paid to public shareholders of Condor. We have not evaluated nor do we express any opinion on the solvency or viability of the parties to the Merger Agreement or their respective affiliates or the ability of such parties to pay their respective obligations when they come due. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion. This opinion has been approved by a fairness committee of KBCM.

We have acted as financial advisor to Condor in connection with the Mergers and will receive from Condor a fee for our services, a significant portion of which is contingent upon the consummation of the Mergers (the “Transaction Fee”). In addition, Condor has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances for certain liabilities that may arise out of our engagement. We also will receive a fee in connection with the delivery of this opinion, which fee will be credited against any Transaction Fee earned. We have acted as a lead underwriter on a follow-on equity transaction priced by Condor in March 2017 and as sales agent for Condor’s equity issuances through its at-the-market equity program beginning in September 2017, for which we have received fees in the aggregate amount of approximately $0.9 million. In addition, we have acted as joint lead arranger and KeyBank National Association (“KeyBank”), an affiliate of KBCM, has acted as agent and lender in connection with the credit agreement entered into in March 2017 among the Operating Partnership as borrower and the other parties party thereto, for which we and KeyBank received fees in the aggregate amount of approximately $1.1 million. KeyBank and its affiliates have also previously provided commercial lending, mortgage banking and derivatives services to Parent and its affiliates, and have received compensation in the aggregate amount of approximately $21.0 million from January 1, 2017 through June 30, 2019 (consisting of $5.2 million in 2017, $15.0 million in 2018 and $0.9 million in the first six months of 2019). KeyBank is in discussions to provide acquisition financing to Parent in connection with the Mergers, for which we estimate it will receive revenues of between $1.5 million and $2.2 million. In the ordinary course of our businesses, we and our affiliates, employees of us and our affiliates, and funds or other entities that such persons manage or invest in or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Condor or Parent or any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Mergers, in each case for our own account or for the accounts of customers. We may in the future provide financial advisory, commercial banking and/or underwriting services to Condor, Parent or their respective affiliates for which we may receive compensation.

It is understood that this opinion was prepared for the use of the Condor Board of Directors in connection with and for the purpose of their evaluation of the proposed Mergers. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Condor as to how such stockholder should vote with respect to the Mergers or any other matter.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Common Merger Consideration to be paid to the unaffiliated holders of common shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ KeyBanc Capital Markets Inc.

KEYBANC CAPITAL MARKETS INC.

ANNEX C

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of July [●], 2019 (this “Agreement”), is made by and among NHT Operating Partnership, LLC, a Delaware limited liability company (“Parent”), NHT REIT Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), NHT Operating Partnership II, LLC, a Virginia limited liability company (“Merger OP” and, together with Parent and Merger Sub, the “Parent Parties”), and the undersigned stockholder (the “Stockholder”) of Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Parent Parties, the Company and Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Company Parties”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which, among other things, provides for (i) the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Company Merger”) and (ii) the merger of Merger OP with and into the Operating Partnership, with Merger OP continuing as the surviving entity (the “Partnership Merger” and, together with the Company Merger, the “Mergers”);

WHEREAS, as a condition and an inducement to the Parent Parties’ willingness to enter into the Merger Agreement, the Parent Parties have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement with respect to (i) all common stock, par value $0.01 per share, of the Company (the “Company Common Shares”), (ii) all 6.25% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Company Series E Preferred Shares”) and (iii) all common limited partnership units of the Operating Partnership (the “Partnership Common Units”) under the Partnership Agreement (as defined in the Merger Agreement), in each case that the Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or owns of record;

WHEREAS, the Stockholder is the beneficial or record owner, and has either sole or shared voting power over, such number of shares of the Company Common Shares, Company Series E Preferred Shares and Partnership Common Units, if any, as is indicated opposite the Stockholder’s name on Schedule A attached hereto; and

WHEREAS, Parent desires that the Stockholder agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below), and to vote its Subject Securities to approve and adopt the Merger Agreement and the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof, (iii) such date and time within 30 days following the date of the Merger Agreement as the Board makes a Change in

Recommendation pursuant to Section 5.2(e)(ii) of the Merger Agreement, (iv) the termination of this Agreement by mutual written consent of the parties hereto or (v) the date of any amendment, waiver or modification of the Merger Agreement without the Stockholder’s prior written consent that has the effect of (a) decreasing the Merger Consideration, (b) changing the form of Merger Consideration (in the case of each of subclauses (a) and (b), payable to the stockholders of the Company pursuant to the Merger Agreement in effect on the date of this Agreement), (c) to extend the End Date (except as contemplated by Section 7.4 of the Merger Agreement), or (d) to impose any material restrictions or additional material conditions on the consummation of the Mergers or the payment of the Merger Consideration or otherwise in a manner material and adverse to this Stockholder (except for amendments contemplated by the last sentence of Section 8.1 of the Merger Agreement).

“Permitted Transfer” shall mean, in each case, with respect to the Stockholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) the Stockholder is and at all times has been in compliance with this Agreement, any Transfer of Subject Securities by the Stockholder (x) to an Affiliate of the Stockholder or (y) to any member of the Stockholder’s or Affiliate’s immediate family, or to a trust for the benefit of the Stockholder or Affiliate or any member of the Stockholder’s or Affiliate’s immediate family, so long as such Affiliate or other permitted transferee (if applicable), in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate or other permitted transferee (if applicable) agrees to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder and otherwise become a party for all purposes of this Agreement; provided, that no such Transfer shall relieve the Stockholder from its obligations under this Agreement, other than with respect to the Company Common Shares, the Company Series E Preferred Shares or the Partnership Common Units transferred in accordance with the foregoing provision.

“Subject Securities” shall mean, collectively, the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units and any New Company Shares and New Partnership Units.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or interest in any Subject Securities, including, without limitation, a redemption by the Stockholder of the Partnership Common Units for cash pursuant to Section 8.05 of the Partnership Agreement, but excluding, for the avoidance of doubt, entry into this Agreement.

2. Agreement to Retain the Subject Securities.

2.1 Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, hereafter until the Expiration Date, the Stockholder agrees, with respect to any Subject Securities owned beneficially or of record by the Stockholder, not to (i) Transfer any such Subject Securities, or (ii) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2 Additional Purchases. The Stockholder agrees that any Company Common Shares, Company Series E Preferred Shares and other capital shares of the Company that the Stockholder purchases or otherwise acquires or with respect to which the Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Company Shares”) and any Partnership Common Units or other partnership interests of the Operating Partnership that the Stockholder purchases or otherwise acquires or with respect to which the Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Partnership Units”) shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Company Common Shares, the Company Series E Preferred Shares or the Partnership Common Units, as applicable.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio.

3. Agreement to Vote and Approve.

3.1 Company Common Shares and Company Series E Preferred Shares. Hereafter until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, the Stockholder shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote 100% of the Company Common Shares, the Company Series E Preferred Shares and any New Company Shares owned beneficially or of record by the Stockholder: (i) in favor of the approval of the Company Merger; (ii) in favor of the approval and adoption of the Merger Agreement; (iii) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval of the Merger Agreement; and (iv) against (a) any Acquisition Proposal (including a Superior Proposal) for the Company, (b) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article 6 of the Merger Agreement not being fulfilled, and (c) any action which would reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement. For the avoidance of doubt, until the Expiration Date, the Stockholder shall vote in favor of the Company Merger even in the event the Board makes a Change in Recommendation.

3.2 Partnership Common Units. Hereafter until the Expiration Date, on every action or approval by written consent of the partners of the Operating Partnership with respect to any of the following matters, whether contemplated now or at any time prior to the Expiration Date, and at every meeting of the partners of the Operating Partnership called with respect to any of the following matters, and at every adjournment or postponement thereof, the Stockholder shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote the Partnership Common Units and any New Partnership Units: (i) in favor of the approval of the Partnership Merger; (ii) in favor of any amendment to the Partnership Agreement proposed to facilitate the Partnership Merger or the other transactions contemplated by the Merger Agreement; and (iii) against (a) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article 6 of the Merger Agreement not being fulfilled, (b) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article 6 of the Merger Agreement not being fulfilled and (c) any action which would reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement.

4. Irrevocable Proxy. By execution of this Agreement, the Stockholder does hereby appoint and constitute Parent, and any one or more other individuals designated by Parent, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Stockholder’s rights with respect to the Subject Securities owned beneficially or of record by the Stockholder, to vote such Subject Securities solely with respect to the matters set forth in Section 3 hereof. The Stockholder shall retain the authority to vote its Subject Securities in its discretion on all other matters. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date (at which time this proxy shall automatically be revoked) for all purposes and hereby revokes any proxy previously granted by the Stockholder with respect to its Subject Securities. The Stockholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.

5. Action of Governmental Entity. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder or its Affiliates from

(a) consummating the transactions contemplated by the Merger Agreement or (b) taking any action pursuant to Section 3 or Section 4 hereof, then the obligations of the Stockholder set forth in Section 3 and the irrevocable proxy and power of attorney in Section 4 shall be of no force and effect for so long as such order is in effect.

6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Parent Parties as follows:

6.1 Due Authority. The Stockholder has the legal capacity and power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4 hereof. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming proper execution and delivery by the Parent Parties, constitutes a valid and binding agreement of the Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

6.2 Ownership of the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units. As of the date hereof, the Stockholder (i) is the beneficial or record owner of the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units indicated on Schedule A hereto opposite the Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement, as disclosed on Schedule A or as would not reasonably be expected to prevent the Stockholder from performing its obligations under this Agreement, and (ii) has either sole or shared voting power over all of the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units beneficially owned by the Stockholder. As of the date hereof, the Stockholder does not own, beneficially or of record, any capital stock or other equity interests of the Company or the Operating Partnership other than the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units set forth on Schedule A opposite the Stockholder’s name. As of the date hereof, the Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock of equity interests of the Company or the Operating Partnership except as set forth on Schedule A opposite the Stockholder’s name.

6.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of the obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to the Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Common Shares, the Company Series E Preferred Shares or the Partnership Common Units owned beneficially or of record by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder is bound which would reasonably be expected to materially and adversely affect the Stockholder’s ability to perform its obligations hereunder.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder.

6.4 Absence of Litigation. There is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its Affiliates or any of their respective properties or assets (including the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units owned beneficially or of record by the Stockholder) at Law or in equity that would reasonably be expected to materially and adversely affect the Stockholder’s ability to perform its obligations hereunder.

7. Further Assurances. From time to time, at the request of Parent and without further consideration, the Stockholder shall take such further action as may reasonably be requested by Parent to carry out the intent of this Agreement.

8. Termination. This Agreement shall terminate and shall have no further force or effect immediately following the Expiration Date.

9. Notice of Certain Events. The Stockholder shall notify Parent promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholder under this Agreement and (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 9 shall not limit or otherwise affect the remedies available to any party.

10. Dissenter’s Rights. The Stockholder hereby unconditionally and irrevocably waives, and agrees to prevent the execution of, any rights of appraisal and dissenters’ rights relating to the Company Merger that the Stockholder may have directly or indirectly by virtue of the ownership of the Subject Securities.

11. Miscellaneous.

11.1 Notices. Any notice, request, claim, demand and other communications hereunder shall be in writing, shall be deemed to have been given (i) upon confirmation of successful transmission if sent by facsimile transmission or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail on any Business Day after 5:00 p.m. (Eastern time) shall be deemed to have been received at 9:00 a.m. (Eastern time) on the next Business Day), or (ii) upon receipt by the receiving party if sent by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and shall be addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.1):

if to the Parent Parties:

NHT Operating Partnership, LLC

300 Crescent Court, Suite 700

Dallas, TX 75201

Attention: Brian Mitts

Email: bmitts@nexpointsecurities.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: Charlie Haag

Email: chaag@winston.com

if to the Stockholder:

To the address for notice set forth on the last page hereof.

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

11.2 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.3 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The Company and the Operating Partnership shall be express third party beneficiaries of the agreements of the Stockholder contained in this Agreement.

11.4 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

11.5 Entire Agreement. This Agreement (including the exhibits, schedules, annexes and appendices hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

11.6 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

11.7 Counterparts. This Agreement may be executed and delivered (including by facsimile or .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”)) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

11.8 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the actions of Parent or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

11.9 Consent to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the District of Maryland, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court located in the State of Maryland.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 11.9 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than any United States federal court located in the State of Maryland or any Maryland state court. Each of Parent and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

11.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

11.11 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed and delivered by all parties thereto, and (ii) this Agreement is executed and delivered by all parties hereto.

11.12 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

11.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Mergers are consummated.

11.14 Action in Stockholder Capacity Only. No Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director, trustee, officer or fiduciary of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director, trustee, officer or fiduciary of the Company. The parties acknowledge and agree that this Agreement is entered into by the Stockholder solely in its capacity as the beneficial owner or record holder of Company Common Shares, Company Series E Preferred Shares or Partnership Common Units and nothing in this Agreement shall restrict, limit or affect (or require the Stockholder to attempt to restrict, limit or affect) in any respect any actions taken by the Stockholder or its designees or Representatives who are a director, trustee, officer or fiduciary of the Company in its capacity as a director, trustee, officer or fiduciary of the Company. Neither the Stockholder nor any of its designees or Representatives shall have any liability under this Agreement as a result of any action or inaction by the Stockholder or its designees or Representatives acting in its capacity as an officer, trustee, director or fiduciary of the Company, it being understood that any action taken (or failure to take action) by the Stockholder or its designees or Representatives in such capacity to approve a Change in Recommendation shall have no effect on the obligations of the Stockholder under this Agreement as the record holder or beneficial owner of Subject Securities if this Agreement has not been validly terminated in accordance with its terms. For the avoidance of doubt, nothing in this Section 11.14 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

11.15 Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holdings of the Company Common Shares, the Company Series E Preferred Shares and the Partnership Common Units, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Mergers or any other transaction contemplated by the Merger Agreement; provided, that counsel to the Stockholder shall have a reasonable opportunity to review and provide comments on any such press release or other disclosure document (which comments Parent and the Company shall consider in good faith). As promptly as practicable, the Stockholder shall notify Parent of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent the Stockholder becomes aware that any have become false or misleading in any material respect.

11.16 Additional Agreements.

(a) Section 6(c)(vi) of the Articles Supplementary of the Company governing the Company Series E Preferred Shares provides that the Company shall not agree or commit to merge the Company without the consent of the holders of not less than 75% of the outstanding Company Series E Preferred Shares. The Stockholder acknowledges and agrees that the execution and delivery of this Agreement by the Stockholder shall be deemed consent by the Stockholder, in its capacity as holder of Company Series E Preferred Shares, to the Company’s execution and delivery of the Merger Agreement pursuant to which the Company agreed and committed to merge the Company (in each case, subject to the Company Shareholder Approval).

(b) The Stockholder acknowledges and agrees that (i) pursuant to Section 5.1(b) of the Merger Agreement, the Company is restricted from paying dividends on the Subject Securities (subject to any permitted dividends under Section 7.4 of the Merger Agreement), and (ii) unless the Merger Agreement is terminated, from and after the date hereof, the Stockholder waives the right to receive the dividends contemplated under Section 4 of the Articles Supplementary governing the Company Series E Preferred Shares other than with respect to any dividends that are declared by the Company pursuant Section 7.4 of the Merger Agreement over which the Company Series E Preferred Shares will have priority of payment as contemplated by the Articles Supplementary governing the Company Series E Preferred Shares; provided, that if this Agreement is terminated, then such waiver shall be of no effect and such dividends shall have continued to accrue from the date hereof through the date of such termination.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

NHT OPERATING PARTNERSHIP, LLC a Delaware limited liability company

By: NHT OPERATING PARTNERSHIP GP, LLC, its manager

By:
Name: Neil Labatte
Title: Sole Member

NHT REIT MERGER SUB, LLC, a Delaware limited liability company

By:
Name: Brian Mitts
Title: Chief Financial Officer and Secretary

NHT OPERATING PARTNERSHIP II, LLC a Virginia limited liability company

By:
Name: Brian Mitts
Title: Chief Financial Officer and Secretary

STOCKHOLDER:

[Name]

Stockholder’s Address for Notice:

Schedule A

Name	Company Common Shares	Company Series E Preferred Shares	Partnership Common Units	Company Restricted Shares (Unvested)
[Stockholder]

ANNEX D

Part 7.4 of Company Disclosure

Calculation of AFFO for Calendar Month Preceding Extension Period Exercise

FFO below is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets. AFFO is FFO attributable to common shares and common units adjusted to exclude the indicated items not representative of the results from Company core operations. AFFO shall be calculated consistent with past practice as reported publicly by the Company in the prior 12 months and adjusted to exclude Requested Repairs (limited as provided below). The Company shall operate its business and incur and report revenue, expenses and other matters in good faith in a manner consistent with past practice so as not to accelerate or delay achievement of AFFO in any month.

Preceding Month (and Period from July 1, 2019 through end of Preceding Month)
Net Earnings (GAAP) (+)	$
Depreciation and amortization expense (+)	$
Depreciation and amortization expense from Atlanta JV (+)	$
Net (gain) loss on disposition of assets (+/-)	$
FFO Total	$
Dividends accrued on preferred stock (month portion) (-)	$
Net loss (gain) on derivative and convertible debt (+/-)	$
Net gain (loss) on derivative from Atlanta JV (+/-)	$
Acquisition and terminated transaction, and Requested Repairs[1] expense (+)	$
Stock-based compensation expense (+)	$
Amortization deferred financing fees (+)	$
Amortization of deferred financing fees from Atlanta JV	$
AFFO Total	$

Permitted month common stock dividend pursuant to Section 7.4 total may not exceed the lesser of (a) the Preceding Month AFFO and (b) $0.065 per Common Share. For purposes of the above, any expenses that are prepaid or paid in a month that would not normally be paid shall be allocated to the actual month such expenses relate to, the intent being that no such payment will accelerate or delay achievement of AFFO.

[1]

For Requested Repairs, only to the extent expensed, not for amounts capitalized, those will not be an add-back. Further, the maximum aggregate amount of such expense that may be used as an adjustment between September 1, 2019 and November 30, 2019 is $117,000.

PROXY

CONDOR HOSPITALITY TRUST, INC.

4800 Montgomery Lane, Suite 220, Bethesda, MD 20814

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and Daphne Dufresne, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of 6.25% Series E Cumulative Convertible Preferred Stock of Condor Hospitality Trust, Inc. held of record by the undersigned on August 26, 2019, at the special meeting of shareholders to be held on September 23, 2019 or any adjournment thereof.

(Please date and SIGN on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://condorhospitality.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To consider and vote on a proposal to adopt and approve the Merger Agreement, dated as of July 19, 2019 by and among Condor Hospitality Trust, Inc. (the “Company”), Condor Hospitality Limited Partnership, NHT Operating Partnership LLC, NHT REIT Merger Sub, LLC (the “Merger Sub”) and NHT Operating Partnership II, LLC, as it may be amended from time to time, and the transactions contemplated by the Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company, as more particularly described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 23, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://condorhospitality.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To consider and vote on a proposal to adopt and approve the Merger Agreement, dated as of July 19, 2019 by and among Condor Hospitality Trust, Inc. (the “Company”), Condor Hospitality Limited Partnership, NHT Operating Partnership LLC, NHT REIT Merger Sub, LLC (the “Merger Sub”) and NHT Operating Partnership II, LLC, as it may be amended from time to time, and the transactions contemplated by the Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company, as more particularly described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

CONDOR HOSPITALITY TRUST, INC.

4800 Montgomery Lane, Suite 220, Bethesda, MD 20814

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and Daphne Dufresne, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Condor Hospitality Trust, Inc. held of record by the undersigned on August 26, 2019, at the special meeting of shareholders to be held on September 23, 2019 or any adjournment thereof.

(Please date and SIGN on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://condorhospitality.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To consider and vote on a proposal to adopt and approve the Merger Agreement, dated as of July 19, 2019 by and among the Condor Hospitality Trust, Inc. (the “Company”), Condor Hospitality Limited Partnership, NHT Operating Partnership LLC, NHT REIT Merger Sub, LLC (the “Merger Sub”) and NHT Operating Partnership II, LLC, as it may be amended from time to time, and the transactions contemplated by the Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the “Company merger”), as more particularly described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the Company merger, as more fully described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including, without limitation, the Company merger, as more particularly described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 23, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://condorhospitality.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To consider and vote on a proposal to adopt and approve the Merger Agreement, dated as of July 19, 2019 by and among the Condor Hospitality Trust, Inc. (the “Company”), Condor Hospitality Limited Partnership, NHT Operating Partnership LLC, NHT REIT Merger Sub, LLC (the “Merger Sub”) and NHT Operating Partnership II, LLC, as it may be amended from time to time, and the transactions contemplated by the Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the “Company merger”), as more particularly described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the Company merger, as more fully described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including, without limitation, the Company merger, as more particularly described in the proxy statement.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.